PROSPECTUS SUPPLEMENT
(To Prospectus dated July 7, 1999)

              Structured Asset Trust Unit Repackagings (SATURNS)SM
                     JP Morgan Chase Capital Security Backed
                                  Series 2002-6

                                   $57,000,000
                   2,280,000 of 7.125% Class A Callable Units
                        ($25 Unit Principal Balance each)
                           MSDW Structured Asset Corp.
                                    Depositor

Consider carefully the risk factors beginning on page S-9 in this Prospectus Supplement and on page 3 in the Prospectus.

The Class A Units and Class B Units represent obligations of the Trust only and do not represent an interest in or obligation of any other entity.

The Trust will own $57,000,000 (by aggregate liquidation amount) of 7.95% trust preferred capital securities due February 1, 2027 issued by JPM Capital Trust II and guaranteed by J.P. Morgan Chase & Co.

SATURNS Trust No. 2002-6 will issue Class A Units and Class B Units. Only the Class A Units are being offered by this Prospectus Supplement and the accompanying Prospectus.

     o    Interest will accrue on the Class A Units at a rate equal to 7.125%.

Neither the Securities and Exchange Commission nor any state securities commission has approved these Units or determined that this Prospectus Supplement or the Prospectus is accurate or complete. Any representation to the contrary is a criminal offense.

The Depositor has applied to list the Class A Units on the New York Stock Exchange ("NYSE"). Trading on the NYSE is expected to begin within 30 days after the completion of this offering.

This Prospectus Supplement may be used to offer and sell the Class A Units only if accompanied by the Prospectus. Both the Prospectus and the Prospectus Supplement provide information about the Class A Units. The Prospectus provides general information. This Prospectus Supplement describes the specific terms of the Class A Units. The specific terms of the Class A Units described in this Prospectus Supplement qualify any related general discussion in the accompanying Prospectus.

The Underwriter will purchase the Class A Units from the Trust. The Underwriter will then sell the Class A Units in negotiated transactions at varying prices at the time of sale. Proceeds from the Class A Units are expected to total $57,000,000 less an underwriting discount of 3.15%. The Class A Units will be delivered in book entry form through The Depository Trust Company and its participating members on or about June 19, 2002.

                                 MORGAN STANLEY

June 14, 2002

                                     SUMMARY

         Below is a concise summary of the principal terms of the Class A Units. As a summary, it does not contain all of the information that may be important to you. A detailed description of the Class A Units follows this summary.

Class A Units     ..........................Only the Class A Units are offered hereby. The Class A Units will be
                                            denominated in United States dollars
                                            (the "Specified Currency"). The
                                            total principal amount of Class A
                                            Units being offered hereby is
                                            $57,000,000 (the "Initial Unit
                                            Principal Balance").

                                            The Class A Units will be issued in
                                            book-entry records of the Depository
                                            Trust Company in minimum
                                            denominations of $25.

                                            The Class A Units are expected to
                                            trade flat. This means that any
                                            accrued and unpaid interest on the
                                            Class A Units will be reflected in
                                            the trading price, and purchasers
                                            will not pay and sellers will not
                                            receive any accrued and unpaid
                                            interest on the Class A Units not
                                            included in the trading price.

                                            The Class A Units may be redeemed at
                                            any time and from time to time. A
                                            redemption of Class A Units will
                                            result from a redemption by the
                                            Security Issuer of Securities held
                                            by the Trust or the exercise by the
                                            Swap Counterparty of its call rights
                                            under the Swap Agreement. You will
                                            not be entitled to any premium or
                                            other additional amounts in
                                            connection with any call or
                                            redemption of the Securities or
                                            Class A Units.

                                            Interest on the Class A Units will
                                            be deferred if distributions with
                                            respect to the Securities are
                                            deferred. The Security Issuer may
                                            defer interest or commence an
                                            Extension Period for up to 10
                                            consecutive semi-annual payment
                                            dates on the Securities. No
                                            Extension Period or period of
                                            deferral may extend beyond the
                                            stated maturity of the Securities.
                                            See "Description of Trust Property".

                                            The right of the Class A Units to
                                            interest is pari passu with the
                                            right of the Class B Units to
                                            interest.

Other Units       ..........................There will also be a class of
                                            interest-only units or Strip Units
                                            that are not offered hereby
                                            designated as the Class B Units. The
                                            Class B Units will have an aggregate
                                            Notional Amount equal to the
                                            aggregate Unit Principal Balance.
                                            The Class B Units will accrue
                                            interest on their Notional Amount at
                                            the rate of 0.798% per annum
                                            (subject to appropriate adjustment
                                            for any Extension Period for the
                                            Securities) payable on each
                                            Distribution Date.

                                            The right of the Class B Units to
                                            interest is pari passu with the
                                            right of the Class A Units to
                                            interest.

Depositor         ..........................MSDW Structured Asset Corp.

The Trustee       ..........................LaSalle Bank National Association

The Trust         ..........................SATURNS Trust No. 2002-6. The Trust
                                            will be formed under a Trust
                                            Agreement between the Depositor and
                                            the Trustee.

Securities        ..........................The Depositor will deposit into the
                                            Trust $57,000,000 (by aggregate
                                            liquidation amount) of 7.95% JPM
                                            Capital Trust II trust preferred
                                            capital securities due February 1,
                                            2027 (the "Securities"). The
                                            Securities have been purchased by
                                            the Depositor or its affiliates in
                                            the secondary market. Security
                                            Issuer has the right to redeem the
                                            Securities held by the Trust on not
                                            less than 30 and not more than 60
                                            days' notice if the Security
                                            Guarantor redeems the underlying
                                            Guarantor Debentures on or after
                                            February 1, 2007. The Security
                                            Issuer also has the right to redeem
                                            the Securities if a Tax Event,
                                            Capital Treatment Event or an
                                            Investment Company Event occurs, and
                                            if a maturity shortening will not
                                            cure such event, at any time within
                                            90 days of such event. The Guarantor
                                            Debentures may also be exchanged for
                                            the Securities upon certain events.
                                            See "Description of Trust Property"
                                            for a description of the terms of
                                            the Securities.

Guarantor Debentures........................The Security Issuer's only assets are the Security Guarantor's 7.95%
                                            Junior Subordinated Debentures due
                                            February 1, 2027 (the "Guarantor
                                            Debentures").

                                            The Guarantor Debentures may be
                                            distributed or exchanged for the
                                            Securities under certain
                                            circumstances, and if such
                                            distribution or exchange occurs, the
                                            Guarantor Debentures will be treated
                                            as the Securities for all purposes.

Security Issuer
and Security Guarantor......................The issuer of the Securities deposited into the Trust is JPM
                                            Capital Trust II. The Security
                                            Issuer is a wholly owned subsidiary
                                            of J.P. Morgan Chase & Co., as
                                            successor to J.P. Morgan & Co.
                                            Incorporated (the "Security
                                            Guarantor"). The Security Guarantor
                                            guarantees the obligations of the
                                            Security Issuer under the
                                            Securities. Neither the Security
                                            Issuer nor the Security Guarantor
                                            are participating in this offering
                                            and have no obligations under the
                                            Units. Information about Security
                                            Guarantor is available in its
                                            filings with the Commission.

                                            The Security Guarantor will be
                                            considered the "Security Issuer" for
                                            purposes of determining whether the
                                            Security Issuer is an Eligible
                                            Issuer and whether the Securities
                                            are Disqualified Securities.

Closing Date      ..........................On or about June 19, 2002 (the
                                            "Closing Date").

Interest and
Principal Distributions.....................Interest on the Class A Units will be distributed each February 1 and
                                            August 1 (each a "Distribution
                                            Date"), or the next succeeding
                                            Business Day if such day is not a
                                            Business Day, commencing August 1,
                                            2002. Except as described below, the
                                            interest rate for the Class A Units
                                            is 7.125% per annum (the "Interest
                                            Rate"). The Trust will pay interest
                                            to the holders of the Class A Units
                                            ("Unitholders") based on payments
                                            received by the Trust as a holder of
                                            the Securities (other than interest
                                            which accrued on the Securities
                                            prior to the Closing Date). Interest
                                            will accrue on the Class A Units on
                                            the basis of a 360 day year
                                            consisting of twelve 30 day months.

                                            The Security Issuer has the right to
                                            defer the payment of interest on the
                                            Securities. Any deferral of the
                                            payment of interest on the
                                            Securities in accordance with the
                                            Security Agreement will not require
                                            any payment by the Security
                                            Guarantor. During an Extension
                                            Period with respect to the
                                            Securities, interest will continue
                                            to accrue on the Unit Principal
                                            Balance at the interest rate on the
                                            Class A Units. Interest will accrue
                                            on any deferred interest on the
                                            Class A Units at the interest rate
                                            on the Class A Units.

                                            Principal on the Class A Units will
                                            be distributed on the final
                                            Distribution Date occurring February
                                            1, 2027 (the "Final Scheduled
                                            Distribution Date") or earlier in
                                            accordance with the terms of the
                                            Securities held by the Trust.
                                            Principal will also be distributed
                                            on any Class A Unit that is redeemed
                                            prior to the Final Scheduled
                                            Distribution Date. A proportional
                                            amount of Class A Units will be
                                            redeemed if the Security Issuer
                                            redeems any Securities held by the
                                            Trust or if the Swap Counterparty
                                            exercises its call rights under the
                                            Swap Agreement.

                                            If any payment with respect to the
                                            Securities held by the Trust is not
                                            received by the Trustee by 12 noon
                                            (New York City time) on a
                                            Distribution Date, the corresponding
                                            distribution on the Class A Units
                                            will not occur until the next
                                            Business Day that the Trust is in
                                            receipt of proceeds of such payment
                                            prior to 12 noon, with no adjustment
                                            to the amount distributed.

Maturity and Redemptions....................The Class A Units will have the same final maturity as the Securities. If
                                            the maturity of the Securities is
                                            shortened, the maturity of the Class
                                            A Units will likewise be shortened.

                                            A redemption of Securities will
                                            result in the redemption of a
                                            proportional amount of Class A
                                            Units. If any of the call rights
                                            under the Swap Agreement are
                                            exercised, a proportional amount of
                                            Class A Units will be redeemed.

                                            In the event of a partial exercise
                                            of the call rights under the Swap
                                            Agreement or in the event of a
                                            partial redemption of the
                                            Securities, the Trustee will
                                            randomly select Class A Units to be
                                            redeemed in full from the proceeds
                                            of the partial exercise of the
                                            rights under the Swap Agreement or
                                            partial redemption of the
                                            Securities.

Termination       ..........................A Trust Wind-Up Event will occur upon (i) redemption by the Security
                                            Issuer of all Securities held by the
                                            Trust, (ii) exercise of the call
                                            rights under the Swap Agreement as
                                            to all Securities held by the Trust,
                                            (iii) a Security Default, (iv)
                                            designation by the Swap Counterparty
                                            of an Early Termination Date under
                                            the Swap Agreement following an
                                            "Illegality" or "Tax Event" under
                                            the Swap Agreement, (v) the
                                            Securities becoming Disqualified
                                            Securities, or (vi) any Excess
                                            Expense Event (as defined in the
                                            Prospectus). The Trust will
                                            terminate in connection with any
                                            Trust Wind-Up Event.

                                            The Security Guarantor will be
                                            considered the "Security Issuer" for
                                            purposes of determining whether the
                                            Security Issuer is an Eligible
                                            Issuer and whether the Securities
                                            are Disqualified Securities.

                                            If a Trust Wind-Up Event occurs, any
                                            Securities held by the Trust will be
                                            liquidated (by delivery to the
                                            Security Issuer in the event of a
                                            redemption).

                                            If a Trust Wind-Up Event occurs due
                                            to a redemption of the Securities by
                                            the Security Issuer or exercise of
                                            the call rights under the Swap
                                            Agreement as to all Securities held
                                            by the Trust, (i) amounts received
                                            as accrued interest on the
                                            Securities will be applied to the
                                            Class A Units and the Class B Units
                                            pro rata in proportion to the amount
                                            of accrued interest outstanding on
                                            each such Class and (ii) amounts
                                            received as principal or par on the
                                            Securities will be applied to the
                                            Unit Principal Balance of the Class
                                            A Units up to 100% of the Unit
                                            Principal Balance of each Class A
                                            Unit. Remaining accrued interest
                                            will be applied to the expense
                                            administrator's fee. Any remaining
                                            amounts will be paid to the Swap
                                            Counterparty as a Swap Termination
                                            Payment under the Swap Agreement.

                                            If the Trust is terminated for any
                                            other reason, the proceeds of
                                            liquidation will be applied to
                                            redeem the Class A Units and the
                                            Class B Units. The Class A Units
                                            will have a claim on the proceeds of
                                            the liquidation equal to their
                                            aggregate Unit Principal Balance
                                            plus accrued interest. The Class B
                                            Units will have a claim on the
                                            proceeds of liquidation equal to the
                                            value calculated (x) by discounting
                                            each remaining scheduled payment at
                                            a rate of 7.95% (on the basis of a
                                            360 day consisting of twelve 30 day
                                            months) and adding (y) accrued
                                            interest. If the proceeds of the
                                            liquidation is less than the
                                            combined claim amounts of the Class
                                            A Units and the Class B Units, the
                                            proceeds will be distributed in
                                            proportion to the claim amounts of
                                            the Class A Units and the Class B
                                            Units in full satisfaction of the
                                            claims of the Units. If the proceeds
                                            of liquidation exceed the claims of
                                            the Class A Units and the Class B
                                            Units, the excess will be paid to
                                            the Swap Counterparty as a Swap
                                            Termination Payment under the Swap
                                            Agreement.

                                            The Trust will not participate in
                                            any self-tender by the Security
                                            Issuer for the Securities and the
                                            Trustee will not accept any
                                            instructions to the contrary from
                                            the Unitholders.

Additional Issuance.........................The Depositor may deposit additional
                                            Securities and the Trust may issue
                                            additional Units in minimum amounts
                                            of $250,000 (with respect to the
                                            Class A Units issued) at any time.

Swap Agreement..............................Morgan Stanley & Co. International
                                            Limited ("MSIL") will act as the
                                            initial Swap Counterparty and enter
                                            into a call option transaction with
                                            the Trust. MSIL may assign its
                                            rights under the Swap Agreement in
                                            whole or in part at any time. The
                                            call rights under the Swap Agreement
                                            expire February 1, 2024.

                                            The call option may not be exercised
                                            prior to February 1, 2007, except in
                                            connection with a redemption by the
                                            Security Issuer of the Securities.
                                            The call option may be exercised at
                                            any time, in whole or in part, on or
                                            after February 1, 2007. Upon
                                            exercise, the Trust will receive an
                                            amount equal to 100% of the
                                            aggregate Unit Principal Balance of
                                            the Class A Units to be redeemed and
                                            accrued interest on the Securities
                                            called.

                                            If the Security Issuer has not given
                                            notice of its intention to redeem
                                            Securities, the Swap Counterparty
                                            may give notice of its intention to
                                            exercise the call rights under the
                                            Swap Agreement on not less than 25
                                            or more than 60 calendar days'
                                            notice. The Swap Counterparty may
                                            give notice of its intention to
                                            exercise its call rights under the
                                            Swap Agreement on 10 calendar days'
                                            notice if the Security Issuer has
                                            given notice of its intention to
                                            redeem Securities. If the Security
                                            Issuer is redeeming the Securities
                                            due to a Tax Event, Investment
                                            Company Event or Capital Treatment
                                            Event, the Swap Counterparty may
                                            give less than 10 days' notice if
                                            the Security Issuer has given less
                                            than 15 days' notice.

                                            The Class A Units to be redeemed in
                                            full will be selected on the basis
                                            of random selection by the Trustee
                                            in connection with any partial
                                            exercise of the call rights of the
                                            Swap Counterparty.

                                            If the Swap Agreement is terminated,
                                            the Swap Counterparty will be
                                            entitled to a Swap Termination
                                            Payment in an amount equal to the
                                            proceeds available after paying
                                            amounts required with respect to the
                                            Units and certain other amounts.

                                            See the discussion of the Swap
                                            Agreement in "Description of Swap
                                            Agreement" herein.

Limited Swap Agreement
Guaranty          ..........................Morgan Stanley Dean Witter & Co.
                                            ("MSDW") will only guarantee the
                                            obligations of MSIL as Swap
                                            Counterparty under the Swap
                                            Agreement. MSDW will not guarantee
                                            the obligations of any assignee of
                                            MSIL or any other person who becomes
                                            a Swap Counterparty.

Tax Status        ..........................The Depositor will receive an
                                            opinion that the Trust will be
                                            characterized as a grantor trust and
                                            will not be characterized as an
                                            association taxable as a
                                            corporation.

Rating            ..........................The Class A Units must be assigned a rating of at least A1 by Moody's
                                            Investors Service, Inc. ("Moody's")
                                            and at least A by Standard & Poor's
                                            ("S&P") in order to be issued.

Listing           ..........................Application has been made to list the Class A Units on the New York
                                            Stock Exchange ("NYSE"). Trading on
                                            the NYSE is expected to begin within
                                            30 days after the completion of this
                                            offering.

                                  RISK FACTORS

         In addition to the risk factors discussed in the Prospectus, prospective purchasers of the Class A Units should carefully consider the following risk factors:

Limited Payment Sources

         The payments made by the Security Issuer and Security Guarantor on the Securities are the only source of payment on your Units. The Security Issuer and Security Guarantor are subject to laws permitting bankruptcy, moratorium, reorganization or other actions; should the Security Issuer or Security Guarantor experience financial difficulties, this could result in delays in payment, partial payment or non-payment of your Units.

         The ability of the Security Issuer to pay amounts due on the Securities solely depends upon the Security Guarantor making payments on the Guarantor Debentures as and when required.

The Securities are Deferrable

         The Security Guarantor may defer its payment obligations under the Guarantor Debentures and in such event the Security Issuer will only be required to distribute amounts actually received by it. During an Extension Period, interest will continue to accrue and holders of Units will be required to accrue interest income for United States federal income tax purposes. You should carefully consider that the Security Guarantor will not be required to make payments that it may defer even though it has guaranteed the Securities.

The Securities are Subordinated Securities

         The obligations of the Security Guarantor under its guarantee of the Securities and under the Guarantor Debentures are subordinate and junior in right of payment to all "senior indebtedness" of the Security Guarantor.

         Because the Security Guarantor is a holding company, the right of the Security Guarantor to participate in any distribution of assets of any subsidiary, upon such subsidiary's liquidation or reorganization or otherwise (and thus the ability of holders of the Securities to benefit indirectly from such distribution), is subject to the prior claims of creditors of that subsidiary, except to the extent that the Security Guarantor may itself be recognized as a creditor of that subsidiary. Accordingly, the Guarantor Debentures and the guarantee of the Securities will be effectively subordinated to all existing and future liabilities of the Security Guarantor's subsidiaries, and holders of Guarantor Debentures and the guarantee of the Securities should look only to the assets of the Security Guarantor for payments on the Guarantor Debentures and its guarantee of the Securities.

         None of the Guarantor Debenture Indenture, the guarantee of the Securities or the Security Agreement places any limitation on the amount of secured or unsecured debt, including "senior indebtedness", that may be incurred by the Security Guarantor.

         The ability of the Security Issuer to pay amounts due on the Securities solely depends upon the Security Guarantor making payments on the Guarantor Debentures as and when required.

No Detailed Information about the Securities, Security Issuer or Security Guarantor

         This Prospectus Supplement does not provide you with detailed information with respect to the Securities, the Security Issuer or the Security Guarantor, any risk factors relating thereto, or any legal, financial or other rights or obligations arising under or related to the Securities.

         No investigation of the Securities, the Security Issuer or the Security Guarantor has been made by the Depositor, Morgan Stanley or the Trustee. None of the Depositor, Morgan Stanley or the Trustee has made, or will make, any investigation of the business condition, financial or otherwise, of the Security Issuer or the Security Guarantor for purposes of this offering, or verify the Security Prospectus or any reports or information filed by the Security Issuer with the Securities and Exchange Commission or otherwise made available to the public. You are strongly recommended to consider publicly available financial and other information regarding the Security Issuer.

         From time to time, Morgan Stanley and its affiliates may be engaged by the Security Issuer or the Security Guarantor and other security issuers as an underwriter or placement agent, in an advisory capacity or in other business arrangements. In addition, Morgan Stanley and its affiliates may make a market in outstanding securities of the Security Issuer, the Security Guarantor and any other security issuer. Each Unitholder will be deemed to have acknowledged and agreed that Morgan Stanley or its affiliates may engage in any kind of business with, or have an investment in, the Security Issuer, the Security Guarantor and any other security issuer or related persons, and in connection therewith, may obtain or be in possession of non-public information regarding the Securities or related persons which may not be made available to Unitholders.

Sale Upon Trust Termination

         If any Securities are not redeemed by the Security Issuer or purchased by the Swap Counterparty in connection with a Trust Wind-Up Event, the Selling Agent will, on behalf of the Trust, sell any such Securities held by the Trust by soliciting bids for such Securities from at least three registered broker-dealers of national reputation and selling such Securities at the highest bid price.

         You should note that the Class B Units will have a claim on the proceeds of any such sale equal to their value, calculated as described in "Description of Trust Agreement--Trust Wind-Up Events". If the proceeds of such sale on are less than the combined claim amounts of the Class A Units and the Class B Units, the proceeds will be distributed in proportion to the claim amounts of the Class A Units and the Class B Units in full satisfaction of the claims of the Units.

         It is possible that such sale would occur when the Securities are in default, the Security Guarantor has deferred payments or the market value of the Securities is diminished for other reasons. In such circumstances, sale of the Securities may result in holders of the Class A Units incurring losses that would not be incurred if the holders received a distribution of the Securities in kind or if the Class B Units did not have a pari passu claim on the proceeds of liquidation.

Call or Redemption Will Affect Yield

         The Swap Counterparty has the right to exercise the call rights under the Swap Agreement beginning February 1, 2007, or at any time if in connection with a redemption of the Securities by the Security Issuer. The Swap Counterparty is under no obligation to exercise the call rights under the Swap Agreement. The Securities may be redeemed by the Security Issuer, in whole or in part, at any time after February 1, 2007. The Security Issuer may redeem the Securities at any time in connection with a Tax Event, Capital Treatment Event or Investment Company Event. The Security Issuer may also shorten the maturity of the Securities in connection with a Tax Event or Capital Treatment Event.

         If the Securities are called or redeemed prior to maturity, the Trust will be terminated and Unitholders will receive a return of principal before the scheduled maturity of the Class A Units. See "Risk Factors" in the Prospectus. You will not be entitled to any premium or other additional amounts in connection with any call or redemption of the Securities or Units.

Market Value of Securities

         The market value of the Securities, due to their maturity, will be sensitive to changes in prevailing market interest rates, and will also vary depending upon the creditworthiness of the Security Issuer and other factors. Any decline in the market value of the Securities will correspondingly affect the market value of the Units, and a holder of the Units will bear the risk of any such decline in market value.

Effect of Redemption or Call

         The Securities are subject to early redemption as described under "Description of Trust Property--The Securities". In addition, the Swap Counterparty will effectively be entitled to realize any gain from an increase in the market value of the Securities in excess of the par amount of the Class A Units at any time prior to the expiration of the Swap Agreement. A redemption of the Securities or exercise of the call rights under the Swap Agreement may result in an early redemption of the Units at a time when reinvestment in securities with yields comparable to that of the Units is not possible. See "Risk Factors--Early payments may leave an investor unable to reinvest in comparable investments" in the Prospectus.

                              DESCRIPTION OF UNITS

         The Trust will be formed under a Trust Agreement between the Depositor and the Trustee dated as of the Closing Date. The Trust Agreement incorporates the provisions of the Standard Terms of Trust Agreements dated July 7, 1999 and described in the Prospectus. When the Trust Agreement is executed, the Depositor will deposit the Securities into the Trust. The Trustee, on behalf of the Trust, will accept the Securities, enter into the Swap Agreement and deliver the Units to or upon the order of the Depositor.

Offered Units

         The Class A Units are the only Units offered hereby and will consist of a single Class of Units. The Class A Units are denominated in U.S. dollars (the "Specified Currency"). The Class A Units have in the aggregate an Initial Unit Principal Balance of $57,000,000.

         The Class A Units are callable at any time and from time to time if the Security Issuer exercises its right to redeem the Securities held by the Trust, or at any time on or after February 1, 2007, and on or before February 1, 2024, if the Swap Counterparty exercises its right under the Swap Agreement to call the Securities held by the Trust.

         The Class A Units will be issued, maintained and transferred on the book-entry records of DTC and its Participants in minimum denominations of $25 and multiples of $25 in excess thereof. The record dates for the respective Distribution Dates shall be each January 15 and July 15, regardless of whether such day is a Business Day

         Application has been made to list the Class A Units on the New York Stock Exchange ("NYSE"). Trading on the NYSE is expected to begin within 30 days after the completion of this offering.

Interest Distributions

         Distribution Dates for the Class A Units will occur on the payment dates under the Securities falling on each February 1 and August 1, commencing August 1, 2002. Exact Distribution Dates are subject to the provisions of the Trust Agreement and the Securities as to shifting of payment dates where Distribution Dates would otherwise fall on a date which is not a Business Day. Specifically, if a Distribution Date would otherwise fall on a day which is not a Business Day, the payment will instead be made on the next following Business Day, with no adjustment to the amount distributed. If any payment of interest with respect to the Securities held by the Trust is not received by the Trustee by 12 noon (New York City time) on a Distribution Date, the corresponding distribution of interest on the Class A Units will not occur until the next Business Day that the Trust is in receipt of proceeds of such payment prior to 12 noon, with no adjustment to the amount distributed.

         For purposes of the Class A Units and the Swap Agreement, "Business Days" will include any day other than (i) Saturday or Sunday or (ii) a day on which commercial banks, in New York, New York or Chicago, Illinois or, for final payment of principal, in the relevant place of presentation, or the city in which the corporate trust office of the Trustee is located, are authorized or required by applicable law, regulation or executive order to close.

         The Interest Rate applicable to the Class A Units is a fixed rate of 7.125% per annum. Interest will accrue on the Class A Units on the basis of a 360 day year consisting of twelve 30 day months.

         During an Extension Period with respect to the Securities, interest will continue to accrue on the Unit Principal Balance at the interest rate on the Class A Units. Interest will accrue on any deferred interest on the Class A Units at the interest rate on the Class A Units.

         With respect to the first Distribution Date, interest will accrue from and including the Closing Date to but excluding the first Distribution Date. With respect to each successive Distribution Date, interest will accrue from and including the previous Distribution Date to but excluding the current Distribution Date. The Trust will pay interest to the Unitholders based on the payments of interest received by the Trust as a holder of the Securities (other than interest that accrued prior to the Closing Date). See "Retained Interest" and "Description of Trust Property".

         The right of the Class A Units to interest is pari passu with the right of the Class B Units to interest.

Principal Distributions

         Principal will be distributed on the Final Scheduled Distribution Date occurring on February 1, 2027. If the maturity of the Securities is shortened, the maturity of the Class A Units will likewise be shortened.

         If the Securities are redeemed or called, the proceeds of such redemption or call will be distributed to pay principal of and interest on the Class A Units. If only part of the Securities are redeemed or called, the Trustee will randomly select Class A Units to be redeemed in full from the proceeds of such partial redemption or call.

         If the Trust is terminated prior to the Final Scheduled Distribution Date, the Trust will sell the Securities and distribute the proceeds to pay the principal of and interest on the Class A Units. See "Description of Trust Agreements".

         If any payment of principal with respect to the Securities held by the Trust is not received by the Trustee by 12 noon (New York City time) on a Distribution Date, the corresponding distribution of principal on the Class A Units will not occur until the next Business Day that the Trust is in receipt of proceeds of such payment prior to 12 noon, with no adjustment to the amount distributed.

Additional Issuance of Units

         Upon no less than 5 days' notice to the Trustee, the Depositor may deposit additional Securities at any time in exchange for additional Units in a minimum aggregate amount of $250,000 (with respect to the Class A Units issued ) and, if in excess of such amount, in a $25 integral multiple in excess thereof (with respect to the Class A Units issued). The principal amount of Securities deposited must be in the same ratio to the Unit Principal Balance (and Notional Amount with respect to the Class B Units) of the Units received for such deposit as the ratio of the aggregate principal amount of the Securities deposited on the Closing Date to the aggregate Unit Principal Balance (and aggregate notional amount with respect to the Class B Units) on the Closing Date. The Depositor must either arrange for the Swap Counterparty and the Trust to increase proportionally the Notional Amount under the Swap Agreement or arrange for an additional Swap Agreement to be entered into between the Trust and an additional Swap Counterparty. The Depositor must also arrange the issuance of Class B Units with a Notional Amount equal to the Unit Principal Balance being issued in connection with an additional issuance. Any accrued interest will be reflected in the price of the Securities and Class A Units. The Rating Agency Condition must be satisfied in connection with any such additional issuance.

Other Units

         There will also be a class of interest-only units or Strip Units that are not offered hereby designated as the Class B Units. The Class B Units will have an aggregate Notional Amount equal to the aggregate Unit Principal Balance. The Class B Units will accrue interest on their Notional Amount at the rate of 0.798% per annum (subject to appropriate adjustment for any Extension Period for the Securities) payable on each Distribution Date.

         The right of the Class B Units to interest is pari passu with the right of the Class A Units to interest.

                          DESCRIPTION OF TRUST PROPERTY

The Security Issuer and the Security Guarantor

         According to the Securities Guarantor's public reports, J.P. Morgan Chase & Co. (the "Security Guarantor") is a financial holding company incorporated under Delaware law in 1968. As of December 31, 2001, the Security Guarantor was one of the largest banking institutions in the United States.

         The original guarantor of the Securities when issued was J.P. Morgan & Co. Incorporated. On December 31, 2000, J.P. Morgan & Co. Incorporated merged with and into The Chase Manhattan Corporation. Upon completion of the merger, The Chase Manhattan Corporation changed its name to "J.P. Morgan Chase & Co".

         The Security Guarantor is a global financial services firm with operations in over 50 countries. Its principal bank subsidiaries are JPMorgan Chase Bank, a New York banking corporation headquartered in New York City, and Chase Manhattan Bank USA, National Association, headquartered in Delaware. The Firm's principal nonbank subsidiary is its investment bank, J.P. Morgan Securities Inc. The bank and nonbank subsidiaries of the Security Guarantor operate nationally as well as through overseas branches and subsidiaries, representative offices and affiliated banks.

         According to the Security Prospectus, JPM Capital Trust II (the "Security Issuer") is a statutory business trust created under Delaware law pursuant to the Security Agreement and the filing of a declaration of trust with the Delaware Secretary of State. All of the equity or common securities of the Security Issuer are held by the Security Guarantor.

         The Security Guarantor is subject to the informational requirements of the Exchange Act and is required by the Exchange Act to file reports and other information (including financial information) with the Commission. Such reports and other information can be inspected and copied at the public reference facilities maintained by the Commission at Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549, and at the Commission's Regional Offices located at Woolworth Building, 233 Broadway, New York, NY 10279, and Citicorp Center, Suite 1400, 500 West Madison Street, Chicago, Illinois 60661. Copies of such material can be obtained upon written request addressed to the Commission, Public Reference Section, 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. The Commission also maintains a site on the internet at http://www.sec.gov at which users can view and download copies of reports, proxy, information statements and other information filed electronically through the Electronic Data Gathering, Analysis and Retrieval ("EDGAR") system. Such reports and other information may also be obtained from the Security Issuer, according to its most recent annual report, upon written or oral request to the Security Guarantor.

         This Prospectus Supplement does not provide information with respect to the Security Issuer or Security Guarantor and no investigation of the financial condition or creditworthiness of any of the Security Issuer, the Security Guarantor or any of its subsidiaries or other affiliates, has been made by the Depositor, Morgan Stanley or the Trustee, or any of their affiliates, in connection with the issuance of the Units. Prospective purchasers of Units should consider carefully the Security Guarantor's financial condition and its ability to make payments in respect of the Guarantor Debentures or under the Security Guaranty. All information contained in this Prospectus Supplement regarding the Security Guarantor and the Security Issuer has been derived from the related Security Prospectus and reports filed by the Security Guarantor pursuant to the Exchange Act. It is possible that events affecting the Securities, the Security Guarantor or the Security Issuer have occurred, which have not yet been publicly disclosed, which would affect the accuracy or completeness of the publicly available documents described above.

The Securities

         All of the Trust Property of the Trust will consist of $57,000,000 (by aggregate liquidation amount) of 7.95% publicly issued trust preferred capital securities due August 1, 2027, exclusive of the Retained Interest of the Depositor as described below, (the "Securities") issued by the Security Issuer. The Securities were issued pursuant to a declaration of trust initially filed October 29, 1996, and as restated on or about February 3, 1997, under the Delaware Business Trust Act, among the various trustees and the Security Guarantor, as amended and supplemented from time to time (such declaration of trust as so amended and supplemented being hereafter referred to as the "Security Agreement").

         The Securities are backed by the junior subordinated debentures due February 1, 2027 of the Security Guarantor (the "Guarantor Debentures") and a guarantee by the Security Guarantor. The Guarantor Debentures may be distributed or exchanged for the Securities under certain circumstances, and if such distribution or exchange occurs, the Guarantor Debentures will be treated as the Securities for all purposes and the Security Guarantor will be treated as the Security Issuer for all purposes.

         Interest on the Securities is payable semiannually in arrears on February 1 and August 1 of each year. Such payments are deferrable. The Security Guarantor may defer its payment obligations under the Guarantor Debentures, at any one time and from time to time, for up to 10 consecutive semi-annual payment periods. Any such deferral will cause the Security Issuer to defer payment on the Securities and the Security Guaranty does not require the Security Guarantor to make payments with respect to the Securities at any time when the Security Guarantor has deferred its obligation to make payments under the Guarantor Debentures.

         Although the Securities are issued pursuant to a multi-stage legal structure, the Securities are effectively unsecured and fully subordinated obligations of the Security Guarantor. The Securities were part of a series of securities of up to $400,000,000. The Securities were issued in a publicly registered transaction on or about February 3, 1997.

         The Securities were purchased by the Depositor in the secondary market (either directly or through an affiliate of the Depositor) and will be deposited into the Trust. The Securities will not be acquired from the Security Issuer or the Security Guarantor or pursuant to any distribution by or agreement with the Security Issuer or Security Guarantor. All information contained in this Prospectus Supplement regarding the Securities has been derived solely from the Security Prospectus, Security Registration Statement and other periodic filings relating to the Security Issuer, Security Guarantor and such Securities as filed with the Commission relating to the Security Guarantor. Prospective purchasers of Units are urged to read the Security Prospectus, the Security Registration Statement and the public filings of the Security Issuer and Security Guarantor in conjunction with this Prospectus Supplement.

         The Depositor, Morgan Stanley and the Trustee, as well as their respective affiliates, did not participate in the offering of the Securities or the preparation of the Security Prospectus, Security Registration Statement or public information relating to the Security Issuer, Security Guarantor or the Securities. The information provided in connection with such offering is accurate only as of the date of such information. They take no responsibility for the accuracy or completeness of the information provided in such Security Prospectus, Security Registration Statement or such public filings and they have no obligation to update such information.

         The following is a summary of all material terms of the Securities.

Security Issuer:                          JPM Capital Trust II

Security Guarantor                        J.P. Morgan Chase & Co. (as successor
                                          to J.P. Morgan & Co. Incorporated)

Principal Amount Held By Trust:           $57,000,000 (by aggregate liquidation
                                          amount)

Interest Rate:                            7.95%

Scheduled Payment Dates:                  February 1 and August 1

Scheduled Maturity:                       February 1, 2027

Ranking:                                  Junior subordinated

Rating as of the Closing Date:            A1 by Moody's

                                          A by S&P

Currency of Denomination:                 U.S. dollars

Security Trustee:                         First Trust of New York, National
                                          Association

Listing:                                  N/A

Form:                                     Book-Entry

CUSIP:                                    46623MAA9

Security Prospectus:                      The Prospectus Supplement describing
                                          the Securities dated January 29, 1997
                                          and the Prospectus dated January 28,
                                          1997

Security Registration Statement:          333-20427 and 333-20427-01

Description of the Securities

Securities

         The Securities, which represent preferred undivided beneficial interests in the assets of the Security Issuer, and the common securities, which represent common undivided beneficial interests in the assets of the Security Issuer, were issued under the Security Agreement. All common securities will be owned, directly or indirectly, by the Security Guarantor. The Securities and common securities of the Security Issuer are together referred to herein as the trust securities. The common securities and the Securities rank pari passu with each other and will have equivalent terms except that (i) if an Event of Default under the Security Agreement occurs and is continuing, the holders of Securities will have a priority over holders of the common securities with respect to distributions and payments upon liquidation, redemption or otherwise and (ii) holders of common securities have the exclusive right (subject to the terms of the Security Agreement) to appoint, remove or replace trustees and to increase or decrease the number of trustees.

         Initially there shall be five trustees of the Security Issuer. Three are individuals who are employees or officers of the Security Guarantor ("Regular Trustees"). The fourth is First Trust of New York, National Association as the property trustee (the "Security Trustee"). The fifth is Wilmington Trust Company, which has its principal place of business in the State of Delaware (the "Delaware Trustee").

         The Security Agreement does not permit the issuance by the Security Issuer of any securities or other evidences of beneficial ownership of, or beneficial interests in, the Security Issuer other than the Securities and the common securities, and does not permit the incurrence of any indebtedness for borrowed money by the Security Issuer or the making of any investment other than in the Guarantor Debentures.

         The Security Trustee will have legal title to, and will hold, the Guarantor Debentures as trust assets for the benefit of the holders of the Securities and the common securities. The payment of distributions out of moneys held by the Security Trustee and payments on redemption of the Securities or liquidation of the Security Issuer are guaranteed by the Security Guarantor on a subordinated basis. The guarantee only guarantees payments on the Securities to the extent that the Security Guarantor has made a payment on the Guarantor Debentures. The Security Trustee will hold the guarantee for the benefit of holders of the Securities.

Distributions

         Distributions on the Securities will be fixed at a rate per annum of 7.95% of the stated liquidation amount of $1,000 per Security. Distributions in arrears for more than one semi-annual period will bear interest thereon at the rate per annum of 7.95% (to the extent permitted by law), compounded semi-annually. Distributions include any such interest payable unless otherwise stated. The amount of distributions payable for any period will be computed on the basis of a 360-day year of twelve 30-day months.

         Distributions on the Securities will be cumulative, will accrue from the original date of issuance and, except as otherwise described below, will be payable semi-annually in arrears on February 1 and August 1 of each year, but only if, and to the extent that, interest payments are made in respect of Guarantor Debentures held by the Security Trustee.

         So long as the Security Guarantor shall not be in default in the payment of interest on the Guarantor Debentures, the Security Guarantor has the right under the Guarantor Debenture Indenture to defer payments of interest on the Guarantor Debentures by extending the interest payment period from time to time on the Guarantor Debentures for a period not exceeding 10 consecutive semi-annual interest periods and, as a consequence, the Security Issuer would defer semi-annual distributions on the Securities (though such distributions would continue to accrue with interest thereon at the rate of 7.95% per annum, compounded semi-annually) during any such deferral period.

         If the Security Guarantor exercises the right to extend an interest payment period, the Security Guarantor may not declare or pay dividends on, or redeem, purchase, acquire or make a distribution or liquidation payment with respect to, any of its common stock or preferred stock during such deferral period or make any guarantee payments with respect thereto; provided, however, that the foregoing restrictions shall not apply to (i) dividends, redemptions, purchases, acquisitions, distributions or payments made by the Security Guarantor by way of issuance of shares of its capital stock , (ii) payments of accrued dividends by the Security Guarantor upon the redemption, exchange or conversion of any preferred stock of the Security Guarantor as may be outstanding from time to time in accordance with the terms of such preferred stock, (iii) cash payments made by the Security Guarantor in lieu of delivering fractional shares upon the redemption, exchange or conversion of any preferred stock of the Security Guarantor as may be outstanding from time to time in accordance with the terms of such preferred stock, (iv) repurchases, redemptions or other acquisitions of shares of capital stock of the Security Guarantor in connection with any employment contract, benefit plan or other similar arrangement with or for the benefit of employees, officers, directors or consultants, or (v) any declaration of a dividend in connection with the implementation of a stockholders' rights plan, or the issuance of stock under any such plan in the future, or the redemption or repurchase of such rights pursuant thereto.

         Prior to the termination of any such deferral period, the Security Guarantor may further extend such deferral period; provided that such deferral period together with all such previous and further extensions thereof may not exceed 10 consecutive semi-annual interest periods and may not extend beyond the maturity of the Guarantor Debentures.

         Upon the termination of any deferral period and the payment of all amounts then due, the Security Guarantor may commence a new deferral period, subject to the above requirements. The Security Guarantor may also prepay at any time all or any portion of the interest accrued during a deferral period. Consequently, there could be multiple deferral periods of varying lengths throughout the term of the Guarantor Debentures, each not to exceed 10 consecutive semi-annual interest periods or to cause any extension beyond the maturity of the Guarantor Debentures.

         Distributions on the Securities must be paid on the dates payable to the extent that the Security Trustee has cash on hand in the property account to permit such payment. The funds available for distribution to the holders of the Securities will be limited to payments received by the Security Trustee in respect of the Guarantor Debentures. If the Security Guarantor does not make interest payments on the Guarantor Debentures, the Security Trustee will not make distributions on the Securities.

Redemption

         The Security Guarantor has the right to redeem the Guarantor Debentures on or after February 1, 2007, in whole at any time or in part from time to time on not less than 30 nor more than 60 days' notice. A redemption of the Guarantor Debentures would cause a mandatory redemption of the Securities having an aggregate liquidation amount equal to the principal amount of Guarantor Debentures redeemed. The redemption price shall equal the following prices expressed in percentages of the stated liquidation amount together with accrued distributions to but excluding the date fixed for redemption.

               Redeemed During
             12 Months Beginning
          February 1 of Year Below                 Redemption Price(%)
          ------------------------                 -------------------
                    2007                                 103.9750
                    2008                                 103.5775
                    2009                                 103.1800
                    2010                                 102.7825
                    2011                                 102.3850
                    2012                                 101.9875
                    2013                                 101.5900
                    2014                                 101.1925
                    2015                                 100.7950
                    2016                                 100.3975
                    2017                                 100.0000
               and thereafter

Redemption Due to Investment Company Event, Capital Treatment Event or Tax Event

         If an Investment Company Event, a Tax Event or a Capital Treatment Event occurs, the Security Issuer may dissolve and distribute on the Securities an amount of Guarantor Debentures equal to, assuming the Security Issuer has no creditors, the stated liquidation amount of the Securities within 90 days of such event. The dissolution requires prior approval of the Federal Reserve for such dissolution if then required under applicable capital guidelines or policies of the Federal Reserve.

         If a Tax Event or a Capital Treatment Event occurs and (i) in the opinion of counsel to the Security Guarantor experienced in such matters, there would, after effecting the termination of the Security Issuer and the distribution of the Guarantor Debentures to the holders of the Securities in exchange therefor upon liquidation of the Security Issuer, be more than an insubstantial risk that an Adverse Tax Consequence would continue to exist, or
(ii) in the reasonable determination of the Security Guarantor, there would, after effecting the termination of the Security Issuer and the distribution of the Guarantor Debentures to the holders of the Securities in exchange therefor upon liquidation of the Security Issuer, be more than an insubstantial risk that the Security Guarantor will not be entitled to treat an amount equal to the liquidation amount of the Securities as "Tier 1 Capital" (or the equivalent thereof) for the purposes of the capital adequacy guidelines of the Federal Reserve, as then in effect and applicable to the Security Guarantor or (iii) the Guarantor Debentures are not held by the Security Issuer; then the Security Guarantor shall have the right:

         (a) to advance the Stated Maturity of the Guarantor Debentures to the minimum extent required, but in any event to a date not earlier than February 1, 2017 and thereby cause the Securities to be redeemed on such earlier date (a "Maturity Advancement"), such that, in the opinion of counsel to the Security Guarantor experienced in such matters, after advancing the Stated Maturity, interest paid on the Guarantor Debentures would be deductible for United States Federal income tax purposes, or

         (b) if either (x) in the opinion of counsel to the Security
Guarantor experienced in such matters, there would in all cases, after effecting a Maturity Advancement, be more than an insubstantial risk that an Adverse Tax Consequence would continue to exist or (y) in the reasonable determination of the Security Guarantor, there would in all cases, after effecting a Maturity Advancement, be more than an insubstantial risk that the Security Guarantor will not be entitled to treat an amount equal to the liquidation amount of the Securities as "Tier 1 Capital" (or the then equivalent thereof) for purposes of the capital adequacy guidelines of the Federal Reserve, as then in effect and applicable to the Security Guarantor, to redeem the Guarantor Debentures, in whole but not in part, at any time within 90 days following the occurrence of the Tax Event or Capital Treatment Event at a redemption price equal to 100% of the principal amount thereof plus accrued and unpaid interest thereon to the redemption date.

         "Tax Event" means that the Regular Trustees shall have obtained an opinion of a nationally recognized independent tax counsel experienced in such matters to the effect that on or after the date of this Prospectus Supplement as a result of (a) any amendment to, or change in, the laws (or any regulations thereunder) of the United States or any political subdivision or taxing authority thereof or therein, (b) any amendment to, or change in, an interpretation or application of any such laws or regulations by any legislative body, court, governmental agency or regulatory authority (including the enactment of any legislation and the publication of any judicial decision or regulatory determination), (c) any interpretation or pronouncement that provides for a position with respect to such laws or regulations that differs from the theretofore generally accepted position or (d) any action taken by any governmental agency or regulatory authority, which amendment or change is enacted, promulgated, issued or effective or which interpretation or pronouncement is issued or announced or which action is taken, in each case on or after the date of this Prospectus Supplement, there is more than an insubstantial risk that (i) the Security Issuer is, or will be within 90 days of the date thereof, subject to United States Federal income tax with respect to income accrued or received on the Guarantor Debentures, (ii) the Security Issuer is, or will be within 90 days of the date thereof, subject to more than a de minimis amount of other taxes, duties or other governmental charges or (iii) interest payable by the Security Guarantor to the Security Issuer on the Guarantor Debentures is not, or within 90 days of the date thereof will not be, deductible by the Security Guarantor for United States Federal income tax purposes (each of the circumstances referred to in clauses (i), (ii) and (iii) being referred to as an "Adverse Tax Consequence").

         "Investment Company Event" means that the Regular Trustees shall have received an opinion of nationally recognized independent counsel experienced in practice under the Investment Company Act of 1940, as amended (the "Investment Company Act"), that as a result of the occurrence of a change in law or regulation or a change in interpretation or application of law or regulation by any legislative body, court, governmental agency or regulatory authority, there is more than an insubstantial risk that the Security Issuer is or will be considered an "investment company" which is required to be registered under the Investment Company Act, which change in law becomes effective on or after the date of this Prospectus Supplement.

         "Capital Treatment Event" means that the Security Guarantor has reasonably determined that, as the result of the occurrence of a change in law or regulation or a change in the interpretation or application of law or regulation by any legislative body, court, governmental agency or regulatory authority, there is more than an insubstantial risk that the Security Guarantor will not be able to treat the minority interest in the Security Issuer as "Tier 1 capital" (or the equivalent) for purposes of the capital adequacy guidelines of the Federal Reserve, as then in effect and applicable to the Security Guarantor.

Consolidations, Mergers, Sales of Assets

         The Security Issuer may not merge or consolidate with or into, or be replaced by, or sell, transfer or lease all or substantially all its properties and assets to, any corporation or other entity or, except as expressly permitted hereby, sell or transfer any Guarantor Debentures to any corporation or other entity.

Security Agreement Events of Default

         A Guarantor Debenture Indenture Event of Default (described below) will constitute an event of default under the Security Agreement with respect to the trust securities; provided that pursuant to the Security Agreement, the holder of the common securities will be deemed to have waived any such event of default with respect to the common securities until all Events of Default with respect to the Securities have been cured or waived. Until all such Events of Default with respect to the Preferred Securities have been so cured or waived, the Security Trustee will be deemed to be acting solely on behalf of the holders of the Securities, and only the holders of the Securities will have the right to direct the Security Trustee with respect to certain matters under the Security Agreement and consequently under the Guarantor Debenture Indenture. In the event that any event of default with respect to the Securities is waived by the holders of the Securities as provided in the Security Agreement, the holders of common securities pursuant to the Security Agreement have agreed that such waiver also constitutes a waiver of such event of default with respect to the common securities for all purposes under the Security Agreement without any further act, vote or consent of the holders of the common securities.

         Upon the occurrence of an event of default, the Security Trustee as the holder of all the Guarantor Debentures will have the right under the Guarantor Debenture Indenture to declare the principal of, and interest on, the Guarantor Debentures to be immediately due and payable. In addition, the Security Trustee will have the power to exercise all rights, powers and privileges under the Guarantor Debenture Indenture. If the Security Trustee fails to enforce its rights under the Guarantor Debenture Indenture, any holder of Securities may, to the extent permitted by applicable law, after a period of 30 days has elapsed from such holder's written request to the Security Trustee to enforce such rights, institute a legal proceeding against the Security Guarantor to enforce the Security Trustee's rights.

         Notwithstanding the foregoing, if an event of default has occurred and is continuing and such event is attributable to the failure of the Security Guarantor to pay interest or principal on the Guarantor Debentures on the date such interest or principal is otherwise payable (or in the case of redemption, the redemption date), then a holder of Securities may directly institute suit against the Security Guarantor for enforcement of payment to such holder of the principal of or interest on Guarantor Debentures having a principal amount equal to the aggregate liquidation amount of the Securities held by such holder on or after the respective due date specified in the Guarantor Debentures. The holders of Securities will not be able to exercise directly against the Security Guarantor any other remedy available to the holders of the Guarantor Debentures unless the Security Trustee first fails to do so.

Voting Rights

         Holders of the Securities will have no voting rights except as described herein and in the Security Prospectus.

         Subject to the requirements of the second to last sentence of this paragraph, the holders of a majority in aggregate liquidation amount of the Securities have the right (i) on behalf of all holders of Securities, to waive any past default that is waivable under the Security Agreement and (ii) to direct the time, method and place of conducting any proceeding for any remedy available to the Security Trustee, or exercising any trust or power conferred upon the Security Trustee under the Security Agreement, including the right to direct the Security Trustee, as the holder of the Guarantor Debentures, to (A) direct the time, method and place of conducting any proceeding for any remedy available to the Guarantor Debenture Trustee (as defined herein), or executing any trust or power conferred on the Guarantor Debenture Trustee with respect to the Guarantor Debentures, (B) waive any past default covenant default that is waivable under the Guarantor Debenture Indenture, or (C) exercise any right to rescind or annul a declaration that the principal of all the Guarantor Debentures shall be due and payable; provided, however, that where a consent under the Guarantor Debenture Indenture would require the consent of (a) holders of Guarantor Debentures representing a specified percentage greater than a majority in principal amount of the Guarantor Debentures or (b) each holder of Guarantor Debentures affected thereby, no such consent shall be given by the Security Trustee without the prior consent of, in the case of clause (a) above, holders of Securities representing such specified percentage of the aggregate liquidation amount of the Securities or, in the case of clause (b) above, each holder of Securities affected thereby. The Security Trustee shall not revoke any action previously authorized or approved by a vote of the holders of Securities. The Security Trustee shall notify all holders of record of Securities of any notice of default received from the Guarantor Debenture Trustee with respect to the Guarantor Debentures. Other than with respect to directing the time, method and place of conducting any proceeding for any remedy available to the Security Trustee or the Guarantor Debenture Trustee as set forth above, the Security Trustee shall be under no obligation to take any of the foregoing actions at the direction of the holders of the Securities unless the Security Trustee shall have obtained an opinion of nationally recognized independent tax counsel recognized as expert in such matters to the effect that the Security Issuer will not be classified for United States Federal income tax purposes as an association taxable as a corporation or a partnership on account of such action and will be treated as a grantor trust for United States Federal income tax purposes following such action. If the Security Trustee fails to enforce its rights under the Security Agreement (including, without limitation, its rights, powers and privileges as a holder of the Guarantor Debentures under the Guarantor Debenture Indenture), any holder of Securities may, to the extent permitted by applicable law, after a period of 30 days has elapsed from such holder's written request to the Security Trustee to enforce such rights, institute a legal proceeding directly against the Security Guarantor to enforce the Security Trustee's rights under the Security Agreement, without first instituting a legal proceeding against the Security Trustee or any other person.

         A waiver of an Guarantor Debenture Indenture Event of Default by the Security Trustee at the direction of holders of the Securities will constitute a waiver of the corresponding event of default under the Security Agreement in respect of the trust securities.

         In the event the consent of the Security Trustee as the holder of the Guarantor Debentures is required under the Guarantor Debenture Indenture with respect to any amendment, modification or termination of the Guarantor Debenture Indenture or the Guarantor Debentures, the Security Trustee shall request the direction of the holders of the trust securities with respect to such amendment, modification or termination and shall vote with respect to such amendment, modification or termination as directed by a majority in liquidation amount of the trust securities voting together as a single class; provided, however, that where any such amendment, modification or termination under the Guarantor Debenture Indenture would require the consent or vote of (1) holders of Guarantor Debentures representing a specified percentage greater than a majority in principal amount of the Guarantor Debentures or (2) each holder of Guarantor Debentures, the Security Trustee may only give such consent or vote, in the case of clause (1), at the direction of the holders of trust securities representing such specified percentage of the aggregate liquidation amount of the trust securities or, in the case of clause (2), as directed by each holder of trust securities; and, provided further, however, that the Security Trustee shall be under no obligation to take any such action in accordance with the directions of the holders of the trust securities unless the Security Trustee has obtained an opinion of nationally recognized independent tax counsel recognized as expert in such matters to the effect that the Security Issuer will not be classified for United States Federal income tax purposes as an association taxable as a corporation or a partnership on account of such action and will be treated as a grantor trust for United States Federal income tax purposes following such action.

         Any required approval or direction of holders of Securities may be given at a separate meeting of holders of Securities convened for such purpose, at a meeting of all the holders of trust securities or pursuant to written consent. The Regular Trustees will cause a notice of any meeting at which holders of Securities are entitled to vote, or of any matter upon which action by written consent of such holders is to be taken, to be mailed to each holder of record of Securities. Each such notice will include a statement setting forth
(i) the date of such meeting or the date by which such action is to be taken;
(ii) a description of any resolution proposed for adoption at such meeting on which such holders are entitled to vote or of such matter upon which written consent is sought; and (iii) instructions for the delivery of proxies or consents.

         No vote or consent of the holders of Securities will be required for the Security Issuer to redeem and cancel Securities or distribute Guarantor Debentures.

         Securities owned by the Security Guarantor or by any entity directly or indirectly controlling or controlled by or under direct or indirect common control with the Security Guarantor shall not be entitled to vote or consent and shall, for purposes of such vote or consent, be treated as if they were not outstanding.

         Holders of the Securities will have no rights to increase or decrease the number of trustees or to appoint, remove or replace a Trustee, which rights are vested exclusively in the holders of the common securities.

Modification and Amendment of the Security Agreement

         The Security Agreement may be modified and amended with the approval of a majority of the Regular Trustees, provided that, if any proposed modification or amendment provides for, or the Regular Trustees otherwise propose to effect,
(a) any action that would adversely affect the powers, preferences or special rights of the trust securities, whether by way of amendment to the Security Agreement or otherwise, or (b) the dissolution, liquidation, winding-up or termination of the Security Issuer other than pursuant to the terms of the Security Agreement, then the holders of the outstanding trust securities as a class will be entitled to vote on such amendment or proposal and such amendment or proposal shall not be effective except with the approval of at least 66 2/3% in liquidation amount of the trust securities, provided that if any amendment or proposal referred to above would adversely affect only the Securities or the common securities, then only the affected class will be entitled to vote on such amendment or proposal and such amendment or proposal shall not be effective except with the approval of 66 2/3% in liquidation amount of such class of trust securities.

         Notwithstanding the foregoing, (i) no amendment or modification may be made to the Security Agreement unless the Regular Trustees shall have obtained
(a) either a ruling from the Internal Revenue Service or a written unqualified opinion of nationally recognized independent tax counsel experienced in such matters to the effect that such amendment will not cause the Security Issuer to be classified for United States Federal income tax purposes as an association taxable as a corporation or a partnership and to the effect that the Security Issuer will continue to be treated as a grantor trust for purposes of United States Federal income taxation and (b) a written unqualified opinion of nationally recognized independent counsel experienced in such matters to the effect that such amendment will not cause the Security Issuer to be an "investment company" which is required to be registered under the Investment Company Act; (ii) certain specified provisions of the Security Agreement may not be amended without the consent of all the holders of the trust securities; (iii) no amendment which adversely affects the rights, powers and privileges of the Security Trustee or the Delaware Trustee shall be made without the consent of the Security Trustee or the Delaware Trustee, as applicable; (iv) Article IV of the Security Agreement relating to the obligation of the Security Guarantor to purchase the common securities and to pay certain obligations and expenses of the Security Issuer as described under The Security Agreement may not be amended without the consent of the Security Guarantor; and (v) the rights of holders of common securities under Article V of the Security Agreement to increase or decrease the number of, and to appoint, replace or remove, trustees shall not be amended without the consent of each holder of common securities.

         The Security Agreement further provides that it may be amended without the consent of the holders of the trust securities to (i) cure any ambiguity;
(ii) correct or supplement any provision in the Security Agreement that may be defective or inconsistent with any other provision of the Security Agreement;
(iii) to add to the covenants, restrictions or obligations of the Security Guarantor; and (iv) to conform to changes in, or a change in interpretation or application of, certain Investment Company Act requirements by the Securities and Exchange Commission, which amendment does not adversely affect the rights, preferences or privileges of the holders.

Security Trustee

         First Trust of New York, National Association shall act as property trustee (the "Security Trustee"). The Security Trustee, prior to a default with respect to the trust securities, undertakes to perform only such duties as are specifically set forth in the Security Agreement and, after default, shall exercise the same degree of care as a prudent individual would exercise in the conduct of his or her own affairs. Subject to such provision, the Security Trustee is under no obligation to exercise any of the powers vested in it by the Security Agreement at the request of any holder of Securities, unless offered reasonable indemnity by such holder against the costs, expenses and liabilities which might be incurred thereby. The Security Trustee is not required to expend or risk its own funds or otherwise incur personal financial liability in the performance of its duties if the Security Trustee reasonably believes that repayment or adequate indemnity is not reasonably assured to it.

         The Security Trustee is a depositary for funds and performs other services for, and transacts other banking business with, the Security Guarantor in the normal course of business.

Governing Law

         The Security Agreement and the Securities will be governed by, and construed in accordance with, the laws of the State of Delaware, without regard to principles of conflicts of laws.

Miscellaneous

         The Regular Trustees are authorized and directed to take such action as they deem reasonable in order that the Security Issuer will not be deemed to be an "investment company" required to be registered under the Investment Company Act or that the Security Issuer will not be classified for United States Federal income tax purposes as an association taxable as a corporation or a partnership and will be treated as a grantor trust for United States Federal income tax purposes. In this connection, the Regular Trustees are authorized to take any action, not inconsistent with applicable law, the certificate of trust of the Security Issuer or the Security Agreement, that the Regular Trustees determine in their discretion to be reasonable and necessary or desirable for such purposes, as long as such action does not adversely affect the interests of holders of the trust securities.

         The Security Guarantor and the Regular Trustees on behalf of the Security Issuer will be required to provide to the Security Trustee annually a certificate as to whether or not the Security Guarantor and the Security Issuer, respectively, is in compliance with all the conditions and covenants under the Security Agreement.

Description of the Guarantor Debentures

         The Security Issuer's only assets are the Guarantor Debentures issued under an indenture, dated as of November 1, 1996 (the "Guarantor Debenture Indenture"), between the Security Guarantor and the Guarantor Debenture Trustee, as supplemented by the second supplemental indenture dated as of February 3, 1997 and as otherwise supplemented and amended.

         The Guarantor Debenture Indenture does not limit the aggregate principal amount of indebtedness which may be issued thereunder and provides that Guarantor Debentures may be issued thereunder from time to time in one or more series of junior subordinated debentures. The Guarantor Debentures constitute a separate series under the Guarantor Debenture Indenture. The Guarantor Debentures are unsecured, subordinated obligations of the Security Guarantor.

         The entire principal amount of the Guarantor Debentures will become due and payable, together with any accrued and unpaid interest thereon, on February 1, 2027. The Guarantor Debentures are not subject to any sinking fund.

         The Guarantor Debentures are subordinate in right of payment to Senior Indebtedness, Subordinated Indebtedness and Derivative Obligations.

         "Senior Indebtedness" means the principal of, premium, if any, and interest on (a) all Debt of the Security Guarantor, whether outstanding on the date of execution of the Guarantor Debenture Indenture or thereafter created, assumed or incurred, except such Debt as is by its terms expressly stated to be not superior in right of payment to junior subordinated debentures or to rank pari passu with junior subordinated debentures and (b) any deferrals, renewals or extensions of any such Senior Indebtedness; provided, however, that Senior Indebtedness shall not be deemed to include (i) Debt which by its terms is subordinated to trade accounts payable or accrued liabilities arising in the ordinary course of business to the extent that payments made to the holders of such Debt by the holders of junior subordinated debentures as a result of the subordination provisions of the Guarantor Debenture Indenture would be greater than they otherwise would have been as a result of any obligation of such holders to pay amounts over to the obligees on such trade accounts payable or accrued liabilities arising in the ordinary course of business as a result of subordination provisions to which such Debt is subject; (ii) Debt which constitutes Subordinated Indebtedness and (iii) any other debt securities issued pursuant to the Guarantor Debenture Indenture.

         "Subordinated Indebtedness" means the principal of, premium, if any, and interest, on Debt, whether outstanding on the date of the execution of the Guarantor Debenture Indenture or thereafter incurred, which is by its terms expressly provided to be junior and subordinate to other Debt of the Security Guarantor (other than junior subordinated debentures).

         "Debt" means any obligation of, or any obligation guaranteed by, the Security Guarantor for the repayment of borrowed money, whether or not evidenced by bonds, debentures, notes or other written instruments, and any deferred obligation for the payment of the purchase price of property or assets (but shall not include trade accounts payable or accrued liabilities arising in the ordinary course of business).

         "Derivative Obligations" means obligations of the Security Guarantor to make payments on claims in respect of derivative products such as interest and foreign exchange rate contracts, commodity contracts and similar arrangements; provided, however, that Derivative Obligations do not include claims in respect of Senior Indebtedness, Subordinated Indebtedness or obligations which, by their terms, are expressly stated not to be superior in right of payment to Guarantor Debentures or to rank pari passu with junior subordinated debentures. For purposes of this definition, "claim" has the meaning assigned thereto in Section 101(4) of the United States Bankruptcy code of 1978, as amended and in effect on the date of the Guarantor Debenture Indenture.

Optional Redemption
         Subject to the Security Guarantor having received prior approval of the Federal Reserve to do so if then required under applicable capital guidelines or policies of the Federal Reserve, the Security Guarantor shall have the right to redeem the Guarantor Debentures, in whole or in part, from time to time, on or after February 1, 2007, upon not less than 30 nor more than 60 days' notice, at a redemption price equal to the following prices, expressed in percentages of principal amount, plus any accrued and unpaid interest to the redemption date, including interest accrued during a deferral period.

            Redeemed During
          12 Months Beginning
       February 1 of Year Below                 Redemption Price(%)
       ------------------------                 -------------------
                 2007                                 103.9750
                 2008                                 103.5775
                 2009                                 103.1800
                 2010                                 102.7825
                 2011                                 102.3850
                 2012                                 101.9875
                 2013                                 101.5900
                 2014                                 101.1925
                 2015                                 100.7950
                 2016                                 100.3975
                 2017                                 100.0000
            and thereafter

Tax Event or Capital Treatment Event Redemption

         If a Tax Event or a Capital Treatment Event occurs and

         (i) in the opinion of counsel to the Security Guarantor experienced in such matters, there would, after effecting the termination of the Security Issuer and the distribution of the Guarantor Debentures to the holders of the Securities in exchange therefor upon liquidation of the Security Issuer, be more than an insubstantial risk that an Adverse Tax Consequence would continue to exist,

         (ii) in the reasonable determination of the Security Guarantor, there would, after effecting the termination of the Security Issuer and the distribution of the Guarantor Debentures to the holders of the Securities in exchange therefor upon liquidation of the Security Issuer, be more than an insubstantial risk that the Security Guarantor will not be entitled to treat an amount equal to the liquidation amount of the Securities as "Tier 1 Capital" (or the equivalent thereof) for the purposes of the capital adequacy guidelines of the Federal Reserve, as then in effect and applicable to the Security Guarantor, or (iii) the Guarantor Debentures are not held by the Security Issuer; then the Security Guarantor shall have the right (a) to advance the Stated maturity of the Guarantor Debentures to the minimum extent required, but in any event to a date not earlier than February 1, 2017 (the action referred to in this clause
(a) being referred to herein as a "Maturity Advancement"), such that, in the opinion of counsel to the Security Guarantor experienced in such matters, after advancing the Stated maturity, interest paid on the Guarantor Debentures would be deductible for United States Federal income tax purposes, or (b) if either
(x) in the opinion of counsel to the Security Guarantor experienced in such matters, there would in all cases, after effecting a Maturity Advancement, be more than an insubstantial risk that an Adverse Tax Consequence would continue to exist or (y) in the reasonable determination of the Security Guarantor, there would in all cases, after effecting a Maturity Advancement, be more than an insubstantial risk that the Security Guarantor will not be entitled to treat an amount equal to the liquidation amount of the Securities as "Tier 1 Capital" (or the then equivalent thereof) for purposes of the capital adequacy guidelines of the Federal Reserve, as then in effect and applicable to the Security Guarantor, to redeem the Guarantor Debentures, in whole but not in part, at any time within 90 days following the occurrence of the Tax Event or Capital Treatment Event at a redemption price equal to 100% of the principal amount thereof plus accrued and unpaid interest thereon to the redemption date.

Interest

         The Guarantor Debentures will bear interest at the rate of 7.95% per annum from the original date of issuance. Interest will be payable semi-annually in arrears on February 1 and August 1 of each year. The relevant record date will be the January 15th or the July 15th immediately preceding the relevant interest payment date. Interest payable on any Guarantor Debenture that is not punctually paid or duly provided for on any interest payment date will forthwith cease to be payable to the person in whose name such Guarantor Debenture is registered on the relevant record date, and such defaulted interest will instead be payable to the person in whose name such Guarantor Debenture is registered on the special record date or other specified date determined in accordance with the Guarantor Debenture Indenture; provided, however, that interest, shall not be considered payable by the Security Guarantor on any interest payment date falling within a deferral period unless the Security Guarantor has elected to make a full or partial payment of interest accrued on the Guarantor Debentures on such interest payment date.

         The amount of interest payable for any period will be computed on the basis of a 360-day year of twelve 30-day months. If any date on which interest is payable on the Guarantor Debentures is not a business day, then payment of the interest payable on such date will be made on the next succeeding day that is a business day without any interest or other payment in respect of any such delay, except that, if such business day is in the next succeeding calendar year, such payment shall be made on the immediately preceding business day, in each case with the same force and effect as if made on such date.

Option to Extend Interest Payment Period

         So long as the Security Guarantor shall not be in default in the payment of interest on the Guarantor Debentures, the Security Guarantor shall have the right to extend the interest payment period from time to time for a period not exceeding 10 consecutive semi-annual interest periods. The Security Guarantor has no current intention of exercising its right to extend an interest payment period. No interest shall be due and payable during a deferral period, except at the end thereof. During any deferral period, the Security Guarantor shall not declare or pay any dividends on, or redeem, purchase, acquire or make a distribution or liquidation payment with respect to, any of its common stock or preferred stock or make any guarantee payments with respect thereto; provided, however, that the foregoing restrictions shall not apply to (i) dividends, redemptions, purchases, acquisitions, distributions or payments made by the Security Guarantor by way of issuance of shares of its capital stock,
(ii) payments of accrued dividends by the Security Guarantor upon the redemption, exchange or conversion of any preferred stock of the Security Guarantor as may be outstanding from time to time in accordance with the terms of such preferred stock, (iii) cash payments made by the Security Guarantor in lieu of delivering fractional shares upon the redemption, exchange or conversion of any preferred stock of the Security Guarantor as may be outstanding from time to time in accordance with the terms of such preferred stock, (iv) repurchases, redemptions or other acquisitions of shares of capital stock of the Security Guarantor in connection with any employment contract, benefit plan or other similar arrangement with or for the benefit of employees, officers, directors or consultants, or (v) any declaration of a dividend in connection with the implementation of a stockholders' rights plan, or the issuance of stock under any such plan in the future, or the redemption or repurchase of such rights pursuant thereto.

         Prior to the termination of any such deferral period, the Security Guarantor may further extend the interest payment period; provided that such deferral period together with all such previous and further extensions thereof may not exceed 10 consecutive semi-annual interest periods and may not extend beyond the maturity of the Guarantor Debentures. On the first interest payment date occurring on or after the end of each deferral period, the Security Guarantor shall pay to the holders of Guarantor Debentures of record on the record date for such interest payment date (regardless of who the holders of record may have been on other dates during the deferral period) all accrued and unpaid interest on the Guarantor Debentures, together with interest thereon at a rate of 7.95% to the extent permitted by applicable law, compounded semi-annually. Upon the termination of any deferral period and the payment of all amounts then due, the Security Guarantor may commence a new deferral period, subject to the above requirements. The Security Guarantor may also prepay at any time all or any portion of the interest accrued during a deferral period. Consequently, there could be multiple deferral periods of varying lengths throughout the term of the Guarantor Debentures, each not to exceed 10 consecutive semi-annual interest periods or to cause any extension beyond maturity of the Guarantor Debentures. The failure by the Security Guarantor to make interest payments during a deferral period would not constitute a Default or an event of default under the Guarantor Debenture Indenture or the Security Guarantor's currently outstanding indebtedness.

         If the Security Trustee shall be the sole holder of the Guarantor Debentures, the Security Guarantor shall give the Security Trustee notice of its selection of such deferral period one Business Day prior to the earlier of (i) the next succeeding date on which the distributions on the Securities are payable or (ii) the date the Security Issuer is required to give notice to any self-regulatory organization or to holders of the Securities of the record date or the payment date for such distribution. The Security Issuer shall give notice of the Security Guarantor's selection of such deferral period to the holders of the Securities.

         If Guarantor Debentures have been distributed to holders of trust securities, the Security Guarantor shall give the holders of the Guarantor Debentures notice of its selection of such deferral period ten Business Days prior to the earlier of (i) the next succeeding interest payment date or (ii) the date the Security Guarantor is required to give notice to any self-regulatory organization or to holders of the Guarantor Debentures of the record or payment date for such related interest payment.

Guarantor Debenture Indenture Events of Default

         The Guarantor Debenture Indenture provides that any one or more of the following constitutes an event of default with respect to the Guarantor
Debentures:

         (a) failure for 30 days to pay interest on the Guarantor Debentures when due; provided that a valid extension of the interest payment period by the Security Guarantor shall not constitute a default in the payment of interest for this purpose;

         (b) failure to pay principal of or premium, if any, on the Guarantor Debentures when due whether at maturity, upon redemption, by declaration or otherwise;

         (c) failure to observe or perform any other covenant applicable to the Guarantor Debentures for 90 days after written notice to the Security Guarantor from the Guarantor Debenture Trustee or the holders of at least 25% in principal amount of the outstanding Guarantor Debentures; or

         (d) certain events in bankruptcy, insolvency or reorganization of the Security Guarantor.

         In each and every such case, unless the principal of all the Guarantor Debentures shall have already become due and payable, either the Guarantor Debenture Trustee or the holders of not less than 25% in aggregate principal amount of the Guarantor Debentures then outstanding, by notice in writing to the Security Guarantor (and to the Guarantor Debenture Trustee if given by such holders), may declare the principal of all the Guarantor Debentures to be due and payable immediately, and upon any such declaration the same shall become and shall be immediately due and payable.

         The holders of a majority in aggregate outstanding principal amount of the Guarantor Debentures have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Guarantor Debenture Trustee. The Guarantor Debenture Trustee or the holders of not less than 25% in aggregate outstanding principal amount of the Guarantor Debentures may declare the principal due and payable immediately upon an event of default with respect to such series, but the holders of a majority in aggregate outstanding principal amount of Guarantor Debentures may annul such declaration and waive the default if the default has been cured and a sum sufficient to pay all matured installments of interest and principal otherwise than by acceleration and any premium has been deposited with the Guarantor Debenture Trustee.

         The holders of a majority in aggregate outstanding principal amount of the Guarantor Debentures may, on behalf of the holders of all the Guarantor Debentures, waive any past default, except a default in the payment of principal, premium, if any, or interest on Guarantor Debentures (unless such default has been cured and a sum sufficient to pay all matured installments of interest and principal otherwise than by acceleration and any premium has been deposited with the Guarantor Debenture Trustee) or a call for redemption of Guarantor Debentures. The Security Guarantor is required to file annually with the Guarantor Debenture Trustee a certificate as to whether or not the Security Guarantor is in compliance with all the conditions and covenants under the Guarantor Debenture Indenture.

Modification of Guarantor Debenture Indenture and Waivers of Compliance

         The Indenture contains provisions permitting the Security Guarantor and the Guarantor Debenture Trustee, with the consent of the holders of not less than a majority in principal amount of the junior subordinated debentures of all series affected by such modification or waiver at the time outstanding (voting as one class), to modify the Guarantor Debenture Indenture or any supplemental indenture or the rights of the holders of the respective junior subordinated debentures, or waive compliance by the Security Guarantor with any of its obligations thereunder, provided that no such modification or waiver shall (i) extend the final maturity of the Guarantor Debentures, or reduce the principal amount thereof, or reduce the rate or extend the time of payment of interest thereon, or change the currency or currency unit of payment thereof, or change the method in which amounts of payments of principal or interest thereon are determined, or reduce any amount payable upon redemption, or impair or affect the right of a holder to institute suit for the payment thereof, without the consent of the holder of each Guarantor Debenture or (ii) reduce the aforesaid percentage of Guarantor Debentures whose consent is required for any such modification, without the consent of the holder of all Guarantor Debentures.

         In the event the consent of the Security Trustee as the holder of the Guarantor Debentures is required under the Guarantor Debenture Indenture with respect to any amendment, modification or termination of the Guarantor Debenture Indenture or the Guarantor Debentures, the Security Trustee shall request the direction of the holders of the trust securities with respect to such amendment, modification or termination and shall vote with respect to such amendment, modification or termination as directed by a majority in liquidation amount of the trust securities voting together as a single class; provided, however, that where any such amendment, modification or termination under the Guarantor Debenture Indenture would require the consent or vote of (1) holders of Guarantor Debentures representing a specified percentage greater than a majority in principal amount of the Guarantor Debentures or (2) each holder of Guarantor Debentures, the Security Trustee may only give such consent or vote, in the case of clause (1), at the direction of the holders of trust securities representing such specified percentage of the aggregate liquidation amount of the trust securities or, in the case of clause (2), as directed by each holder of trust securities; and, provided further, however, that the Security Trustee shall be under no obligation to take any such action in accordance with the directions of the holders of the Trust Securities unless the Security Trustee has obtained an opinion of nationally recognized independent tax counsel recognized as expert in such matters to the effect that the Trust will not be classified for United States Federal income tax purposes as an association taxable as a corporation or a partnership on account of such action and will be treated as a grantor trust for United States Federal income tax purposes following such action.

         The Guarantor Debenture Indenture also permits the Security Guarantor and the Guarantor Debenture Trustee to amend such Guarantor Debenture Indenture in certain circumstances without the consent of the holders of Guarantor Debentures to evidence the merger of the Security Guarantor, the replacement of the Guarantor Debenture Trustee, to effect modifications which do not affect the Guarantor Debentures, and for certain other purposes.

Consolidations, Mergers and Sales of Assets

         The Security Guarantor may not merge or consolidate with any other corporation or sell or convey all or substantially all of its assets to any person or entity, unless either the Security Guarantor shall be the continuing corporation or the successor corporation shall be a corporation organized under the laws of the United States or any state thereof and shall expressly assume the payment of the principal of and interest on the Guarantor Debentures and the performance and observance of all the covenants and conditions of the Guarantor Debenture Indenture binding upon the Security Guarantor, and the Security Guarantor or such successor corporation shall not, immediately after such merger or consolidation, or such sale or conveyance, be in default in the performance of any such covenant or condition.

Governing Law

         The Guarantor Debenture Indenture and the Guarantor Debt Securities will be governed by, and construed in accordance with, the laws of the State of New York.

Information Concerning the Guarantor Debenture Trustee

         First Trust of New York, National Association is the Guarantor Debenture Trustee (the "Guarantor Debenture Trustee"). The Guarantor Debenture Trustee, prior to default, undertakes to perform only such duties as are specifically set forth in the Guarantor Debenture Indenture and, after default, shall exercise the same degree of care as a prudent individual would exercise in the conduct of his or her own affairs. Subject to such provision, the Guarantor Debenture Trustee is under no obligation to exercise any of the powers vested in it by the Guarantor Debenture Indenture at the request of any holder of Guarantor Debt Securities, unless offered reasonable indemnity by such holder against the costs, expenses and liabilities that might be incurred thereby.

         The Guarantor Debenture Trustee is not required to expend or risk its own funds or otherwise incur personal financial liability in the performance of its duties if the Guarantor Debenture Trustee reasonably believes that repayment or adequate indemnity is not reasonably assured to it.

Description of the Guarantee

         Set forth below is a summary of information concerning the guarantee that will be executed and delivered by the Security Guarantor for the benefit of the holders from time to time of the Securities. The guarantee will be held by First Trust of New York, National Association, acting in its capacity as indenture trustee with respect thereto, for the benefit of holders of the Securities of the Security Issuer.

         The Security Guarantor will irrevocably and unconditionally agree, to the extent set forth therein, to pay in full, to the holders of the Securities, the Guarantee Payments (as defined herein), to the extent not paid by the Security Issuer, regardless of any defense, right of set-off or counterclaim that the Security Issuer may have or assert. The following payments or distributions with respect to Securities to the extent not paid or made by the Security Issuer (the "Guarantee Payments"), will be subject to the guarantee (without duplication): (i) any accrued and unpaid distributions on Securities, and the redemption price, including all accrued and unpaid distributions to the date of redemption, with respect to any Securities called for redemption by the Security Issuer, but if and only to the extent that in each case the Security Guarantor has made a payment to the Security Trustee of interest or principal on the Guarantor Debt Securities deposited in the Security Issuer as trust assets, and (ii) upon a voluntary or involuntary liquidation, dissolution, winding-up or termination of the Security Issuer (other than in connection with the distribution of such Guarantor Debt Securities to the holders of the Securities or the redemption of all the Securities upon the maturity or redemption of such Guarantor Debt Securities) the lesser of (a) the aggregate of the liquidation amount and all accrued and unpaid distributions on the Securities to the date of payment, to the extent the Security Issuer has funds available therefor, or (b) the amount of assets of the Security Issuer remaining available for distribution to holders of the Securities upon liquidation of the Security Issuer. The Security Guarantor's obligation to make a Guarantee Payment may be satisfied by direct payment of the required amounts by the Security Guarantor to the holders of the Securities or by causing the Security Issuer to pay such amounts to such holders.

         The Security Guarantor's obligations under the Security Agreement, the guarantee, the Guarantor Debt Securities purchased by the Security Issuer and the Guarantor Debenture Indenture in the aggregate will provide a full and unconditional guarantee on a subordinated basis by the Security Guarantor of payments due on the Securities. However, the guarantee covers distributions and other payments on the Securities only if and to the extent that the Security Guarantor has made a payment to the Security Trustee of interest or principal on the Guarantor Debt Securities deposited in the Security Issuer as trust assets. If the Security Guarantor does not make interest or principal payments on the Guarantor Debt Securities deposited in the Security Issuer as trust assets, the Security Trustee will not make distributions on the Securities of the Security Issuer and the Security Issuer will not have funds available therefor.

Covenants of the Security Guarantor

         In the guarantee, the Security Guarantor will covenant that, so long as any Securities remain outstanding, the Security Guarantor will not declare or pay any dividends on, or redeem, purchase, acquire or make a distribution or liquidation payment with respect to, any of its common stock or preferred stock or make any guarantee payment with respect thereto, if at such time (i) the Security Guarantor shall be in default with respect to its Guarantee Payments or other payment obligations under such guarantee, (ii) there shall have occurred any Security Agreement Event of Default or (iii) in the event that Guarantor Debt Securities are issued to the Security Issuer in connection with the issuance of trust securities by the Security Issuer, the Security Guarantor shall have given notice of its election to defer payments of interest on such Junior Subordinated Debt Securities by extending the interest payment period as provided in the terms of the Guarantor Debt Securities and such period, or any extension thereof, is continuing; provided, however, that the foregoing restrictions shall not apply to (i) dividends, redemptions, purchases, acquisitions, distributions or payments made by the Security Guarantor by way of issuance of shares of its capital stock, (ii) payments of accrued dividends by the Security Guarantor upon the redemption, exchange or conversion of any preferred stock of the Security Guarantor as may be outstanding from time to time in accordance with the terms of such preferred stock, (iii) cash payments made by the Security Guarantor in lieu of delivering fractional shares upon the redemption, exchange or conversion of any preferred stock of the Security Guarantor as may be outstanding from time to time in accordance with the terms of such preferred stock, (iv) repurchase, redemptions or other acquisitions of shares of capital stock of the Security Guarantor in connection with any employment contract, benefit plan or other similar arrangement with or for the benefit of employees, officers, directors or consultants, or (v) any declaration of a dividend in connection with the implementation of a stockholders' rights plan, or the issuance of stock under any such plan in the future, or the redemption or repurchase of such rights pursuant thereto. In addition, so long as any Securities remain outstanding, the Security Guarantor has agreed (i) to remain the sole direct or indirect owner of all the outstanding common securities and not to cause or permit such common securities to be transferred except to the extent permitted by the Security Agreement, provided that any permitted successor of the Security Guarantor under the Guarantor Debenture Indenture may succeed to the Security Guarantor's ownership of such common securities, and (ii) to use reasonable efforts to cause the Security Issuer to continue to be treated as a grantor trust for United States Federal income tax purposes, except in connection with a distribution of Guarantor Debt Securities.

Amendments and Assignment

         Except with respect to any changes that do not adversely affect the rights of holders of the applicable Securities (in which case no consent will be required), the guarantee may be amended only with the prior approval of the holders of not less than 66 2/3% in liquidation amount of the outstanding Securities. All guarantees and agreements contained in the guarantee shall bind the successors, assignees, receivers, trustees and representatives of the Security Guarantor and shall inure to the benefit of the holders of the Securities then outstanding. Except in connection with a consolidation, merger or sale involving the Security Guarantor that is permitted under the Guarantor Debenture Indenture, the Security Guarantor may not assign its obligations under the guarantee.

Termination of Guarantee

         The guarantee will terminate and be of no further force and effect upon full payment of the redemption price of all Securities, or upon distribution of the Guarantor Debt Securities to the holders of the Securities in exchange for all the Securities, or upon full payment of the amounts payable upon liquidation of the Security Issuer. Notwithstanding the foregoing, the guarantee will continue to be effective or will be reinstated, as the case may be, if at any time any holder of Securities must restore payment of any sums paid under such Securities or such guarantee.

Status of Guarantee

         The Security Guarantor's obligations under the guarantee to make the Guarantee Payments will constitute an unsecured obligation of the Security Guarantor and will rank (i) subordinate and junior in right of payment to all other indebtedness, liabilities and obligations of the Security Guarantor and any guarantees, endorsements or other contingent obligations of the Security Guarantor in respect of such indebtedness, liabilities or obligations, including the Guarantor Debt Securities, except those made pari passu or subordinate by their terms, and (ii) senior to all capital stock now or hereafter issued by the Security Guarantor and to any guarantee now or hereafter entered into by the Security Guarantor in respect of any of its capital stock. The Security Guarantor's obligations under the guarantee will rank pari passu with any other guarantee. Because the Security Guarantor is a holding company, the Security Guarantor's obligations under the guarantee are also effectively subordinated to all existing and future liabilities of the Security Guarantor's subsidiaries, except to the extent that the Security Guarantor is a creditor of the subsidiaries recognized as such. The Security Agreement provides that each holder of Securities, by acceptance thereof, agrees to the subordination provisions and other terms of the guarantee.

         The guarantee will constitute a guarantee of payment and not of collection (that is, the guaranteed party may institute a legal proceeding directly against the Security Guarantor to enforce its rights under the guarantee without first instituting a legal proceeding against any other person or entity). The guarantee will be deposited with First Trust of New York, National Association, as indenture trustee, to be held for the benefit of the holders of the Securities. First Trust of New York, National Association shall enforce such guarantee on behalf of the holders of the Securities. The holders of not less than a majority in aggregate liquidation amount of the Securities have the right to direct the time, method and place of conducting any proceeding for any remedy available in respect of the guarantee, including the giving of directions to First Trust of New York, National Association. If First Trust of New York, National Association fails to enforce the guarantee as above provided, any holder of Securities may institute a legal proceeding directly against the Security Guarantor to enforce its rights under such guarantee, without first instituting a legal proceeding against the Security Issuer or any other person or entity.

Miscellaneous

         The Security Guarantor will be required to provide annually to First Trust of New York, National Association a statement as to the performance by the Security Guarantor of certain of its obligations under the guarantee and as to any default in such performance. The Security Guarantor is required to file annually with First Trust of New York, National Association an officer's certificate as to the Security Guarantor's compliance with all conditions to be complied with by it under the guarantee.

         First Trust of New York, National Association, prior to the occurrence of a default, undertakes to perform only such duties as are specifically set forth in the guarantee and, after default with respect to the guarantee, shall exercise the same degree of care as a prudent individual would exercise in the conduct of his or her own affairs. Subject to such provision, First Trust of New York, National Association is under no obligation to exercise any of the powers vested in it by the guarantee at the request of any holder of Securities unless it is offered reasonable indemnity against the costs, expenses and liabilities that might be incurred thereby.

Governing Law

         The guarantee will be governed by, and construed in accordance with, the laws of the State of New York.

Relationship Among the Securities, Guarantor Debentures and the Guarantee

         The Security Agreement specifies that Security Issuer exists for the sole purpose of (a) issuing and selling the trust securities evidencing undivided beneficial interests in the assets of the Security Issuer and investing the proceeds from such issuance and sale in the Guarantor Debentures and (b) engaging in such other activities as are necessary, convenient or incidental thereto.

         As long as payments of interest and other payments are made when due on the Guarantor Debentures, such payments will be sufficient to cover distributions and other payments due on the Securities primarily because (i) the aggregate principal amount of Guarantor Debentures held as trust assets will be equal to the sum of the aggregate stated liquidation amount of the trust securities; (ii) the interest rate and interest and other payment dates on the Guarantor Debentures will match the distribution rate and distribution and other payment dates for the Securities; (iii) the Security Agreement provides that the Security Guarantor shall pay for all debts and obligations (other than with respect to the trust securities) and all costs and expenses of the Security Issuer, including any taxes and all costs and expenses with respect thereto, to which the Security Issuer may become subject, except for United States withholding taxes; and (iv) the Security Agreement further provides that the trustees thereunder shall not cause or permit the Security Issuer, among other things, to engage in any activity that is not consistent with the limited purposes of the Security Issuer. With respect to clause (iii) above, however, no assurance can be given that the Security Guarantor will have sufficient resources to enable it to pay such debts, obligations, costs and expenses on behalf of the Security Issuer.

         Payments of distributions and other payments due on the Securities are guaranteed by the Security Guarantor on a subordinated basis as and to the extent set forth herein. If the Security Guarantor does not make interest or other payments on the Guarantor Debentures, the Security Issuer will not make distributions or other payments on the Securities. Under the Security Agreement, if and to the extent the Security Guarantor does make interest or other payments on the Guarantor Debentures, the Security Trustee is obligated to make distributions or other payments on the Securities. The guarantee is a full and unconditional guarantee from the time of issuance of the Securities, but the guarantee covers distributions and other payments on the Securities only if and to the extent that the Security Guarantor has made a payment to the Security Trustee of interest or principal on the Guarantor Debentures deposited in the Security Issuer as trust assets.

         The Security Trustee will have the power to exercise all rights, powers and privileges under the Guarantor Debenture Indenture with respect to the Guarantor Debentures, including its rights as the holder of the Guarantor Debentures to enforce the Security Guarantor's obligations under the Guarantor Debentures upon the occurrence of an Guarantor Debenture Indenture Event of Default, and will also have the right to enforce the guarantee on behalf of the holders of the Securities. In addition, the holders of at least a majority in liquidation amount of the Securities will have the right to direct the Security Trustee with respect to certain matters under the Security Agreement and the guarantee. If the Security Trustee fails to enforce its rights under the Guarantor Debenture Indenture, any holder of Securities may, to the extent permitted by applicable law, after a period of 30 days has elapsed from such holder's written request to the Security Trustee to enforce such rights, institute a legal proceeding against the Security Guarantor to enforce the Security Trustee's rights under the Guarantor Debentures without first instituting any legal proceeding against the Security Trustee or any other person or entity. Notwithstanding the foregoing, if an event of default has occurred and is continuing and such event is attributable to the failure of the Security Guarantor to pay interest or principal on the Guarantor Debentures on the date such interest or principal is otherwise payable (or in the case of redemption, the redemption date), then a holder of Securities may directly institute suit against the Security Guarantor for enforcement of payment to such holder of the principal of or interest on Guarantor Debentures having a principal amount equal to the aggregate liquidation amount of the Securities held by such holder on or after the respective due date specified in the Guarantor Debentures. The holders of Securities will not be able to exercise directly against the Security Guarantor any other remedy available to the holders of the Guarantor Debentures unless the Security Trustee first fails to do so. If the Security Trustee fails to enforce the guarantee, to the extent permitted by applicable law, any holder of Securities may institute a legal proceeding directly against the Security Guarantor to enforce the Security Trustee's rights under the guarantee without first instituting a legal proceeding against the Security Issuer, the Security Trustee or any other person or entity. Notwithstanding the foregoing, if the Security Guarantor has failed to make a Guarantee Payment, a holder of Securities may directly institute a proceeding against the Security Guarantor for enforcement of such holder's right to receive payment under the Guarantee. The Security Guarantor waives any right or remedy to require that any action be brought first against the Security Issuer or any other person or entity before proceeding directly against the Security Guarantor.

                          DESCRIPTION OF SWAP AGREEMENT

         As described in the Prospectus, the Trust will enter into a Swap Agreement with Morgan Stanley & Co. International Limited ("MSIL") in the form of a 1992 Master Agreement (as governed by the ISDA Definitions), subject to a Schedule to the Master Agreement in the form attached as an exhibit to the Registration Statement with the modified provisions described in this Supplement.

         The Swap Agreement will document an option transaction between the Trust and the Swap Counterparty under which the Trust will grant a call option to the Swap Counterparty with respect to the Securities. Morgan Stanley & Co. International Limited ("MSIL") will act as the initial Swap Counterparty and enter into a call option transaction with the Trust. MSIL may assign its rights under the Swap Agreement in whole or in part at any time. The call rights under the Swap Agreement expire February 1, 2024.

         The call option may not be exercised prior to February 1, 2007, except in connection with a redemption by the Security Issuer of the Securities. The call option may be exercised at any time, in whole or in part, on or after February 1, 2007. Upon exercise, the Trust will receive an amount equal to 100% of the aggregate Unit Principal Balance of the Class A Units to be redeemed and accrued interest on the Securities called.

         If the Security Issuer has not given notice of its intention to redeem Securities, the Swap Counterparty may give notice of its intention to exercise the call rights under the Swap Agreement on not less than 25 or more than 60 calendar days' notice. The Swap Counterparty may give notice of its intention to exercise its call rights under the Swap Agreement on 10 calendar days' notice if the Security Issuer has given notice of its intention to redeem Securities. If the Security Issuer is redeeming the Securities due to a Tax Event, Investment Company Event or Capital Treatment Event, the Swap Counterparty may give less than 10 days' notice if the Security Issuer has given less than 15 days' notice.

         The Class A Units to be redeemed in full will be selected on the basis of random selection by the Trustee in connection with any partial exercise of the call rights of the Swap Counterparty.

         If the Swap Agreement is terminated, the Swap Counterparty will be entitled to a Swap Termination Payment in an amount equal to the proceeds available after paying amounts required with respect to the Units and certain other amounts.

         You should note that the Swap Agreement contains a provision requiring the Swap Counterparty to make certain payments with respect to the Class B Units upon exercise of the call rights. This requirement may make exercise less likely and you should not rely upon an expectation of exercise of the call rights under the Swap Agreement.

         The Swap Agreement is not subject to partial termination except in connection with a partial redemption of the Securities held by the Trust. The Swap Agreement is subject to early termination if there is a Trust Wind-Up Event. The Trust Wind-Up Events are limited to (i) redemption by the Security Issuer of all Securities held by the Trust, (ii) exercise of the call rights under the Swap Agreement as to all Securities held by the Trust, (iii) a Security Default, (iv) designation by the Swap Counterparty of an Early Termination Date under the Swap Agreement following an "Illegality" or "Tax Event" under the Swap Agreement, (v) the Securities become Disqualified Securities, or (vi) any Excess Expense Event (as defined in the Prospectus). No other Events of Default or Termination Events specified in the ISDA Master Agreement will be applicable to the Swap Counterparty or the Trust.

         The principal economic terms of the swap transaction (as described above) will be set forth in a confirmation under the Master Agreement (the "Confirmation") as of the Closing Date. A Current Report on Form 8-K relating to the Class A Units containing a copy of the Confirmation as executed will be filed by the Depositor with the Commission following the issuance and sale of the Class A Units.

         In connection with an additional issuance of Units, the Depositor may arrange for the Trust to enter into an additional Swap Agreement with terms that are identical to those of the Swap Agreement entered into as of the Closing Date. Such Swap Agreement may have a different Swap Counterparty than the Swap Agreement entered into on the Closing Date if the Rating Agency Condition is satisfied with respect to such Swap Counterparty.


Limited Guaranty of MSDW
         Morgan Stanley Dean Witter & Co. ("MSDW") will guarantee the amounts payable by MSIL under the Swap Agreement. MSDW will not guarantee any amounts payable by any other Swap Counterparty including an assignee of MSIL under the Swap Agreement.

                         DESCRIPTION OF TRUST AGREEMENT

         The following summarizes the material terms of the Trust Agreement to the extent they are not set forth in the Prospectus.

         The Units will be issued pursuant to a Trust Agreement incorporating the provisions of the Standard Terms of Trust Agreements, a form of which is filed as an exhibit to the Registration Statement. A Current Report on Form 8-K relating to the Units containing a copy of the Trust Agreement as executed will be filed by the Depositor with the Commission following the issuance and sale of the Units. The Trust created under the Trust Agreement will consist of (i) the Trust Property (exclusive of any Retained Interest, which is not part of the Trust) and (ii) all payments on or collections in respect of the Trust Property due after the Closing Date, together with any proceeds thereof. Reference is made to the Prospectus for important information in addition to that set forth herein regarding the Trust, the terms and conditions of the Trust Agreement and the Units.

         Under the rules, regulations and procedures creating and affecting DTC and its operations, DTC will take action permitted to be taken by a Unitholder under the Trust Agreement only at the direction of one or more Participants to whose DTC account such Units are credited. Additionally, DTC will take such actions with respect to specified Voting Rights only at the direction and on behalf of Participants whose holdings of such Units evidence such specified Voting Rights. DTC may take conflicting actions with respect to Voting Rights, to the extent that Participants whose holdings of Units evidence such Voting Rights authorize divergent action. See "Description of Units--Form" in the Prospectus.

         The Trust will not participate in any self-tender by the Security Issuer for the Securities and the Trustee will not accept any instructions to the contrary from the Unitholders.

Trustee Compensation

         As compensation for and in payment of trust expenses related to its services under the Trust Agreement other than Extraordinary Trust Expenses, the Trustee will receive Trustee Fees on each Distribution Date in the amount equal to $3,750. The "Trigger Amount" with respect to Extraordinary Trust Expenses for the Trust is $25,000 and the Maximum Reimbursable Amount is $100,000.

         The Depositor will act as expense administrator on behalf of the Trust. The Depositor will be responsible for paying the Trustee Fee and reimbursing certain other expenses of the Trust. The Depositor will receive a fee equal to 0.04% per annum of the principal amount of the Securities held by the Trust payable on each Distribution Date as its fee, payable on the basis of a 360 day year consisting of twelve 30 day months. This fee is payable only from available interest receipts received with respect to the Securities after application of such receipts to payment of accrued interest on the Units and any Swap Termination Payments currently owing.

Retained Interest

         The Depositor retains the right to receive any and all interest that accrues on the Securities prior to the Closing Date. The Depositor will receive such accrued interest on the first Distribution Date for the Units and such amount shall be paid from the interest payment made with respect to the Securities with respect to such date.

         The Depositor will also retain the right to receive any and all interest that accrues on any additional Securities that accrues prior to their deposit in connection with an additional issuance of Units. The Depositor will receive any such accrued interest on the first Distribution Date after such deposit and such amount shall be paid from the interest payment made with respect to the Securities with respect to such Distribution Date.

         If a Security Default occurs on or prior to the first Distribution Date and the Depositor does not receive such Retained Interest amount in connection with such Distribution Date, the Depositor will have a claim for such Retained Interest, and will share pro rata with holders of the Units to the extent of such claim in the proceeds from the recovery on the Securities.

Trust Wind-Up Events

         A Trust Wind-Up Event will occur upon (i) redemption by the Security Issuer of all Securities held by the Trust, (ii) exercise of the call rights under the Swap Agreement as to all Securities held by the Trust, (iii) a Security Default, (iv) designation by the Swap Counterparty of an Early Termination Date under the Swap Agreement following an "Illegality" or "Tax Event" under the Swap Agreement, (v) the Securities becoming Disqualified Securities, or (vi) any Excess Expense Event (as defined in the Prospectus). The Trust will terminate in connection with any Trust Wind-Up Event.

         The Security Guarantor will be considered the "Security Issuer" for purposes of determining whether the Security Issuer is an Eligible Issuer and whether the Securities are Disqualified Securities.

         A "Security Default" shall mean one of the following events: (i) the acceleration of the outstanding Securities under the terms of the Securities and/or the applicable Security Agreement and failure to pay the accelerated amount on the acceleration date; (ii) the failure of the Security Issuer (or the Security Guarantor on its behalf or under the Security Guaranty) to pay an installment of principal of, or any amount of interest due on, the Securities after the due date thereof and after the expiration of any applicable grace period; or (iii) the occurrence of any of the events of default under such Securities and/or Security Agreement relating to the insolvency or bankruptcy of the Security Issuer or the Security Guarantor.

         If a Trust Wind-Up Event occurs, any Securities held by the Trust will be liquidated (by delivery to the Security Issuer in the event of a redemption).

         If the related Trust Wind-Up Event occurs due to a redemption of the Securities by the Security Issuer or exercise of the call rights under the Swap Agreement as to all Securities held by the Trust, (i) amounts received as accrued interest on the Securities will be applied as to amounts treated as accrued interest on the Class A Units and the Class B Units pro rata in proportion to the amount of accrued interest outstanding on each such Class and
(ii) amounts received as principal or par on the Securities will be applied to the Unit Principal Balance of the Class A Units up to 100% of the Unit Principal Balance of each Class A Unit. Remaining accrued interest will be applied to the expense administrator's fee. Any remaining amounts will be paid to the Swap Counterparty as a Swap Termination Payment under the Swap Agreement.

         If the Trust is terminated for any other reason, the proceeds of liquidation will be applied to redeem the Class A Units and the Class B Units. The Class A Units will have a claim on the proceeds of the liquidation equal to their aggregate Unit Principal Balance plus accrued interest. The Class B Units will have a claim on the proceeds of liquidation equal to the value calculated
(x) by discounting each remaining scheduled payment at a rate of 7.95% (on the basis of a 360 day consisting of twelve 30 day months) and adding (y) accrued interest. If the proceeds of the liquidation is less than the combined claim amounts of the Class A Units and the Class B Units, the proceeds will be distributed in proportion to the claim amounts of the Class A Units and the Class B Units in full satisfaction of the claims of the Units. If the proceeds of liquidation exceed the claims of the Class A Units and the Class B Units, the excess will be paid to the Swap Counterparty as a Swap Termination Payment under the Swap Agreement.

         If the Trust must sell the Securities it holds in connection with a termination or exercise of the call rights under the Swap Agreement, the Trust will sell the Securities through Morgan Stanley (in such capacity, the "Selling Agent"). The Selling Agent must solicit at least three bids for all of the Securities held by the Trust. The Selling Agent must solicit at least three of such bids from registered broker-dealers of national reputation, but additional bids may be solicited from one or more financial institutions or other counterparties with credit worthiness acceptable to the Selling Agent in its discretion. The Selling Agent will, on behalf of the Trust, sell the Securities at the highest bid price received.

                      U.S. FEDERAL INCOME TAX CONSEQUENCES

         The following discussion, insofar as it states conclusions of law, represents the opinion of Cleary, Gottlieb, Steen & Hamilton, special counsel to the Depositor, pertaining to the material federal income tax consequences of the purchase, ownership and disposition of Class A Units. The discussion applies only to a Unitholder who acquires Class A Units at a price equal to the Unit Principal Balance.

         The Trust will be treated as a grantor trust and will not be characterized as an association taxable as a corporation (or publicly traded partnership treated as an association) for federal income tax purposes.

         Each Class A Unitholder will be treated, for federal income tax purposes, as if it had (1) purchased its pro rata share of the Securities (less the interest represented by the Class B Units) and (2) granted a call option to the Swap Counterparty in respect of those Securities in exchange for a premium equal to the fair market value of such option. Accordingly, a Class A Unitholder's initial basis in its pro rata share of the Securities will equal the sum of its cost for the Class A Units and its pro rata share of such option premium. See the discussion in the accompanying Prospectus under "U.S. Federal Income Tax Consequences--Tax Consequences of Separate Treatment--Allocation of Basis and Sales Proceeds". The option premium will also be taken into account as an additional amount realized when the option is settled or otherwise terminated as to the Unitholder, including by disposition through sale of the Class A Units.

         The Trust will not identify the Securities and the Swap Agreement as part of an integrated transaction within the meaning of Treasury regulations section 1.1275-6, and the following discussion assumes that the Securities and the Swap Agreement are not integrated. A Class A Unitholder should consult its own tax advisors regarding the availability and consequences of integration of the Securities and Swap Agreement. See the discussion in the accompanying Prospectus under "U.S. Federal Income Tax Consequences--Tax Consequences of Integration".

         The discussion below also is based on, and assumes the correctness of, the tax disclosure in the Security Prospectus, including the underlying factual assumptions (for example, that the likelihood that the Security Issuer will defer payments of interest on the Securities is remote). A prospective purchaser of the Class A Units should consult its own tax advisor with regard to the U.S. federal income tax consequences of purchasing, holding and disposing of the Class A Units if the Securities are treated in a manner different from what is described in the tax disclosure in the Security Prospectus.

         Interest on the Class A Units will be included in income as ordinary interest income (and not as original issue discount) as it is paid or accrued, in accordance with the Unitholder's method of accounting. If the Security Issuer does exercise its right to defer payments of interest on the Securities, however, Class A Unitholders will be required to accrue income (as original issue discount) in respect of the deferred interest allocable to their Class A Units on an economic accrual basis before the receipt of cash attributable to the interest, regardless of their method of tax accounting. See the discussion in the Security Prospectus under "Taxation--Interest and Original Issue Discount".

         Although the Class A Units are expected to trade "flat" (without a specific allocation to accrued interest), for U.S. federal income tax purposes a portion of the amount realized on sale will be treated as a payment of accrued interest and taxed as an interest payment to the extent such amount has not already been included in income.

         As described above, a Class A Unitholder's basis in the Securities will exceed the principal amount of the Securities because such basis will include an option premium. A Class A Unitholder should consult its own tax advisors with respect to whether or not to elect to amortize such excess amount as a bond premium under section 171 of the Code. Generally, once such an election is made for any debt instrument held by a taxpayer, it applies to all premium debt instruments held by the taxpayer in both current and future years. If such an election is made, the Unitholder's basis in the Securities will be reduced by the amount of premium amortized; this reduction in basis will increase gain or reduce loss realized upon the sale or other disposition of the Securities, including through sale of the Class A Units.

         A Unitholder's ownership interest in the Securities and related obligation under the Swap Agreement will constitute a straddle for U.S. federal income tax purposes, assuming the Securities are considered to be "actively traded", which is likely to be the case. Under the straddle rules, any capital gain or loss realized upon a sale, redemption or other disposition of a Class A Unit will be short term capital gain or loss without regard to the length of time that the holder has held the Class A Unit. See "U.S. Federal Income Tax Consequences--Tax Consequences of Separate Treatment--Straddle Rules" in the accompanying Prospectus.

         If the straddle rules do not apply and a Unitholder has held its Class A Units for more than one year, capital gains or losses from the Securities may be long-term gains or losses, but all capital gains or losses from a lapse or termination of the Swap Agreement would be short-term.

         Pursuant to recent tax legislation, the rate of backup withholding tax (described in the Prospectus under the heading "Information Reporting and Backup Withholding") is reduced for payments made prior to January 1, 2011. The rate is currently 30% and will be further reduced to 29% on January 1, 2004 and 28% on January 1, 2006.

                              ERISA CONSIDERATIONS

         The restrictions described in the Prospectus with respect to the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and related issues under the heading "ERISA Considerations" shall not apply to the Class A Units.

         However, plans subject to Title I of ERISA, Section 4975 of the Internal Revenue Code of 1986, as amended (the "Code"), or any federal, state or local law substantially similar to the foregoing provisions of ERISA and the Code ("Plans") should note that (as disclosed in the Security Prospectus) the Security Issuer and the Security Guarantor and their affiliates may be considered to be "parties in interest" (as defined in ERISA) or "disqualified persons" (as defined in the Code) with respect to many Plans.

                              PLAN OF DISTRIBUTION

         Subject to the terms and conditions set forth in the Underwriting Agreement, dated as of the Closing Date (the "Underwriting Agreement"), between Morgan Stanley as underwriter (in such capacity, the "Underwriter") and the Depositor, the Depositor has agreed to sell and Morgan Stanley (an affiliate of the Depositor) has agreed to purchase, the Class A Units.

         The Underwriter has agreed, subject to the terms and conditions set forth in the Underwriting Agreement, to purchase all Class A Units offered hereby if any of such Class A Units are purchased.

         The Depositor has been advised by the Underwriter that it proposes to acquire such Class A Units for its own account and to resell the Class A Units from time to time in one or more transactions including negotiated transactions, at fixed public offering prices or at varying prices to be determined at the time of sale or at the time of commitment therefor. The Underwriter may effect such transactions by selling Class A Units to or through dealers and such dealers may receive compensation in the form of underwriting discounts, concessions or commissions from the Underwriter and any purchasers of Class A Units for whom they may act as agents. The Underwriter and any dealers that participate with the Underwriter in the distribution of Class A Units may be deemed to be underwriters, and any profit on the resale of Class A Units by them may be deemed to be underwriting discounts, or commissions under the Securities Act.

         The Underwriting Agreement provides that the Depositor will indemnify the Underwriter against certain civil liabilities, including liabilities under the Securities Act, or will contribute to payments the Underwriter may be required to make in respect thereof.

         Morgan Stanley is an affiliate of the Depositor, and the participation by Morgan Stanley in the offering of the Class A Units complies with Section 2720 of the Conduct Rules of the National Association of Securities Dealers, Inc. regarding underwriting securities of an affiliate.

         From time to time, Morgan Stanley and its affiliates may be engaged by the Security Issuer, the Security Guarantor and other security issuers as an underwriter or placement agent, in an advisory capacity or in other business arrangements. In addition, Morgan Stanley and its affiliates may make a market in outstanding securities of the Security Issuer, the Security Guarantor and any other security issuer. Each Unitholder will be deemed to have acknowledged and agreed that Morgan Stanley or its affiliates may engage in any kind of business with, or have an investment in, the Security Issuer, the Security Guarantor and any other security issuer or related persons, and in connection therewith, may obtain or be in possession of non-public information regarding the Securities or related persons which may not be made available to Unitholders.

         In order to facilitate the Offering, the Underwriter may engage in transactions that stabilize, maintain or otherwise affect the price of the Class A Units. Specifically, the Underwriter may over-allot in connection with the offering, creating a short position in the Class A Units for their own account. In addition, to cover overallotments or to stabilize the price of the Class A Units, the Underwriter may bid for, and purchase, the Class A Units in the open market. Any of these activities may stabilize or maintain the market price of the Class A Units above independent market levels. The Underwriter is not required to engage in these activities, and may end any of these activities at any time.

                                     RATINGS

         It is a condition to the issuance of the Class A Units that the Class A Units be rated not lower than A1 by Moody's Investors Service, Inc. ("Moody's") and A by Standard & Poor's, a division of the McGraw-Hill Companies ("S&P"; and together with Moody's, the "Rating Agencies").

         The ratings address the likelihood of payments being made as required under the Trust Agreement, and are based primarily on the credit quality of the Securities and other Trust Property. The rating on the Class A Units does not, however, constitute a statement regarding the occurrence or frequency of redemptions or prepayments on, or extensions of the maturity of, the Trust Property, or the corresponding effect on yield to investors.

         A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning Rating Agency. Each security rating should be evaluated independently of any other security rating.

         The Depositor has not requested a rating on the Class A Units by any rating agency other than the Rating Agencies. However, there can be no assurance as to whether any other rating agency will rate the Class A Units, or, if it does, what rating would be assigned by any such other rating agency. A rating on the Class A Units by another rating agency, if assigned at all, may be lower than the ratings assigned to the Class A Units by the Rating Agencies.

         "Rating Agency Condition" means with respect to any specified action or determination, means receipt of (i) oral or written confirmation by Moody's (for so long as the Class A Units are outstanding and rated by Moody's) and (ii) written confirmation by S&P (for so long as the Class A Units are outstanding and rated by S&P), that such specified action or determination will not result in the reduction or withdrawal of their then-current ratings on the Class A Units; provided, however, that if the Rating Agency Condition specified herein is to be satisfied only with respect to Moody's or S&P, only clause (i) or clause (ii) shall be applicable. Such confirmation may relate either to a specified transaction or may be a confirmation with respect to any future transactions which comply with generally applicable conditions published by the applicable rating agency.

                                 LEGAL OPINIONS

         Certain legal matters relating to the Class A Units will be passed upon for the Depositor and the Underwriter by Cleary, Gottlieb, Steen & Hamilton, Washington, D.C.

                             INDEX OF DEFINED TERMS

                                                                   Page
                                                                   ----

Adverse Tax Consequence............................................S-21
Business Day.......................................................S-12
Capital Treatment Event............................................S-21
Closing Date........................................................S-4
Code...............................................................S-44
Confirmation.......................................................S-39
Debt...............................................................S-27
Delaware Trustee...................................................S-18
Derivative Obligations.............................................S-27
Distribution Date...................................................S-4
EDGAR..............................................................S-15
ERISA..............................................................S-44
Final Scheduled Distribution Date...................................S-4
Guarantee Payments.................................................S-33
Guarantor Debenture Events of Default..............................S-31
Guarantor Debenture Indenture......................................S-26
Guarantor Debenture Trustee........................................S-33
Guarantor Debentures............................................S-3, 15
Initial Unit Principal Balance......................................S-2
Interest Rate.......................................................S-4
Investment Company Act.............................................S-21
Investment Company Event...........................................S-21
Maturity Advancement...........................................S-20, 28
Moody's.........................................................S-8, 45
MSDW............................................................S-7, 39
MSIL............................................................S-6, 38
NYSE.........................................................S-1, 8, 12
Plans..............................................................S-44
Rating Agencies....................................................S-45
Rating Agency Condition............................................S-46
Regular Trustees...................................................S-17
S&P.............................................................S-8, 45
Securities......................................................S-3, 15
Security Agreement.................................................S-15
Security Agreement Events of Default...............................S-22
Security Default...................................................S-41
Security Guarantor..............................................S-3, 14
Security Issuer....................................................S-15
Security Trustee...............................................S-17, 25
Selling Agent......................................................S-42
Senior Indebtedness................................................S-27
Specified Currency..............................................S-2, 12
Subordinated Indebtedness..........................................S-27
Tax Event..........................................................S-21
Trigger Amount.....................................................S-40
Underwriter........................................................S-44
Underwriting Agreement.............................................S-44
Unitholders.........................................................S-4

PROSPECTUS

              Structured Asset Trust Unit Repackagings (SATURNSSM)
                               Issuable in Series
                           MSDW Structured Asset Corp.
                                    Depositor

       The Structured Asset Trust Unit Repackagings (the "Units") offered hereby and by Prospectus Supplements (each a "Prospectus Supplement") to this
   Prospectus will be offered from time to time in one or more series (each a "Series") and in one or more classes within each such Series (each a "Class"), denominated in dollars or in one or more foreign currencies. Units of each respective Series and Class will be offered on terms to be determined at the time of sale as described in the related Prospectus Supplement accompanying the delivery of this Prospectus. Units may be sold for United States dollars or for one or more foreign currencies, and the principal of, premium on, if any, and any interest to be distributed in respect of Units may be payable in United States dollars or in one or more foreign currencies. Each Series and Class of
     Units may be issued in fully registered form without interest coupons ("Registered Units") or in bearer form with or without coupons attached ("Bearer
 Units"), as one or more global securities in registered or bearer form (each a
   "Global Security") or as individual securities in definitive form with or without coupons ("Definitive Units").

         Each Series of Units will represent in the aggregate the entire beneficial ownership interest in one or more debt, asset-backed or other fixed income securities or loans (the "Securities"), together with, if specified in the Prospectus Supplement, rights under certain swap or other derivative agreements or certain other assets described herein and in the related Prospectus Supplement (such assets, together with the Securities and any Credit Support as defined below, the "Trust Property"), to be deposited in a trust (the
  "Trust") formed pursuant to a trust agreement (the "Trust Agreement") to be entered into between MSDW Structured Asset Corp., as depositor (the "Depositor"), and Chase Bank of Texas, National Association (the "Trustee") or
  another Trustee specified in the Prospectus Supplement. With respect to each Security that represents on the date of formation of the Trust 10% or more by principal amount of the Securities held by such Trust (each a "Concentrated Security") , the issuer (and any guarantor) of the underlying Securities or of securities that provide the cash flows that service the underlying Securities
  (each a "Security Issuer"), will be (i) the United States government, (ii) a corporation, limited partnership, trust, limited liability company or other organization, banking organization or insurance company, in each case which meets the market capitalization and other requirements for a primary issuance of common stock on Form S-3 or F-3 under the Securities Act of 1933, as amended, and is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and which, in accordance therewith, files reports and other information with the Securities and Exchange Commission
 (or another applicable agency pursuant to Section 12(i) of the Exchange Act),
 (iii) the Federal National Mortgage Association or Federal Home Loan Mortgage Corporation or another government sponsored enterprise that has a comparable market capitalization and that makes information publicly available comparable to that of Exchange Act reporting companies or (iv) a Multilateral Bank Issuer
(as defined herein) (any of (i), (ii), (iii) or (iv) an "Eligible Issuer"). The
 issuer of each Security that represents on the date of formation of the Trust less than 10% by principal amount of the Securities held by such Trust will either be an Eligible Issuer or a domestic corporation, limited partnership, trust, limited liability company or other domestic organization, domestic banking organization or domestic insurance company which is subject to the information requirements of the Exchange Act and which, in accordance therewith, files reports and other information with the Securities and Exchange Commission (or another applicable agency pursuant to Section 12(i) of the Exchange Act) (a
 "Reporting Issuer"). If so specified in the related Prospectus Supplement, the
  Trust Property for a Series of Units may also include, or the Unitholders of such Units may have the benefit of, any combination of insurance policies, letters of credit, reserve accounts and other types of rights or assets designed to support or ensure the servicing and distribution of amounts due in respect of the Trust Property (collectively, "Credit Support"). See "Description of Units"
                      and "Description of Trust Property."

      Each Class of Units of any Series will represent the right, which may be senior to those of one or more of the other Classes of such Series, to receive specified portions of payments of principal, interest and certain other amounts on the Trust Property in the manner described herein and in the related Prospectus Supplement. A Series may include two or more Classes differing as to entitlement to distributions of principal, interest or premium and one or more
  Classes within such Series may be subordinated in certain respects to other
                            Classes of such Series.

     If specified in the Prospectus Supplement, application will be made to list the related Series of Units on the New York Stock Exchange.

 There will be no market for any Series of Units prior to the issuance thereof, and there can be no assurance that a secondary market will develop or, if it does develop, that it will provide Unitholders with liquidity of investment or will continue for the life of the Units.

      Bearer Units are subject to U.S. tax law requirements and may not be offered, sold or delivered within the United States or its possessions or to
U.S. persons, except in certain transactions permitted by U.S. tax regulations.

      The Units represent interests in the Trust only and do not represent obligations of or interests in the Depositor, Morgan Stanley & Co. Incorporated
   ("Morgan Stanley") or any of their respective affiliates. The Units do not represent a direct obligation of any Security Issuer or any of its affiliates.

   At the time of issue, the Units of any given Series (or each Class of such Series that is offered hereby) will be rated in one of the investment grade categories recognized by one or more nationally recognized rating agencies (each a "Rating Agency").

                               ------------------

     PURCHASERS OF UNITS SHOULD CAREFULLY CONSIDER ALL INFORMATION CONTAINED
 IN THIS PROSPECTUS AND THE APPLICABLE PROSPECTUS SUPPLEMENT, PARTICULARLY THE INFORMATION SET FORTH UNDER "RISK FACTORS" IN THIS PROSPECTUS AND ANY ANALOGOUS
                   DISCUSSION IN SUCH PROSPECTUS SUPPLEMENT.

                               ------------------


  THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE COMMISSION OR
  ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS
     PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                            ------------------------

 The Units may be offered and sold to or through Morgan Stanley as underwriter, dealer or agent, or through one or more other underwriters, dealers or agents, or directly to purchasers, as more fully described under "Plan of Distribution" and in the related Prospectus Supplement. This Prospectus may not be used to consummate sales of Units offered hereby unless accompanied by a Prospectus
                                  Supplement.

                                  ------------


                           MORGAN STANLEY DEAN WITTER

July 7, 1999

SM SATURNS is being registered as a service mark of Morgan Stanley Dean Witter & Co.

                             TABLE OF CONTENTS

                                                                            Page
                                                                            ----

PROSPECTUS SUPPLEMENTS.........................................................1
AVAILABLE INFORMATION..........................................................1
INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE................................2
RISK FACTORS...................................................................3
REPORTS TO UNITHOLDERS.........................................................8
IMPORTANT CURRENCY INFORMATION.................................................8
THE DEPOSITOR..................................................................9
USE OF PROCEEDS................................................................9
FORMATION OF TRUSTS............................................................9
MATURITY AND YIELD CONSIDERATIONS.............................................10
DESCRIPTION OF TRUST PROPERTY.................................................11
DESCRIPTION OF SWAP AGREEMENTS................................................18
MSDW..........................................................................24
DESCRIPTION OF UNITS..........................................................25
DESCRIPTION OF TRUST AGREEMENTS...............................................44
U.S. FEDERAL INCOME TAX CONSEQUENCES..........................................53
ERISA CONSIDERATIONS..........................................................66
LIMITATIONS ON ISSUANCE OF BEARER UNITS.......................................69
PLAN OF DISTRIBUTION..........................................................69
LEGAL MATTERS.................................................................71
INDEX OF DEFINED TERMS........................................................72

                             PROSPECTUS SUPPLEMENTS

         A Prospectus Supplement which describes the specific matters described below will be provided with this Prospectus. The Prospectus provides information regarding terms generally applicable to the Units, and must be read in conjunction with the related Prospectus Supplement which describes the specific terms applicable to the Units of a specific Series and may modify general terms described in the Prospectus. The specific terms of the Units described in the Prospectus Supplement qualify any related general discussion in the accompanying Prospectus.

         Each Prospectus Supplement will set forth, among other things, the following with respect to the related Series of Units: (i) the title, aggregate principal amount and authorized denominations (or, if applicable, notional amount); (ii) the currency or currencies in which the principal, premium, if any, and any interest are distributable on such Units (the "Specified Currency"), if other than U.S. dollars; (iii) the interest rate on such Units or the method of calculation thereof (the "Interest Rate"); (iv) the terms of one or more swap or other derivative transactions (each a "Transaction") under a master agreement in the form described herein (the master agreement together with each specific Transaction thereunder, the "Swap Agreement") to be entered into by the Trust; (v) the number of Classes of such Series and, with respect to each Class of such Series, its designation, aggregate principal amount and authorized denominations, the stated principal amount (or, if applicable, notional amount), if fixed or whether the principal amount or notional amount will be variable based upon one or more Transactions under a Swap Agreement;
(vi) the time and place of distribution (each such date, a "Distribution Date") of any interest, premium and/or principal; (vii) the original date of issue and the scheduled final Distribution Date for such Units; (viii) if the Units are offered at a fixed price, such price; (ix) certain information concerning the type, characteristics and specifications of the Trust Property for such Series or Class; (x) the relative rights and priorities of each such Class (including the method for allocating collections from the Trust Property to the Unitholders of each Class and the relative ranking of the claims of the Unitholders of each Class to such Trust Property); (xi) the identity of any entity or entities identified in the related Prospectus Supplement as entering into one or more Transactions with the Trust under any Swap Agreement (each a "Swap Counterparty"); (xii) a description of the specific provisions of any related Swap Agreement to the extent not described under "Description of Swap Agreements" or inconsistent with such description; (xiii) if the Swap Counterparty is not an affiliate of Morgan Stanley Dean Witter & Co. ("MSDW"), a description of any guarantee (the "Guarantee") or other type of support, if any, of such Swap Counterparty's obligations under the Swap Agreement; (xiv) any Call Rights (as defined herein) exercisable by the Depositor or any third party, or any other mandatory or optional exchange or redemption terms; and (xv) any other specific terms of such Units not described in this Prospectus. See "Description of Units - General" for a listing of other items that may be specified in the applicable Prospectus Supplement.

                              AVAILABLE INFORMATION

         Each Trust is subject to the informational requirements of the Exchange Act and in accordance therewith the Depositor files on behalf of each Trust reports and other information with the Securities and Exchange Commission (the "Commission"). Reports with respect to each Trust and other information concerning each Trust can be inspected and copied at the public reference facilities maintained by the Commission at Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549, and at the Commission's Regional Offices located at Seven World Trade Center, Suite 1300, New York, New York 10048, and Citicorp Center, Suite 1400, 500 West Madison Street, Chicago, Illinois 60661. Copies of such material can be obtained upon written request addressed to the Commission, Public Reference Section, 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. The Commission also maintains a site on the World Wide Web (the "Web") at "http://www.sec.gov" at which users can view and download copies of reports, proxy, information statements and other information filed electronically through the Electronic Data Gathering, Analysis and Retrieval ("EDGAR") system. The Depositor does not intend to send any financial reports to Unitholders.

         If the Prospectus Supplement for the Units of a given series specifies that the Units are to be listed on the New York Stock Exchange, reports and other information concerning the related Trust can also be inspected at the offices of the New York Stock Exchange, 20 Broad Street, New York, New York 10005.

         The Depositor has filed with the Commission a registration statement on Form S-3 (together with all amendments and exhibits, the "Registration Statement") under the Securities Act of 1933, as amended (the "Securities Act"), relating to the Units. This Prospectus does not contain all the information set forth in the Registration Statement, certain parts of which are omitted in accordance with the rules and regulations of the Commission. For further information, reference is hereby made to the Registration Statement.

                 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

         All documents filed by the Depositor pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to and subsequent to the date of this Prospectus and prior to the later of (i) the termination of the offering of the Units and (ii) the date on which Morgan Stanley, Morgan Stanley & Co. International Limited and other affiliates of the Depositor cease offering and selling previously issued Units shall be deemed to be incorporated by reference in this Prospectus and to be a part hereof from the date of filing of such documents. Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

         The Depositor will provide without charge to each person to whom a copy of this Prospectus is delivered, on the written or oral request of any such person, a copy of any or all of the documents incorporated herein by reference, except the exhibits to such documents (unless such exhibits are specifically incorporated by reference in such documents). Written requests for such copies should be directed to MSDW Structured Asset Corp., 1585 Broadway, New York, New York 10036, Attention: Assistant Secretary, Tel. 212-761-1715.


                                  RISK FACTORS

         The following is a discussion of the most significant factors to be considered as risks associated with an investment in the Units:

         There is no recourse to the Depositor or Morgan Stanley for payments on the Units. The Units will be obligations of the applicable Trust and distributions of interest, premium (if any) and principal thereon will only be made out of the applicable Trust Property. Such Units will not represent obligations of or interests in the Depositor, Morgan Stanley, MSDW, any Swap Counterparty, the Trustee or any of their affiliates, except to the limited extent described herein and in the applicable Prospectus Supplement. None of the Depositor, Morgan Stanley, MSDW, any Swap Counterparty, the Trustee or any of their affiliates or any other person or entity, will be obligated to make payments on such Units in the event that the applicable Trust Property is insufficient to provide for such distributions and purchasers of such Units will have no recourse against any of them or their respective assets in respect of payments not made on such Units.

         An investment in the Units is not liquid and there is limited potential for resale. There will be no market for any Series of Units prior to the issuance of the Units. Furthermore, there can be no assurance that a secondary market will develop or, if it does develop, that it will provide Unitholders with liquidity of investment or that it will continue for the life of such Units. In addition, Morgan Stanley is not obligated to make a market for the Units, and may or may not do so. Limited liquidity may adversely affect the timing of an investor's resale of Units or the price obtainable upon resale.

         Early payments may leave an investor unable to reinvest in comparable investments. The timing of distributions of interest, premium (if any) and principal of Units will be affected by any early redemption, amortization or prepayment of the related Securities. The applicable Prospectus Supplement will describe any puts, calls or other mandatory or optional redemption or early amortization features, any extension of maturity provisions applicable to such Securities. The timing of distributions on Units will also be affected by any exchange of the related Securities pursuant to a tender offer or otherwise. Early payment or amortization may adversely affect an investor by returning principal to the investor when prevailing interest rates have declined and reinvestment of such funds at the rate applicable to the Units is not possible.

         Extension of maturity may cause illiquidity and loss of more favorable investment opportunities. The timing of distributions of interest, premium (if any) and principal of Units will also be affected by any extension of maturity of the related Securities. The applicable Prospectus Supplement will describe any extension of maturity provisions applicable to the Securities. Extension of maturity prevents an investor from obtaining principal funds at the originally scheduled maturity date and may prevent an investor from obtaining favorable reinvestment at a time when prevailing interest rates have risen.

         Swap Agreements have special risks. In general, a Swap Agreement will alter the amounts and timing and, if applicable, currency, of distributions of principal and/or interest on the related Units from that which a holder would be entitled to receive from the related Securities directly. Where the Securities or all of the cash flows on the Securities are subject to the Swap Agreement, the holders of the related Units will effectively be exchanging the right to receive interest payments on the related Securities for the right to receive payments on such Units in accordance with the terms of such Swap Agreement for so long as it is in effect. The Swap Agreement is not a guarantee of the Securities in whole or in part, and no assurance can be given that the Trustee will receive either the payments due to be received on such Securities or any payment due to be received under such Swap Agreement, or that the Trustee will recover moneys under a related Guarantee, if any, upon a payment default by the Swap Counterparty under such Swap Agreement. Moreover, unless expressly entered into for such purpose and so described in the Prospectus Supplement, a Swap Agreement does not protect an investor against risks associated with prepayment or early redemption or amortization, or extension of the maturity, of the Securities. To the extent that the aggregate principal amount of the related Securities is reduced through any such redemption, payment or exchange, the corresponding notional amount for any swap or amount of any option or other reference amount for any derivative obligation subject to the Swap Agreement, and accordingly, the amounts payable by the Swap Counterparty, may be ratably reduced. See "Description of Swap Agreements - Payments Under Swap Agreements". Alternatively, if so described in the Prospectus Supplement, such events may be treated as "Termination Events" and create potential liability for Swap Termination Payments as described below.

         Changes in the value of a Swap Transaction may cause losses if a Swap Transaction terminates early. Upon an early termination of a Swap Agreement or one or more Transactions thereunder, as described more fully in "Description of Swap Agreements - Early Termination of Swap Agreements" and in any analogous discussion in the applicable Prospectus Supplement, a payment (a "Swap Termination Payment") may be payable by the applicable Trust to the Swap Counterparty or by the Swap Counterparty to such Trust, unless the Prospectus Supplement provides that Swap Termination Payments will not be payable in connection with early termination of the related Swap Agreement or Transaction. The amount of any Swap Termination Payment for any Transaction will be based on the estimated cost, at prevailing market values, that would be incurred by the Trust or by the Swap Counterparty to enter into a transaction having economic terms similar to that of the terminated Transaction (or, if such market value cannot be determined or does not produce a commercially reasonable result, the losses suffered by the Trust or the Swap Counterparty as a result of the termination of the Swap Agreement or specific Transaction(s)). The Swap Termination Payment for the Swap Agreement as a whole is the net amount payable after offsetting individual termination payments applicable to each Transaction. The Swap Counterparty will have the sole right to determine in good faith the amount of the Swap Termination Payment. The amount incurred by the Trust as a Swap Termination Payment and the resulting loss to Unitholders could be quite substantial in relation to the total value of the Securities if interest rates, currency rates and/or swap spreads have changed significantly since the Closing Date. Any Swap Termination Payment payable by the Trust will be limited (i) in the case of an early termination other than as a result of a Security Default, to a claim against the Trust Property pro rata with that of the Unitholders based on the aggregate Unit Principal Balance and (ii) in the case of an early termination as a result of a Security Default, to the Trust Property. See "Description of Units -- Early Distribution of Securities" and "Description of Trust Agreements -- Trust Wind-Up Events". Unitholders will not be liable to the Swap Counterparty for Swap Termination Payments to the extent, if any, that the amount of any such termination payments exceeds the assets of the Trust.

         The price obtained upon liquidation of Trust assets to pay a Swap Termination Payment may be unfavorable. Upon an early termination of a Transaction under the Swap Agreement, the applicable Trust will terminate (unless one or more Transactions under the Swap Agreement are not affected by the related Termination Event (as defined herein)), and any applicable Swap Termination Payment will be paid by or to the Trust. If the Trust is liable for a Swap Termination Payment, Securities may be sold by the Trustee through the Selling Agent, unless and until the Selling Agent receives notice from the Trustee of an exercise by the Unitholders of their right to tender the amount of any related Swap Termination Payment as set forth below. Unless the Prospectus Supplement designates a different Selling Agent, the Selling Agent may be Morgan Stanley or an affiliate of Morgan Stanley (including the Swap Counterparty) designated by it. The timing, price and other terms of any sale conducted by the Selling Agent shall be determined by the Selling Agent in its sole discretion, but all such sales shall be completed within 30 days or such longer period of time as may be reasonable with respect to particular Securities. The Selling Agent shall be permitted to sell Securities to affiliates of the Selling Agent. In connection with any Swap Termination Payment payable by the Trust, the Unitholders may, acting unanimously, deliver to the Trustee the amount of such outstanding Swap Termination Payment (and any fees payable to the Trustee from Trust Property) and a written instruction to discontinue sale of the Securities. It is possible that Securities may be sold by the Selling Agent in the time necessary for the Unitholders to be notified of and act upon their rights under the foregoing provision. Unitholders could be materially adversely affected if the Trust is required to sell Securities in order to pay Swap Termination Payments at a time when prices for the Securities in the secondary market are depressed as a result of a default on the Securities or for any other reason. See "Description of Swap Agreements -- Early Termination of Swap Agreements" and "-- Swap Termination Payments" and "Description of Trust Agreements -- Sale of Securities; Secured Party Rights".

         Early swap termination may leave the Trust with Securities that have unexpected or unfavorable investment characteristics. During its term, the Swap Agreement may enable the Trust to make scheduled distributions of principal and interest in the currency, on the interest rate basis and at the maturity specified under the Swap Agreement, notwithstanding that the Securities may have a different currency, interest rate basis or maturity, or other features different from those of the Units. Upon early termination of the Swap Agreement, after giving effect to any sales of the Securities and payment or receipt of any Swap Termination Payment as set forth above, the remaining Securities, if any, and any Swap Termination Payment received by the Trust, will be distributed pro rata to the Unitholders. With respect to each such Unitholder, such distribution will constitute full satisfaction of such holder's fractional undivided interest in such Trust. After such distribution of the related Securities, the holders thereof will only be entitled to distributions of principal and interest in accordance with the terms of such Securities, and not in accordance with the terms of the terminated Transaction(s) under the Swap Agreement, which may result in such holders receiving less than they would have if the related Transaction(s) had not terminated.

         The obligations of each Trust to any related Swap Counterparty will be secured by a security interest in the Trust Property granted by the Trust in favor of the Swap Counterparty.

         Certain events can require the Trust to wind up early on terms that may result in losses to investors. Unless the Prospectus Supplement sets forth specific provisions for the continuation of the Trust after a Trust Wind-up Event, the related Trust will terminate prior to the final scheduled distribution on the Units issued thereby upon the occurrence of a Trust Wind-Up Event, as described under "Description of Trust Agreements - Trust Wind-Up Events". Upon the occurrence of a Trust-Wind Up Event, any related Swap Agreement, including each Transaction thereunder, will terminate and any applicable Swap Termination Payment will be incurred or received by the Trust. A partial Trust Wind-Up may occur as a result of events affecting only specific Securities or Transactions, in which case the affected Transaction will terminate and any applicable Swap Termination Payment will be incurred or received by the Trust, but the Trust may continue as to other unaffected assets. The Trust will be required to sell Securities as necessary to pay any Swap Termination Payment. Trust Wind-Up Events include:

         Swap Agreement default or termination. The Trust will be wound up if certain standard events of default or termination events have occurred under any related Swap Agreement, including a Security Default (as defined herein) that results in termination of all affected Transactions under the Swap Agreement. A Security Default may be specified in the Prospectus Supplement to affect only specific Transactions under the Swap Agreement, in which case only the affected Transaction will terminate.

         Unexpected Trust expenses. The Trust will be wound up if the Trustee incurs certain losses, liabilities or expenses in excess of a specified "Trigger Amount" set forth in the Prospectus Supplement (the "Trigger Amount"), which are to be indemnified by the Depositor in an aggregate amount up to a Maximum Reimbursable Amount set forth in the Prospectus Supplement (the "Maximum Reimbursable Amount"), unless the Unitholders unanimously undertake (or any Swap Counterparty undertakes) to indemnify the Trustee as described under "Description of Trust Agreements - Trust Wind-Up Events".

         A change in the available public information about the Trust's assets. If any Security Issuer of a Concentrated Security, Swap Counterparty or Credit Support Provider ceases to be an Eligible Issuer, or if any Security Issuer is no longer an Eligible Issuer and is no longer a Reporting Issuer, and no additional means of replacing or providing current information regarding such party is described in the Prospectus Supplement; or if, whether or not a related Swap Counterparty or Credit Support Provider was initially an Eligible Issuer, it becomes impossible or impractical for the Depositor to satisfy its reporting obligations under the Exchange Act with respect to the related Transaction or Credit Support, a Trust Wind-Up Event will occur in whole or in part. Unless the Prospectus Supplement specifies that the Trust will be wound up only as a whole, if the Trust holds assets other than the affected Securities, Transactions or Credit Support, a Trust Wind-Up Event will be limited to a partial termination of the Trust with respect to the Security, Transaction or Credit Support as to which the Depositor's reporting obligations can no longer be satisfied. See "Description of Trust Agreements - Trust Wind-Up Events".

         The Prospectus Supplement may also specify other Trust Wind-Up Events.

         Claims of the Trustee and the Swap Counterparty may adversely affect distributions on the Units. No final distribution will be made to Unitholders of a Trust until (i) all amounts due to the Swap Counterparty under any related Swap Agreement, including any Swap Termination Payment (as limited, if so specified in the Prospectus Supplement, to a claim pro rata with that of the Unitholders for the aggregate Unit Principal Balance other than in connection with a Security Default), and (ii) all amounts due to the Trustee with respect to Extraordinary Trust Expenses (as defined under "Description of Trust Agreements -- Certain Matters Regarding the Trustee and the Depositor") have been paid. Securities may be sold by the Trustee to fund such payments. It is possible that all or a substantial part of such Trust Property may be required to be paid to the Swap Counterparty and/or the Trustee prior to the final distribution to Unitholders.

         The Trust's counterparties may have conflicts of interest. A prospective purchaser should be aware of the possibility for conflicts of interest arising in the responsibilities assumed by Morgan Stanley and its affiliates.

         The Swap Counterparty has discretion to calculate the amount of its payment obligations and those of the Trust. The Swap Counterparty (or an affiliate thereof) may act as calculation agent (the "Swap Calculation Agent") under any Swap Agreement, and potential conflicts of interest may exist between the Swap Calculation Agent and the Trustee on behalf of the Unitholders, with respect to the Swap Calculation Agent's determination of currency exchange rates applicable to the Swap Agreement, certain calculations with respect to interest on the Units or other calculations or determinations with respect to the Swap Agreement. See "Description of Swap Agreements - Interest on Units" and "Description of Units - Interest of Units." The Swap Calculation Agent is obligated to carry out its duties and functions as Swap Calculation Agent in good faith. All determinations by the Swap Calculation Agent under the Swap Agreement shall, in the absence of manifest error, be conclusive for all purposes and binding on the Trust and the Unitholders.

         The Swap Counterparty may be responsible for liquidating the Trust's assets to pay the Swap Counterparty's own claims. The Swap Counterparty, Morgan Stanley or another affiliate of Morgan Stanley may act as Selling Agent and will have the right to sell Securities upon such terms as it may determine it its sole discretion (unless and until instructed to the contrary by the Unitholders as provided under "Description of Trust Agreement -- Sale of Securities; Secured Party Rights") where such sale is required to enable the Trust to make payment of a Swap Termination Payment under any Swap Agreement. The Selling Agent will be permitted to sell Securities to affiliates of the Selling Agent. Moreover, where a Swap Termination Payment is owed to the Swap Counterparty, the interests of the Swap Counterparty and the Unitholders with respect to the liquidation of the Securities may conflict. The Selling Agent is an agent of the Trustee only and will have no fiduciary or other duties to the Unitholders, nor will the Selling Agent have any liability to the Trust in the absence of the Selling Agent's bad faith or wilful default.

         The Trustee does not actively manage the Trust for investors. The Trustee with respect to any Series of Units will hold the Trust Property for the benefit of the Unitholders. Each Trust will generally hold the related Trust Property to maturity and not dispose of it, regardless of adverse events, financial or otherwise, which may affect any Security Issuer or the value of the Trust Property. Under certain circumstances the holders of the Units may direct the Trustee to dispose of the Securities or take certain other actions in respect of the Trust Property. The restrictions on the Trustee's powers and obligations may mean that the Trust will not take actions with respect to the Securities -- in particular, to sell such Securities or enforce remedies under such Securities -- that an investor would take if it held the Securities directly.

         The Prospectus Supplement for the Units may set forth additional information regarding special considerations applicable to such Units.

                             REPORTS TO UNITHOLDERS

         On each Distribution Date (or in accordance with another period specified in the Prospectus Supplement), unaudited reports containing information concerning the related Trust will be prepared by the Trustee and sent on behalf of each Trust to registered holders of the Units. Where the Units are represented by a Global Security in registered form, unless and until Definitive Units are issued, reports will be sent only to the Depositary (as defined herein) or its nominee, as registered holder of the Units. See "Description of Units--Form" and "Description of the Trust Agreement--Reports to Unitholders; Notices." Such reports will not constitute financial statements prepared in accordance with generally accepted accounting principles. The Depositor, on behalf of each Trust, will cause to be filed with the Commission such periodic reports as are required under the Exchange Act.

                         IMPORTANT CURRENCY INFORMATION

         Unless the Prospectus Supplement sets forth terms for the payment by purchasers in a currency other than the Specified Currency, purchasers will be required to pay for each Unit in the Specified Currency for such Unit. Currently, there are limited facilities in the United States for conversion of U.S. dollars into foreign currencies and vice versa, and banks do not currently offer non-U.S. dollar checking or savings account facilities in the United States. However, if requested by a prospective purchaser of a Unit having a Specified Currency other than U.S. dollars, Morgan Stanley or an affiliate or its agent, as exchange rate agent (the "Exchange Rate Agent"), in its sole discretion, may arrange for the exchange of U.S. dollars into such Specified Currency to enable the purchaser to pay for such Unit. Each such exchange will be made by the Exchange Rate Agent on such terms and subject to such conditions, limitations and charges as it may from time to time establish in accordance with its regular foreign exchange practice. All costs of exchange will be borne by the purchaser.

                                  THE DEPOSITOR

         The Depositor was incorporated in the State of Delaware on September 21, 1998, as an indirect, wholly-owned, limited-purpose subsidiary of MSDW. The address of the Depositor is at 1585 Broadway, New York, New York 10036,
Attention: Secretary. The Certificate of Incorporation of the Depositor provides generally that the business to be conducted by the Depositor is limited to acquiring, holding and disposing of Securities, arranging for Credit Support, acting as Depositor of Trusts in connection with Series of Units, registering the Units with the Commission and complying on behalf of each Trust with the related reporting and filing requirements under the Exchange Act, holding and transferring interests in the Units and Retained Interests (as defined herein) in the Trust Property, and engaging in other related activities and transactions. The Depositor is required at all times to have at least one director which is not affiliated with MSDW.

                                 USE OF PROCEEDS

         The net proceeds to be received from the sale of each Series or Class of Units (whether or not offered hereby) will be used by the Depositor to purchase (or repay any financing by the Depositor in respect of) the related Trust Property, including, if specified in the related Prospectus Supplement, arranging Credit Support, (including by making required deposits into any Reserve Account (as defined below) or another account of the Trustee for the benefit of the Unitholders of such Series or Class). Any remaining net proceeds will be used by the Depositor for general corporate purposes or for other purposes as may be described in the Prospectus Supplement.

                               FORMATION OF TRUSTS

         The Units of any Series will be issued by a Trust. Each Trust will be established under the laws of New York pursuant to a Trust Agreement to be entered into between the Depositor and the Trustee. Concurrently with the execution and delivery of such Trust Agreement, (i) the Depositor will transfer the related Securities and other Trust Property to the Trustee, in its capacity as Trustee, for the benefit of the Unitholders and deposit such Securities in the related Trust, (ii) the Trustee will enter into any Swap Agreement with the applicable Swap Counterparty and accept the related Guarantee, if any.

         The Trustee, on behalf of such Trust, will accept such Securities and other Trust Property and deliver the Units to or upon the order of the Depositor. The Depositor's transfer of such Securities to the Trustee will be without recourse.

         The Trust Property with respect to a Trust will consist of: (i) the related Securities and all payments on or collections in respect of such Securities due after a specified cut-off date (the "Cut-off Date") set forth in the applicable Prospectus Supplement; (ii) all the Trustee's right, title and interest under any Swap Agreement and any related Guarantee; (iii) all the Trustee's right, title and interest in any related Credit Support; (iv) all funds from time to time deposited in certain segregated accounts held by the Trustee in trust and for the benefit of the holders of the Units representing interests in such Trust; and (v) any other asset described in the applicable Prospectus Supplement as constituting a portion of such Trust Property, in each case as more fully described in this Prospectus or in such Prospectus Supplement, and in each case exclusive of any interest retained by the Depositor or a third party ("Retained Interest") in any of the Securities, the Swap Agreement or other assets constituting Trust Property. The Units to be issued by a Trust will represent fractional undivided interests in the related Trust Property and claims of the holders of such Units on such Trust Property will be subject to (i) if applicable, the security interest of the Swap Counterparty with respect to amounts due to it under the Swap Agreement, including, without limitation, any Swap Termination Payments (as limited in the case of a termination other than for a Security Default to a claim pro rata with that of the Unitholders), and (ii) the prior claims of the Trustee with respect to any Extraordinary Trust Expense. See "Risk Factors".

         The Trustee will administer the Trust Property pursuant to the related Trust Agreement and will perform such tasks with respect to the related Units as are specified in such Trust Agreement. The Trustee will receive customary fees (the "Trustee Fees") as compensation and in payment of all its regular and ordinary expenses, which will be paid by the Depositor or another entity (other than any Trust). Unless the Prospectus Supplement specifies terms for payment of Trustee Fees from the Trust Property, the Trustee will not have any claim to or lien upon the related Trust or any of its property in order to secure payment of the Trustee Fees. See "Description of Trust Agreements - Trustee Compensation".

                        MATURITY AND YIELD CONSIDERATIONS

         Each Prospectus Supplement will, to the extent applicable, contain information with respect to the type and maturities of the related Securities and the terms, if any, upon which such Securities may be subject to early redemption (either by the applicable obligor or pursuant to a third-party call option), amortization, repayment (at the option of the holders thereof) or extension of maturity. The provisions of the Securities with respect to the foregoing will affect the weighted average life of the related Series of Units.

         The effective yield to holders of the Units of any Series (and Class within such Series) may be affected by certain aspects of the Trust Property or the manner and priorities of allocations of collections with respect to such Trust Property between the Classes of a given Series. With respect to any Series of Units where the related Trust holds Securities that consist of one or more redeemable securities, extendible securities or securities subject to a third-party call option or early amortization, the yield to maturity of such Series (or Class within such Series) may be affected by any optional or mandatory redemption or early amortization or repayment or extension of the related Securities prior to the stated maturity thereof. A variety of tax, accounting, economic, and other factors will influence whether a corporate issuer exercises any right of redemption in respect of its securities. All else remaining equal, if prevailing interest rates fall significantly below the interest rates on the related Securities, the likelihood of redemption would be expected to increase. There can be no certainty as to whether any Security redeemable at the option of the related Security Issuer will be repaid prior to its stated maturity.

         Unless the related Prospectus Supplement describes other remedies applicable to the Securities, each of the Securities will be subject to acceleration upon the occurrence of certain Covenant Defaults (as defined below). The maturity and yield on the Units will be affected by any early repayment of the Securities as a result of any acceleration of the Outstanding Securities (as hereinafter defined) by the holders thereof. See "Description of Trust Property -- Security Agreement." If a Security Issuer becomes subject to a bankruptcy proceeding, the timing and amount of payments with respect to both interest and principal may be materially and adversely affected. A variety of factors influence the performance of security issuers and correspondingly may affect a Security Issuer's ability to satisfy its obligations under the Securities, including the company's operating and financial condition, leverage, and social, geographic, legal and economic factors.

         The extent to which the yield to maturity of such Units may vary from the anticipated yield due to the rate and timing of payments on the Trust Property will depend upon the degree to which they are purchased at a discount or premium and the degree to which the timing of payments thereon is sensitive to the rate and timing of payments on the Trust Property.

         The yield to maturity of any Series (or Class) of Units will also be affected by variations in the interest rates applicable to, and the corresponding payments in respect of, such Units, to the extent that the Interest Rate (as defined below) for such Series (or Class) is based on variable or adjustable interest rates. With respect to any Series of Units representing an interest in two or more Securities, disproportionate principal payments (whether resulting from differences in amortization schedules, payments due on scheduled maturity or upon early redemption) on the related Securities having interest rates higher or lower than the then applicable Interest Rates applicable to such Units may affect the yield thereon.

         The Prospectus Supplement for each Series of Units will set forth additional information regarding yield and maturity considerations applicable to such Series (and each Class within such Series) and the related Trust Property, including the applicable Securities.

                          DESCRIPTION OF TRUST PROPERTY

         The Securities will have been purchased by the Depositor (or an affiliate thereof) in the secondary market or, if so described in the Prospectus Supplement, in connection with an initial distribution of the Securities as to which additional information will be provided in or concurrently with the Prospectus Supplement. With respect to each Security that represents on the date of formation of the Trust 10% or more by principal amount of the Securities held by such Trust (each a "Concentrated Security"), the issuer (and any guarantor) of the underlying Securities or of securities that provide the cash flows that service the underlying Securities (each a "Security Issuer"), will be (i) the United States government, (ii) a corporation, limited partnership, trust, limited liability company or other organization, banking organization or insurance company, in each case which meets the market capitalization and other requirements for a primary issuance of common stock on Form S-3 or F-3 under the Securities Act of 1933, as amended, and is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and which, in accordance therewith, files reports and other information with the Securities and Exchange Commission (or another applicable agency pursuant to Section 12(i) of the Exchange Act), (iii) the Federal National Mortgage Association or Federal Home Loan Mortgage Corporation or another government sponsored enterprise that has a comparable market capitalization and that makes information publicly available comparable to that of Exchange Act reporting companies, or (iv) a Multilateral Bank Issuer as defined below (each of the entities referred to in (i), (ii), (iii) or (iv) an "Eligible Issuer"). A "Multilateral Bank Issuer" means the International Bank for Reconstruction and Development, the Inter-American Development Bank, the Asian Development Bank, the African Development Bank, the International Finance Corporation, and the European Bank for Reconstruction and Development, or another multilateral development bank that has a comparable volume of outstanding securities and files with the Commission comparable publicly available information, and the securities of which are exempted from registration under the Securities Act. The issuer of each Security that represents on the date of formation of the Trust less than 10% by principal amount of the Securities held by such Trust will either be an Eligible Issuer or a domestic corporation, limited partnership, trust, limited liability company or other domestic organization, domestic banking organization or domestic insurance company which is subject to the information requirements of the Exchange Act and which, in accordance therewith, files reports and other information with the Securities and Exchange Commission (or another applicable agency pursuant to Section 12(i) of the Exchange Act) (a "Reporting Issuer" ). The Prospectus Supplement will contain a brief description of the business of each Eligible Issuer relating to a Concentrated Security.

         If so specified in the related Prospectus Supplement, the Trust for a Series of Units may also include, or the Unitholders of such Units may have the benefit of, any combination of insurance policies, letters of credit, reserve accounts and other types of rights or assets designed to support or ensure the servicing and distribution of amounts due in respect of the Trust Property (collectively, "Credit Support").

         Each Security Issuer will on the date of issuance of the Units be an Eligible Issuer or a Reporting Issuer, and the Prospectus Supplement will refer investors to the related Security Prospectus, reports filed by the Security Issuer pursuant to the Exchange Act, or publicly available information issued by GSEs for the material information regarding the Security Issuer, and any information contained in a Prospectus Supplement regarding such Security Issuer will be derived from such publicly available information.

         All information set forth in a Prospectus Supplement with respect to a Concentrated Security or any other Security will be derived solely from the description of such Security contained in a publicly available prospectus or offering document relating to such Security ("Security Prospectus"), other periodic filings with the Commission, or publicly available information issued by GSEs. The related Prospectus Supplement will state whether the Security Prospectus with respect to any Concentrated Security was filed with the Commission in connection with the issuance of the related Security or otherwise in public filings by the related Security Issuer. Prospective purchasers of Units are urged to read this Prospectus and the applicable Prospectus Supplement in conjunction with (i) each related Security Prospectus and (ii) each registration statement of which any Security Prospectus is a part (a "Security Registration Statement"). No representation is made by the Trust, the Trustee or the Depositor or any of their respective affiliates as to the accuracy or completeness of the information contained in any Security Prospectus or Security Registration Statement.

         Unless the related Prospectus Supplement describes diligence undertaken by the Depositor or Morgan Stanley or the Trustee or any of their affiliates with respect to the Security Issuer, no investigation of the financial condition or creditworthiness of any Security Issuer or any of its subsidiaries or other affiliates, or of the ratings, if any, on the related Securities, will be made by the Depositor, Morgan Stanley or the Trustee or any of their affiliates in connection with the issuance of the related Units. Prospective purchasers of Units should consider carefully each Security Issuer's financial condition and its ability to make payments in respect of the related Securities. Unless the related Prospectus describes diligence undertaken by the Depositor, Morgan Stanley or the Trustee or any of their affiliates with respect to the Security Prospectus, none of the Depositor, Morgan Stanley or the Trustee or any of their respective affiliates has participated in the preparation of any Security Prospectus or Security Registration Statement or other public information relating to the Securities or takes any responsibility for the accuracy or completeness of the information provided therein.

         Reference is made to the applicable Prospectus Supplement with respect to each Series of Units for a description of the material terms, as applicable, of any Concentrated Security: (i) the title and series of such Concentrated Securities, the aggregate principal amount, denomination and form thereof; (ii) whether such securities are senior or subordinated to any other obligations of the related Security Issuer; (iii) whether any of the obligations are secured or unsecured and the nature of any collateral; (iv) the limit, if any, upon the aggregate principal amount of such securities; (v) the dates on which, or the range of dates within which, the principal of (and premium, if any, on) such securities will be payable; (vi) the rate or rates or the method of determination thereof, at which such Concentrated Securities will bear interest, if any; the date or dates from which such interest will accrue; and the dates on which such interest will be payable; (vii) the obligation, if any, of the Security Issuer to redeem the Outstanding Securities pursuant to any sinking fund or analogous provisions, or at the option of a holder thereof, and the periods within which or the dates on which, the prices at which and the terms and conditions upon which such securities may be redeemed or repurchased, in whole or in part, pursuant to such obligation; (viii) the periods within which or the dates on which, the prices at which and the terms and conditions upon which such securities may be redeemed, if any, in whole or in part, at the option of the Security Issuer; (ix) whether the Securities were issued at a price lower than the principal amount thereof; (x) if other than United States dollars, the foreign currency in which such Securities are denominated, or in which payment of the principal of (and premium, if any) or any interest on such Securities will be made, and the circumstances, if any, when such currency of payment may be changed; (xi) material events of default or restrictive covenants provided for with respect to such Securities; (xii) the rating thereof, if any;
(xiii) the Retained Interest, if any, with respect thereto; and (xiv) all other material terms of such Securities.

         With respect to any portion of the Trust Property comprised of Securities other than Concentrated Securities, the related Prospectus Supplement will describe the composition of such portion as of the Cut-off Date, certain material events of default or restrictive covenants common to the Securities, and, on an aggregate, percentage or weighted average basis, as applicable, the characteristics of such portion with respect to the terms set forth in (ii),
(iii), (v), (vi), (vii), (viii), (ix) and (x) of the preceding paragraph and all other material terms regarding such portion of the Trust Property.

         In addition to the foregoing, with respect to each Concentrated Security the applicable Prospectus Supplement will disclose the identity of the applicable obligor and any trustee under the applicable Security Agreement (as defined below), and will describe the existence and type of certain information that is made publicly available by each obligor regarding such Concentrated Security or Concentrated Securities and will disclose where and how prospective purchasers of the Units may obtain such publicly available information with respect to each such obligor. Such publicly available information will typically consist of the quarterly and annual reports filed under the Exchange Act by such issuer with, and which are available from, the Commission.

Security Agreement

         General. Each Security will have been issued pursuant to an indenture, trust agreement or other agreement (each, a "Security Agreement"). Except as specifically described in any Prospectus Supplement, all information set forth therein with respect to the provisions of any Security Agreement pertaining to a Concentrated Security will be based solely on the version of the Security Agreement filed with the Commission in connection with the registration of such Concentrated Security.

         Certain Covenants. A Security Agreement will generally contain covenants intended to protect security holders against the occurrence or effects of certain specified events, including restrictions limiting the issuer's, and in some cases any of its subsidiaries' ability to: (i) consolidate, merge, or transfer or lease assets; (ii) incur or suffer to exist any lien, charge, or encumbrance upon any of its property or assets, or to incur, assume, guarantee or suffer to exist any indebtedness for borrowed money if the payment of such indebtedness is secured by the grant of such a lien; (iii) declare or pay any cash dividends, or make any distributions on or in respect of, or purchase, redeem, exchange or otherwise acquire or retire for value any capital stock or subordinated indebtedness of the issuer or its subsidiaries, if any. A Security Agreement may also contain financial covenants which, among other things, require the maintenance of certain financial ratios or the creation or maintenance of reserves. Subject to certain exceptions, a Security Agreement typically may be amended or supplemented and past defaults may be waived with the consent of the trustee (if any), the consent of the holders of not less than a specified percentage of the outstanding securities or both.

         The Security Agreement related to one or more Securities included in a Trust may include some, all or none of the foregoing provisions or variations thereof or additional covenants not discussed herein. To the extent that the Securities are investment grade debt they are unlikely to contain significant restrictive covenants although certain non-investment grade debt may not be subject to restrictive covenants either. There can be no assurance that any such provision will protect the Trust as a holder of the Securities against losses. The Prospectus Supplement used to offer any Series of Units will describe material covenants in relation to any Concentrated Security (as defined below) and, as applicable, will describe material covenants which are common to other Securities included in the Trust Property.

         Events of Default. A Security Agreement may provide that any one of a number of specified events will constitute an event of default with respect to the securities issued thereunder. Such events of default typically include the following or variations thereof: (i) failure by the issuer to pay an installment of interest or principal on the securities at the time required (subject to any specified grace period) or to redeem any of the securities when required (subject to any specified grace period); (ii) failure by the issuer to observe or perform any covenant, agreement or condition contained in the securities or the Security Agreement which failure is materially adverse to security holders and continues for a specified period after notice thereof is given to the issuer; (iii) failure by the issuer to make any required payment of principal (and premium, if any) or interest with respect to certain of the other outstanding debt obligations of the issuer or the acceleration by or on behalf of the holders thereof of such securities; and (iv) certain events of insolvency or bankruptcy with respect to the Security Issuer.

         Each Security Agreement may or may not be in the form of an indenture and may include some, all or none of the foregoing provisions or variations thereof or additional events of default not discussed herein. The Prospectus Supplement with respect to any Series of Units will describe the material terms of the events of default under the Security Agreement with respect to any Concentrated Security (each a "Covenant Default") and applicable remedies with respect thereto. With respect to any portion of the Trust Property comprised of Securities other than Concentrated Securities, the applicable Prospectus Supplement will describe certain common Covenant Defaults with respect to such portion. There can be no assurance that any such provision will protect the Trust, as a holder of the Securities, against losses. If a Covenant Default occurs and the Trust as a holder of the Securities is entitled to vote or take such other action to declare the principal amount of a Security and any accrued and unpaid interest thereon to be due and payable, the Unitholders' objectives may differ from those of holders of other securities of the same series and class as any Security ("Outstanding Securities") in determining whether to declare the acceleration of the Securities.

         Limitations on Remedies. A Security Agreement will generally provide that upon the occurrence of an event of default, the trustee (if any) may, and upon the written request of the holders of not less than a specified percentage of the outstanding securities must, take such action as it may deem appropriate to protect and enforce the rights of the security holders. In certain cases, the indenture trustee (if any) or a specified percentage of the holders of the outstanding securities will have the right to declare all or a portion of the principal and accrued interest on the outstanding securities immediately due and payable upon the occurrence of certain events of default, subject to the issuer's right to cure, if applicable. Generally, an indenture will contain a provision entitling the trustee thereunder to be indemnified by the security holders prior to proceeding to exercise any right or power under such indenture with respect to such securities at the request of such security holders. An indenture is also likely to limit a security holder's right to institute certain actions or proceedings to pursue any remedy under the indenture unless certain conditions are satisfied, including consent of the indenture trustee, that the proceeding be brought for the ratable benefit of all holders of the security, and/or the indenture trustee, after being requested to institute a proceeding by the owners of at least a specified minimum percentage of the securities, shall have refused or neglected to comply with such request within a reasonable time.

         Subordination. As set forth in the applicable Prospectus Supplement, certain of the Securities with respect to any Trust may be either senior ("Senior Securities") or subordinated ("Subordinated Securities") in right to payment to other existing or future obligations of the Security Issuer. With respect to Subordinated Securities, to the extent of the subordination provisions of such securities, and after the occurrence of certain events, security holders and direct creditors whose claims are senior to Subordinated Securities, if any, may be entitled to receive payment of the full amount due thereon before the holders of any Subordinated Securities are entitled to receive payment on account of the principal (and premium, if any) or any interest on such securities. Consequently, the Trust as a holder of subordinated debt may suffer a greater loss than if it held unsubordinated debt of the Security Issuer. There can be no assurance, however, that in the event of a bankruptcy or similar proceeding the Trust as a holder of Senior Securities would receive all payments in respect of such securities even if holders of Subordinated Securities receive amounts in respect of such securities. Reference is made to the Prospectus Supplement used to offer any Series of Units for a description of any subordination provisions with respect to any Concentrated Securities and the percentage of Senior Securities and Subordinated Securities, if any, in the portion of a Trust comprised of other than Concentrated Securities.

         Secured Obligations. Certain of the Securities with respect to any Trust may represent secured obligations of the Security Issuer ("Secured Securities"). Generally, unless an event of default shall have occurred and is continuing, or with respect to certain collateral or as otherwise set forth in the agreement pursuant to which such securities were offered and sold, an issuer of secured obligations generally has the right to remain in possession and retain exclusive control of the collateral securing a security and to collect, invest and dispose of any income related to the collateral. The agreement pursuant to which any secured indebtedness is issued may also contain certain provisions for release, substitution or disposition of collateral under certain circumstances with or without the consent of the trustee or upon the direction of not less than a specified percentage of the security holders. The agreement pursuant to which any secured indebtedness is issued will also provide for the disposition of the collateral upon the occurrence of certain events of default with respect thereto. In the event of a default in respect of any secured obligation, security holders may experience a delay in payments on account of principal (and premium, if any) or any interest on such securities pending the sale of any collateral and prior to or during such period the related collateral may decline in value. If proceeds of the sale of collateral following an event of default are insufficient to repay all amounts due in respect of any secured obligations, the holders of such securities (to the extent not repaid from the proceeds of the sale of the collateral) would have only an unsecured claim ranking pari passu with the claims of all other general unsecured creditors.

         The Security Agreement with respect to any Secured Security may include, some, all or none of the foregoing provisions or variations thereof. The Prospectus Supplement used to offer any Series of Units which includes Concentrated Securities which are Secured Securities, will describe the security provisions of such Securities and the related collateral. With respect to any portion of the Trust Property comprised of Secured Securities other than Concentrated Securities, the applicable Prospectus Supplement will disclose certain general information with respect to such security provisions and the collateral.

Other Trust Property

         The Trust Property for a given Series of Units and the related Trust will not constitute Trust Property for any other Series of Units and the related Trust and the Units of each Class of a given Series possess an equal and ratable undivided ownership interest in such Trust Property. The applicable Prospectus Supplement may specify that certain assets constituting a part of the Trust Property relating to any given Series can be beneficially owned solely by or deposited solely for the benefit of one Class or a group of Classes within such Series. In such event, the other Classes of such Series will not possess any beneficial ownership interest in those specified assets constituting a part of the Trust Property.

Credit Support

         As specified in the applicable Prospectus Supplement for a given Series of Units, the Trust for any Series of Units may include, or the Unitholders of such Series (or any Class or group of Classes within such Series) may have the benefit of, Credit Support for any Class or group of Classes within such Series. Such Credit Support may be provided by any combination of the following means described below or any other means described in the applicable Prospectus Supplement. The applicable Prospectus Supplement will set forth whether the Trust for any Class or group of Classes of Units contains, or the Unitholders of such Units have the benefit of, Credit Support and, if so, the amount, type and other relevant terms of each element of Credit Support with respect to any such Class or Classes and certain information with respect to the obligors of each such element, including audited financial information with respect to any such Credit Support Provider (as defined below) providing Credit Support for 20% or more of the aggregate principal amount of such Class or Classes (which may be incorporated by reference where such obligor is subject to the informational requirements of the Exchange Act). Any Credit Support which takes the form of a guaranty of the Units, rather than a guaranty of payment on the underlying Trust Property will be issued by an insurance company or another entity eligible to issue guaranties exempt from registration under Section 3(a) of the Securities Act.

         Subordination. As discussed below under "--Collections," the rights of the Unitholders of any given Class within a Series of Units to receive collections from the Trust for such Series and any Credit Support obtained for the benefit of the Unitholders of such Series (or Classes within such Series) may be subordinated to the rights of the Unitholders of one or more other Classes of such Series to the extent described in the related Prospectus Supplement. Such subordination accordingly provides some additional credit support to those Unitholders of those other Classes. If losses are realized during a given period on the Trust Property relating to a Series of Units such that the collections received thereon are insufficient to make all distributions on the Units of such Series, those realized losses would be allocated to the Unitholders of any Class of any such Series that is subordinated to another Class, to the extent and in the manner provided in the related Prospectus Supplement. In addition, if so provided in the applicable Prospectus Supplement, certain amounts otherwise payable to Unitholders of any Class that is subordinated to another Class may be required to be deposited into a reserve account. Amounts held in any reserve account may be applied as described below under "--Reserve Accounts" and in the related Prospectus Supplement.

         If so provided in the related Prospectus Supplement, the Credit Support for any Series or Class of Units may include, in addition to the subordination of certain Classes of such Series and the establishment of a reserve account, any of the other forms of Credit Support described below. Any such other forms of Credit Support that are solely for the benefit of a given Class will be limited to the extent necessary to make required distributions to the Unitholders of such Class. In addition, if so provided in the applicable Prospectus Supplement, the obligor of any other forms of Credit Support may be reimbursed for amounts paid pursuant to such Credit Support out of amounts otherwise payable to one or more of the Classes of the Units of such Series.

         Letter of Credit; Guaranty. The Unitholders of any Series (or Class or group of Classes of Units within such Series) may, if specified in the applicable Prospectus Supplement, have the benefit of a letter or letters of credit (a "Letter of Credit") issued by a bank (a "Letter of Credit Bank") or a financial guaranty or surety bond (a "Guaranty") issued by a financial guarantor or surety company (a "Guarantor") (either of a Letter of Credit Bank or Guarantor a "Credit Support Provider"). In either case, the Trustee or such other person specified in the applicable Prospectus Supplement will use its reasonable efforts to cause the Letter of Credit or the Guaranty, as the case may be, to be obtained, to be kept in full force and effect (unless coverage thereunder has been exhausted through payment of claims) and to pay timely the fees or premiums therefor unless, as described in the related Prospectus Supplement, the payment of such fees or premiums is otherwise provided for. The Trustee or such other person specified in the applicable Prospectus Supplement will make or cause to be made draws or claims under the Letter of Credit or the Guaranty, as the case may be, under the circumstances and to cover the amounts specified in the applicable Prospectus Supplement. The applicable Prospectus Supplement will provide the manner, priority and source of funds by which any such draws are to be repaid.

         The applicable Prospectus Supplement will specify whether the Letter of Credit Bank or the Guarantor, as applicable, will be required to satisfy any ongoing credit rating or other applicable requirements. In the event any such requirements cease to be satisfied, the Trustee or such other person specified in the applicable Prospectus Supplement will use its reasonable efforts to obtain or cause to be obtained a substitute Letter of Credit or Guaranty, as applicable, or other form of credit enhancement providing similar protection, that meets such requirements and provides the same coverage to the extent available for the same cost. There can be no assurance that any Letter of Credit Bank or any Guarantor, as applicable, will continue to satisfy such requirements or that any such substitute Letter of Credit, Guaranty or similar credit enhancement will be available providing equivalent coverage for the same cost. To the extent not so available, the credit support otherwise provided by the Letter of Credit or the Guaranty (or similar credit enhancement) may be reduced to the level otherwise available for the same cost as the original Letter of Credit or Guaranty.

         Reserve Accounts. If so provided in the related Prospectus Supplement, the Trustee or such other person specified in the Prospectus Supplement will deposit or cause to be deposited into an account maintained with an eligible institution (which may be the Trustee) (a "Reserve Account") any combination of cash or permitted investments in specified amounts, which will be applied and maintained in the manner and under the conditions specified in such Prospectus Supplement. In the alternative or in addition to such deposit, a Reserve Account may be funded through application of a portion of collections received on the Trust Property for a given Series of Units, in the manner and priority specified in the applicable Prospectus Supplement.

         The Trust Property will be identified in a schedule appearing as an exhibit to the Trust Agreement.

                         DESCRIPTION OF SWAP AGREEMENTS

         Concurrently with the formation of a Trust, the Trust may enter into a related Swap Agreement. The following summary of certain terms and provisions of the Swap Agreement, which, together with the information set forth in the Prospectus Supplement, describes all material terms thereof, is subject to the detailed provisions of the form of Swap Agreement filed as an exhibit to the Registration Statement. The specific terms of each Transaction under the Swap Agreement, particularly the method of calculation of payments by the Swap Counterparty thereunder and the timing of such payments, will be set forth in the applicable Prospectus Supplement.

         The Trust may enter into Swap Agreements with more than one Swap Counterparty, in which case the following discussion will apply to each Swap Agreement with each Swap Counterparty severally.

General

         As particularly described in the applicable Prospectus Supplement, for any Trust, the Transaction or Transactions under a related Swap Agreement may be one or more of the following: (i) a rate swap transaction, basis swap, forward rate transaction, commodity swap, commodity option, index swap, index option, bond option, total rate of return swap, credit default swap, credit spread put, credit spread call, interest rate option, foreign exchange transaction, cap transaction, floor transaction, collar transaction, currency swap transaction, cross currency rate swap transaction, currency option or any other similar transaction (including any option with respect to any of these transactions);
(ii) any combination of these transactions; or (iii) any other transaction identified in such Swap Agreement or the relevant confirmation and described in such Prospectus Supplement.

         The Swap Agreement will be in the form of the 1992 ISDA Master Agreement (Multicurrency - Cross Border) (the "1992 Master Agreement") published by the International Swaps and Derivatives Association, Inc. ("ISDA") and will incorporate the 1991 ISDA Definitions (as published by ISDA, the "ISDA Definitions"), as modified and supplemented by a schedule thereto (the "Schedule") except as modified to reflect the terms of the related Units and Trust Agreement and any specific terms of the Transaction or Transactions under such Swap Agreement. The Swap Agreement will be governed in all relevant respects by the provisions set forth in the 1992 Master Agreement and the ISDA Definitions, without regard to any amendments or modifications to the 1992 Master Agreement or the ISDA Definitions published by ISDA subsequent to the date of such Swap Agreement.

Payments under Swap Agreements

         In general, under a Swap Agreement, the related Trust and the Swap Counterparty will each agree to exchange certain payments on each payment date (each, a "Swap Payment Date") under such Swap Agreement. The amounts to be exchanged by the parties on a Swap Payment Date may both be floating amounts, calculated with reference to one or more interest rate bases (which may be one or more of the interest rate Base Rates described under "Description of Units - Interest on Units") or other types of bases, in each case as set forth in the applicable Prospectus Supplement, or one such amount may be floating and the other fixed. In addition, such amounts will also be calculated with reference to the notional principal amount of the Transaction or Transactions under such Swap Agreement, which, unless otherwise specified in the applicable Prospectus Supplement, as of any date of determination will be equal to the then aggregate principal amount of the related Securities (as such amount may have been reduced through any redemption, prepayment or exchange). The obligations of the Trust to the Swap Counterparty will be secured by a security interest in the Trust Property granted by the Trust in favor of the Swap Counterparty.

         A Swap Agreement may provide for either periodic exchanges of payment amounts or, in the case of Index-Linked Units, a single exchange or series of exchanges upon one or more interest payment dates or the maturity or prospective maturities of the related Securities, or both.

         If specified in the applicable Prospectus Supplement, a Swap Agreement may also document a call option granted by the Trust, or a put option in favor of the Trust with respect to all or a portion of the Securities or other Trust Property. A call option written by the Trust will effectively reserve to the Swap Counterparty the right to realize all or a portion of the gain from an increase in the market value of the specified Trust Property at or prior to the maturity of the Units or to effect a conversion of the Securities into the right to receive another security, rights which the Trust ordinarily will not be entitled to exercise. Conversely, a put option in favor of the Trust will generally be intended to protect the Trust in whole or in part from a decline in the market value of the related Securities in circumstances where the Securities may be outstanding on the Scheduled Final Distribution Date with respect to the Units. The applicable Prospectus Supplement may specify that a put option written in favor of the Trust will be automatically exercised by the Trustee upon the occurrence of specified events.

         The Swap Agreement may also document a credit swap transaction, under which the Trust will receive periodic payments from the Swap Counterparty in return for the Trust's agreement to exchange the Securities for securities ("Deliverable Obligations") of a different security issuer (the "Reference Entity") upon the occurrence of certain credit-related events ("Credit Events") with respect to the Reference Entity. Where a credit swap transaction relates to more than 10% by principal amount of the Securities held by the Trust, the Prospectus Supplement and periodic filings with respect to the Trust will set forth information regarding the Deliverable Obligations and the Reference Entity similar to that provided for Concentrated Securities and the issuer of Concentrated Securities. The Swap Agreement pertaining to a Series of Units for which the Trust has entered into a credit swap transaction will include supplemental terms particular to credit swaps, including the specified Credit Events, which will be based on standard forms promulgated by ISDA and described in the Prospectus Supplement.

         On any given Swap Payment Date (including a Swap Payment Date occurring upon the maturity of the related Securities or a portion thereof), each exchange of payments in the same currency and in respect of the same Transaction will be settled on a "net payments" basis, which means that only a single net payment will be due from one of the parties under the Swap Agreement to the other. The Prospectus Supplement may also provide for such netting among more than one Transaction. On each Distribution Date with respect to Units in connection with which the Trust has entered into a Swap Agreement, the Trustee will have available for distribution to Unitholders funds equal to (i) the amount of any payments received on the Swap Agreement and other related Trust Property less
(ii) all payments made by such Trustee to the Swap Counterparty, in each case since the immediately preceding Distribution Date. The effect of such Swap Agreement, therefore, will be that holders of such Units will be entitled to distributions of interest (and, in the case of Index-Linked Units, of principal) thereon in accordance with the terms of the Swap Agreement rather than the terms of the related Securities. No assurance can be given that the Trustee will receive either any payment due to be received on such Securities or any net payment, if any, due to be received under such Swap Agreement, in each case when due, or that the Trustee will recover moneys under a related Guarantee, if any, upon a payment default by the Swap Counterparty under such Swap Agreement.

Modification and Amendment of Swap Agreements

         The related Trust Agreement will contain provisions permitting the Trustee to enter into any amendment of a related Swap Agreement requested by the Swap Counterparty to cure any ambiguity in, or to correct or supplement any provision of, such Swap Agreement, so long as (i) the Trustee determines that such amendment will not materially and adversely affect the interests of the holders of the Units and (ii) the Trustee has received an opinion of counsel to the effect that such amendment will not alter the classification of the related Trust for United States Federal income tax purposes. The Prospectus Supplement will describe any other circumstances in which the Swap Agreement may be amended.

Defaults Under Swap Agreements

         "Events of Default" under the Swap Agreement (each, a "Swap Default") include: (i) the failure of the applicable Trust to pay any amount when due under the Swap Agreement after giving effect to the applicable grace period, if any; (ii) the failure of the applicable Swap Counterparty or the Guarantor, if any, to pay any amount when due under such Swap Agreement after giving effect to the applicable grace period, if any; and (iii) certain other standard events of default under the 1992 Master Agreement including "Credit Support Default", "Bankruptcy" and "Merger without Assumption", as described in Sections 5(a)(iii), 5(a)(vii) and 5(a)(viii) of the 1992 Master Agreement as modified by the Schedule. Several of the standard events of default of the 1992 Master Agreement are not Events of Default under the Swap Agreement. The standard events of default excluded are "Breach of Agreement", "Misrepresentation", "Default Under Specified Transaction" and "Cross Default" as described in Sections 5(a)(ii), 5(a)(iv), 5(a)(v) and 5(a)(vi), respectively, of the 1992 Master Agreement. The Prospectus Supplement will describe any additional Events of Default applicable to the Swap Agreement.

Termination Events

         The "Termination Events" under the related Swap Agreement will consist of the following: (i) a Security Default (as defined below) occurs with respect to the related Security or the related Security becomes a Disqualified Security (which Termination Event shall apply only to the specific Transaction under the Swap Agreement relating to such Security); (ii) the occurrence of an Excess Expense Event (as defined under "Description of Trust Agreements - Trust Wind-Up Events"); (iii) any Transaction becomes a Disqualified Transaction (as defined under "Description of Trust Agreements - Trust Wind-Up Events") (which Termination Event shall apply only to the specific Disqualified Transaction); or, (iv) other Trust Wind-Up Events; or (v) the occurrence of an "Illegality" or "Tax Event" as described in Sections 5(b)(i) and 5(b)(ii) of the 1992 Master Agreement. With respect to each of (i), (ii), (iii) and (iv), both the Trust and the Swap Counterparty will be deemed to be a party affected by the relevant event ("Affected Party") and will be entitled to terminate the Swap Agreement or the particular affected Transaction. However, for purposes of the calculation of any Swap Termination Payment, the Trust will be deemed the sole Affected Party and as a result the Swap Counterparty will have the sole right to determine in good faith the amount of any Swap Termination Payment. The "Tax Event Upon Merger" and "Credit Event Upon Merger" Termination Events contained in Section 5(b)(iii) and 5(b)(iv) of the 1992 Master Agreement will not apply. The Prospectus Supplement will describe any additional Termination Events that will apply or any of the above Termination Events that are inapplicable to a specific Series of Units.

Early Termination of Swap Agreements

         Unless the applicable Prospectus Supplement sets forth terms for the assignment or continuation of the Swap Agreement, or automatic termination, upon specified Termination Events or Events of Default, upon the occurrence of a Termination Event of the types referred to in clauses (i), (ii), (iii) and (iv) above under "-- Termination Events" or upon the occurrence of any Swap Default arising from any action taken, or failure to act, by the Swap Counterparty, the Trustee will by notice to the Swap Counterparty terminate the Swap Agreement or the particular affected Transaction thereunder (the date of such termination being an "Early Termination Date"). With respect to other Termination Events, the date on which the Swap Agreement will terminate (also, an "Early Termination Date") must be designated by one of the parties, as specified in each case in the Swap Agreement, and will occur only upon notice and, in certain cases, after any Affected Party (other than a Trust) has (or Affected Parties have, if applicable) used reasonable efforts to transfer their rights and obligations under such Swap Agreement to a related entity within a limited time period after notice has been given of the Termination Event, all as set forth in such Swap Agreement. In the event that the Trustee becomes aware that a Termination Event has occurred with respect to which the Swap Counterparty is the sole Affected Party, the Trustee will under the terms of the Trust Agreement, designate a Termination Event for each "Affected Transaction" (as defined in the Swap Agreement); provided, however, that if the Trust would thereby owe the Swap Counterparty a Swap Termination Payment, it will not designate a Termination Event. The Swap Counterparty will have no obligation to the Trust to exercise any right the Swap Counterparty may have to terminate the Swap Agreement or any Transaction, and will not act on behalf of the Trust to exercise any right of the Trust to terminate the Swap Agreement or any Transaction. If a Termination Event occurs and, when applicable, an Early Termination Date is designated, such Swap Agreement (or the particular affected Transaction) will terminate and Swap Termination Payments may be payable by the applicable Trust to the applicable Swap Counterparty or by the applicable Swap Counterparty to such Trust. If the Trust is liable for a Swap Termination Payment, Securities may be sold by the Trustee through the Selling Agent, unless and until the Selling Agent receives notice from the Trustee of an exercise by the Unitholders of their right to tender the amount of any related Swap Termination Payment as set forth below. See "Description of Trust Agreements -- Trust Wind Up Events". Unless the Prospectus Supplement sets forth terms for replacing the Swap Counterparty after early termination or for the Trust's continued holding of a Security after a related Transaction has terminated, in the event the Trust terminates one or more Transactions and a Trust Wind Up Event has not occurred, the Securities related to such Transactions will be distributed in kind to the Unitholders.

         Unless the Prospectus Supplement specifies that such events will not constitute a Termination Event, to the extent that the aggregate principal amount of the Securities held by the Trust is reduced through redemption, prepayment or exchange, the corresponding Swap Amount subject to the Swap Agreement will be subject to a partial termination and the Trust or the Swap Counterparty may incur liability for a Swap Termination Payment.

         In general, not all events of default under the applicable Security Agreement will trigger a Security Default for purposes of the Swap Agreement. Rather, a "Security Default" shall mean one of the following events: (i) the acceleration of the outstanding Securities under the terms of the Securities and/or the applicable Security Agreement, (ii) the failure of the applicable Security Issuer to pay an installment of principal of, or any amount of interest due on, the related Securities after the due date thereof specified in such Prospectus Supplement and after the expiration of any applicable grace period;
(iii) the occurrence of certain events of default under such Securities and/or Security Agreement relating to the insolvency or bankruptcy of the applicable Security Issuer; or (iv) the occurrence of a waiver, deferral, restructuring, rescheduling, exchange or other adjustment with respect to the Security such that the Swap Counterparty reasonably determines that the economic terms of the Security are materially different or the Security represents materially greater credit or other risks. In each case, the Trust will be the Affected Party (as defined below) for purposes of the calculation of any Swap Termination Payment. Notwithstanding the existence of a grace period with respect to a Security, the failure of a Security Issuer to make timely payment of an amount required in order for the Trust to make a related payment under the Swap Agreement may result in a default by the Trust under the Swap Agreement prior to the occurrence of a Security Default. The Prospectus Supplement will specify any additional circumstances constituting a "Security Default."


Swap Termination Payments

         If the Swap Agreement is terminated prior to maturity thereof, the market value of each Transaction under the Swap Agreement will be established by one or both parties as specified in the Swap Agreement either (a) on the basis of the market quotations of the cost of entering into a replacement transaction or (b) if such market quotations are unavailable or do not produce a commercially reasonable result, based on losses suffered by either party as a result of the termination of the affected Transaction(s), in each case in accordance with the procedures set forth in detail in the Swap Agreement. If the market value of a Transaction is positive for the Trust, or the termination would result in a loss to the Trust, a Swap Termination Payment will be due from the Swap Counterparty to the Trust in respect of that Transaction; if such market value is positive for or termination of such Transaction would result in a loss to the Swap Counterparty, a Swap Termination Payment will be due from the Trust. The Swap Termination Payment for the Swap Agreement as a whole is the net amount payable after offsetting individual termination payments applicable to each Transaction.

         The resulting loss to Unitholders could, if interest rates, currency rates and/or swap spreads have changed significantly since the Closing Date, be quite substantial in relation to the total value of the Securities. The Trust may be required to sell Securities through the Selling Agent in order to pay any Swap Termination Payments owed to the Swap Counterparty. In connection with any Swap Termination Payment payable by the Trust, the Unitholders may, acting unanimously, deliver to the Trustee the amount of such outstanding Swap Termination Payment (and any fees payable to the Trustee from Trust Property) and a written instruction to discontinue sale of the Securities. It is possible that Securities may be sold by the Selling Agent in the time necessary for the Unitholders to be notified of and act upon their rights under the foregoing provision. The Swap Termination Payments payable by the Trust will be limited to the assets of the Trust, and Unitholders will not be liable to the Swap Counterparty for Swap Termination Payments to the extent, if any, that the amount of such termination payments exceeds the assets of the Trust. If the Swap Agreement is terminated, any further distributions in respect of the Securities would be made pursuant to the Securities without the benefit of the Swap Agreement.

         Unitholders could also be materially adversely affected if the Trust is required to sell Securities in order to pay Swap Termination Payments at a time when prices for the Securities in the secondary market are depressed as a result of a default on the Securities or for any other reason. See "Risk Factors."

         If a Swap Agreement is terminated for reasons other than a Security Default, any Swap Termination Payment payable to the Swap Counterparty will be limited to a claim against the Trust Property pro rata with that of the Unitholders.

Guarantees of MSDW; Other Guarantees or Support

         Unless the applicable Prospectus Supplement specifies arrangements for securing the obligations of the Swap Counterparty, the payment obligations of the Swap Counterparty under the related Swap Agreement will be general, unsecured obligations of such Swap Counterparty. With respect to any Swap Agreement in which the Swap Counterparty is an affiliate of MSDW or if set forth in the Prospectus Supplement, pursuant to the related Guarantee to be delivered with respect to any such Swap Agreement, MSDW will unconditionally and irrevocably guarantee the due and punctual payment of all amounts payable by the Swap Counterparty under such Swap Agreement. Pursuant to such Guarantee, MSDW will agree to pay or cause to be paid all such amounts upon the failure of the Swap Counterparty punctually to pay any such amount and written demand by the Trustee to MSDW to pay such amount. With respect to any Swap Agreement in which the obligations of the Swap Counterparty are not guaranteed by MSDW, the applicable Prospectus Supplement will describe the material provisions of any Guarantee or other type of support, if any, of the obligations of such Swap Counterparty.

                                      MSDW

         MSDW is a global financial services corporation organized under the laws of the State of Delaware. MSDW's principal executive offices are at 1585 Broadway, New York, New York 10036, United States of America and its telephone number is (212) 761-4000. The long term debt of MSDW is currently rated "Aa3" by Moody's and "A+" by S&P.

         At prescribed rates, Unitholders may obtain copies of all reports, proxy statements and other publicly available information filed by MSDW with the Commission from the Public Reference Section of the Commission, 450 Fifth Street, N.W., Washington, D.C. 20549, United States of America. Unitholders may inspect and copy such materials at the Commission's Regional Offices located at Suite 1400, Citicorp Center, 500 West Madison Street, Chicago, Illinois 60661 and at Seven World Trade Center, 13th Floor, New York, New York 10048. In addition, the Commission maintains a website that contains reports, proxy and other information regarding registrants that file electronically, such as MSDW. The address of the Commission's website is http://www.sec.gov.

                              DESCRIPTION OF UNITS

         The Units of any Series to be offered pursuant to this Prospectus and the applicable Prospectus Supplement will be subject to the terms of a Trust Agreement to be entered into between the Depositor and the Trustee. The Trust Agreement for each Series of Units will be in the form filed as an exhibit to the Registration Statement, together with specific terms applicable to the Trust and the Units for such Series depending upon the related Securities and any Swap Agreement. The following summary of the terms of the Units, which, together with the information set forth in the Prospectus Supplement, describes all material terms thereof, is subject to the summary of the Trust Agreement set forth herein under "Description of the Trust Agreement" and any related discussion in the Prospectus Supplement, and to the detailed provisions of the form of Standard Terms of Trust Agreement filed as an exhibit to the Registration Statement. The specific terms of each Series of Units, to the extent they materially differ from or are in addition to the summaries below, will be set forth in the applicable Prospectus Supplement.

General

         The Units of a particular Series to be issued under a Trust Agreement will represent the entire beneficial ownership interest in the Trust created pursuant to such Trust Agreement. The Units issued under a Trust Agreement may be limited to a single Class, or, if so specified in the applicable Prospectus Supplement, a Series of Units may include two or more Classes differing as to entitlement to distributions of principal, interest or premium, and one or more Classes may be subordinated in certain respects to other Classes of such Series.

         Reference is made to the applicable Prospectus Supplement for a description of the following terms of the Series (and, if applicable, Classes within such Series) of Units in respect of which this Prospectus and such Prospectus Supplement are being delivered: (i) the title of such Units; (ii) the Series of such Units and, if applicable, the number and designation of Classes of such Series; (iii) certain information concerning the type, characteristics and specifications of the Trust Property being deposited into the related Trust by the Depositor (and, with respect to any Concentrated Security, the identity of the issuer thereof and where publicly available information regarding such issuer may be obtained); (iv) the limit, if any, upon the aggregate principal amount or notional amount, as applicable, of each Class thereof; (v) the dates on which or periods during which such Series or Classes within such Series may be issued, the offering price thereof and the applicable Distribution Dates on which the principal, if any, of (and premium, if any, on) such Series or Classes within such Series will be distributable; (vi) if applicable, the relative rights and priorities of each such Class (including the method for allocating collections from and defaults or losses on the Trust Property to the Unitholders of each such Class); (vii) whether the Units of such Series or each Class within such Series are Fixed Rate Units or Floating Rate Units (each as defined below) and the applicable Interest Rate for each such Class including the applicable rate, if fixed, or the terms relating to the particular method of calculation thereof applicable to such Series or each Class within such Series, if variable, the date or dates from which such interest will accrue, the applicable Distribution Dates on which interest, principal and premium, in each case as applicable, on such Series or Class will be distributable and the related Record Dates (as defined in the related Prospectus Supplement), if any; (viii) the option, if any, of any Unitholder of such Series or Class to withdraw a portion of the assets of the Trust in exchange for surrendering such Unitholder's Unit or of the Depositor, or another third party to purchase or repurchase any Trust Property (in each case to the extent not inconsistent with the Depositor's continued satisfaction of the applicable requirements for exemption under Rule 3a-7 under the Investment Company Act of 1940 and all applicable rules, regulations and interpretations thereunder ("Rule 3a-7"), as relevant) and the periods within which or the dates on which, and the terms and conditions upon which any such option may be exercised, in whole or in part (see "--Optional Exchange"); (ix) the rating of each Series or each Class within such Series offered hereby (provided, however, that one or more Classes within such Series not offered hereunder may be unrated or may be rated below investment grade);
(x) if other than denominations of $1,000 and any integral multiple thereof, the denominations in which such Series or Class within such Series will be issuable and transferable; (xi) whether the Units of any Class within a given Series are to be entitled to (1) principal distributions, with disproportionate, nominal or no interest distributions, or (2) interest distributions, with disproportionate, nominal or no principal distributions ("Strip Units") and the applicable terms thereof; (xii) whether the Units of such Series or of any Class within such Series are to be issued as Registered Units or Bearer Units or both and, if Bearer Units are to be issued, whether coupons will be attached thereto; whether Bearer Units of such Series or Class may be exchanged for Registered Units of such Series or Class and the circumstances under which and the place or places at which any such exchanges, if permitted, may be made; (xiii) whether the Units of such Series or of any Class within such Series are to be issued in the form of one or more Global Securities and, if so, the identity of the Depositary (as defined below), if other than the Depository Trust Company ("DTC"), for such Global Security or Securities; (xiv) if a temporary Unit is to be issued with respect to such Series or any Class within such Series, whether any interest thereon distributable on a Distribution Date prior to the issuance of a Definitive Unit of such Series or Class will be credited to the account of the persons entitled thereto on such Distribution Date; (xv) if a temporary Global Security is to be issued with respect to such Series or Class, the terms upon which beneficial interests in such temporary Global Security may be exchanged in whole or in part for beneficial interests in a definitive Global Security or for individual Definitive Units of such Series or Class and the terms upon which beneficial interests in a definitive Global Security, if any, may be exchanged for individual Definitive Units of such Series or Class; (xvi) if other than U.S. dollars, the Specified Currency applicable to the Units of such Series or Class for purposes of denominations and distributions on such Series or each Class within such Series and the circumstances and conditions, if any, when such Specified Currency may be changed, at the election of the Depositor or a Unitholder, and the currency or currencies in which any principal of or any premium or any interest on such Series or Class are to be distributed pursuant to such election; (xvii) all applicable Required Percentages and Voting Rights (each as defined below) relating to the manner and percentage of votes of Unitholders of such Series and each Class within such Series required with respect to certain actions by the Depositor, if any, or Trustee under the Trust Agreement or with respect to the applicable Trust; and (xviii) any other terms of such Series or Class within such Series of Units not inconsistent with the provisions of the Trust Agreement relating to such Series.

         Unless otherwise indicated in the applicable Prospectus Supplement, the Units of each Series (including any Class of Units not offered hereby) will be issued only as Registered Units in denominations of $1,000 and any integral multiple thereof and will be payable only in U.S. dollars. The authorized denominations of Registered Units of a given Series or Class within such Series having a Specified Currency other than U.S. dollars will be set forth in the applicable Prospectus Supplement. The applicable Prospectus Supplement may provide that, where the purchaser of such Units has elected to pay in U.S. dollars, the U.S. dollar equivalent of the purchase price of Units having a Specified Currency other than U.S. dollars may be determined by the Exchange Rate Agent in its sole discretion.

         Registered Units may be transferred or exchanged for a like face amount of Units at the corporate trust office or agency of the Trustee in the City and State of New York, subject to the limitations provided in the applicable Trust Agreement, without the payment of any service charge, other than any tax or governmental charge payable in connection therewith.

         Bearer Units will be transferable by delivery. Provisions with respect to the exchange of Bearer Units will be described in the applicable Prospectus Supplement. Unless otherwise specified in the Prospectus Supplement, Registered Units may not be exchanged for Bearer Units.

         Morgan Stanley or an affiliate may at any time purchase Units at any price in the open market or otherwise. Any Units so purchased by Morgan Stanley or such affiliate may, at the discretion of Morgan Stanley, be held or resold.

Distributions

         In general, distributions allocable to principal, premium (if any) and interest on any Units will be made in the Specified Currency for such Units by or on behalf of the Trustee on each Distribution Date as specified in the related Prospectus Supplement. The Trustee shall remit to each holder of record on the relevant Record Date preceding any distributions, other than the final distribution, its portion of the payment on the Debt Securities promptly upon, and in any event, within one Business Day of receipt of such payment by the Trustee; provided, however, neither the Trustee nor the Depositor shall have any liability for any shortfall in such amount received from the Debt Security Issuer or any obligation to advance its funds to make any payment to any Unitholder. If the Specified Currency for Units is other than U.S. dollars, the Exchange Rate Agent may, at its discretion and upon request by the Unitholder in the manner set forth in the Prospectus Supplement, arrange to convert all payments in respect of any such Unit into U.S. dollars as described in the following paragraph. Any Unitholder which will receive payments in a Specified Currency other than U.S. dollars must provide appropriate wire transfer instructions to the Trustee for such Registered Units, and all such payments will be made by wire transfer of immediately available funds to an account maintained by the payee with a bank located outside the United States.

         Unless the Prospectus Supplement sets forth additional terms as to the conversion of currencies, in the case of a Unit having a Specified Currency other than U.S. dollars, the amount of any U.S. dollar distribution in respect of such Unit will be determined by the Exchange Rate Agent in its sole discretion; provided, that the Exchange Rate Agent is not required to provide any such exchange rate. All currency exchange costs will be borne by the holders of such Units by deductions from such distributions. If no such bid quotations are available or if the Exchange Rate Agent elects not to provide any such quotations at any time in its sole discretion, such distributions will be made in such Specified Currency, except in the circumstances described under "Currency Risks".

         U.S. dollar distributions on Registered Units will be made by wire transfer of immediately available funds to the holder of record on the relevant Record Date (as specified in the applicable Prospectus Supplement) for such distribution, but only if appropriate wire transfer instructions have been received in writing by the Trustee for such Units not later than 15 calendar days prior to the applicable Distribution Date. The Prospectus Supplement may also provide for distributions to be made by check or against presentation of the Unit. In the case of Registered Units issued between a Record Date and the related Distribution Date, interest for the period beginning on the issue date for such Units and ending on the last day of the interest accrual period immediately prior to such Distribution Date will, unless otherwise specified in the Prospectus Supplement, be distributed on the next succeeding Distribution Date to the holders of the Registered Units on the related Record Date.

         Subject to the provisions described under "Limitations on Issuance of Bearer Units," and to applicable laws and regulations, payments in respect of interest or principal or premium on Bearer Units will be payable only upon surrender of applicable coupons, if any, or Units, respectively, and at such offices or agencies outside the United States as the Trustee may from time to time designate.

         Unless otherwise specified in the applicable Prospectus Supplement, "Business Day" with respect to any Unit means any day, other than a Saturday or Sunday, that is (i) not a day on which banking institutions are authorized or required by law or regulation to be closed in (a) The City of New York and in the city where the corporate trust office of the Trustee is located or (b) if the Specified Currency for such Unit is other than U.S. Dollars, the financial center of the country issuing such currency and (ii) if the Interest Rate for such Unit is based on LIBOR, a London Banking Day. "London Banking Day" with respect to any Unit means any day on which dealings in deposits in the Specified Currency of such Unit are transacted in the London interbank market.

Interest on Units

         General. Each Class of Units (other than certain Classes of Strip Units) of a given Series may have a different Interest Rate as described below. In the case of Strip Units with no or, in certain cases, a nominal Unit Principal Balance, distributions of interest will be in an amount described in the related Prospectus Supplement. For purposes hereof, "Notional Amount" means the notional principal amount specified in the applicable Prospectus Supplement on which interest on Strip Units with no or, in certain cases, a nominal Unit Principal Balance will be made on each Distribution Date. Reference to the Notional Amount of a Class of Strip Units herein or in a Prospectus Supplement does not indicate that such Units represent the right to receive any distribution in respect of principal in such amount, but rather the term "Notional Amount" is used solely as a basis for calculating the amount of required distributions and determining certain relative voting rights, all as specified in the related Prospectus Supplement.

         Fixed Rate Units. Each Unit having a fixed Interest Rate (a "Fixed Rate Unit") will bear interest, on the outstanding Unit Principal Balance (or Notional Amount, if applicable) (as described below under "Principal of Units - General") thereof, from its original issue date, or from the last Distribution Date to which interest has been paid, at the fixed Interest Rate stated on the face thereof and in the applicable Prospectus Supplement until the principal amount thereof is distributed or made available for payment, (or in the case of Fixed Rate Units with no or a nominal principal amount, until the Notional Amount thereof is reduced to zero), except that, if so provided under the terms of a related Swap Agreement or the terms of the Securities, the Interest Rate for such Series or any such Class or Classes may be subject to adjustment from time to time in response to designated changes in the rating assigned to such Units by one or more rating agencies, in accordance with a schedule or otherwise, all as described in such Prospectus Supplement. Unless otherwise specified in the applicable Prospectus Supplement, interest will be distributable in arrears on each Distribution Date with respect to such Fixed Rate Units.

         Floating Rate Units. As specified in the applicable Prospectus Supplement, each Unit having a variable Interest Rate (a "Floating Rate Unit") will bear interest, on the outstanding Unit Principal Balance (or Notional Amount, if applicable) thereof from its original issue date to the first Interest Reset Date (as defined below) at the initial Interest Rate set forth in the applicable Prospectus Supplement. Thereafter, the Interest Rate on such Series or Class for each Interest Period (as defined below) will be determined by reference to an interest rate basis (the "Base Rate"), plus or minus the Spread, if any, or multiplied by the Spread Multiplier, if any. The "Spread" is the number of basis points (one basis point equals one one-hundredth of a percentage point) that may be specified in the applicable Prospectus Supplement as being applicable to such Series or Class, and the "Spread Multiplier" is the percentage that may be specified in the applicable Prospectus Supplement as being applicable to such Series or Class, except that if so provided under the terms of a related Swap Agreement or the terms of the Securities, the Spread or Spread Multiplier on such Series or any such Class or Classes of Floating Rate Units may be subject to adjustment from time to time in response to designated changes in the rating assigned to such Units by one or more rating agencies, in accordance with a schedule or otherwise, all as described in such Prospectus Supplement. The applicable Prospectus Supplement may designate one or more of the following Base Rates as a reference for the calculation of payments under the related Swap Agreement, which will determine the interest rate to be payable on the Floating Rate Units: (i) LIBOR; (ii) the Commercial Paper Rate; (iii) the Treasury Rate; (iv) the Federal Funds Rate; (v) the CD Rate; or (vi) such other Base Rate (which may be based on, among other things, one or more market indices or the interest and/or other payments (whether scheduled or otherwise) made with respect to a designated asset or pool of assets) as is set forth in such Prospectus Supplement and in such Floating Rate Unit. The "Index Maturity" for any Floating Rate Unit is the period of maturity of the instrument or obligation from which the Base Rate is calculated. "H. 15(519)" means the publication entitled "Statistical Release H.15(519), Selected Interest Rates", or any successor publication, published by the Board of Governors of the Federal Reserve System. "Composite Quotations" means the daily statistical release entitled "Composite 3:30 p.m. Quotations for U.S. Government Securities" published by the Federal Reserve Bank of New York.

         If specified in the applicable Prospectus Supplement, a Series of Floating Rate Units may also have either or both of the following (in each case expressed as a rate per annum on a simple interest basis): (i) a maximum limitation, or ceiling, on the rate at which interest may accrue during any interest accrual period specified in the applicable Prospectus Supplement (a "Maximum Interest Rate") and (ii) a minimum limitation, or floor, on the rate at which interest may accrue during any such interest accrual period (a "Minimum Interest Rate"). In addition to any Maximum Interest Rate that may be applicable to any Floating Rate Units, the Interest Rate applicable to any Floating Rate Units will in no event be higher than the maximum rate permitted by applicable law, as the same may be modified by United States law of general application.

         If the Swap Agreement provides for all interest payments on the Securities to be paid to the Swap Counterparty, the Interest Rate applicable to the Units will be the equivalent floating rate applicable to payments received by the Trust under any related Swap Agreement (as determined by the Swap Calculation Agent). If the Prospectus Supplement specifies a Calculation Agent, the Calculation Agent shall calculate the Interest Rate applicable to the Units from time to time as specified in the Prospectus Supplement. All determinations of interest by the Calculation Agent shall, in the absence of manifest error, be conclusive for all purposes and binding on the holders of Floating Rate Units.

         The applicable Prospectus Supplement will state whether the Interest Rate on each Series of Floating Rate Units will be reset daily, weekly, monthly, quarterly, semiannually or annually or on another periodic basis (such period being the "Interest Period" for such issuance, and the first day of each Interest Period being an "Interest Reset Date"). The Interest Reset Dates with respect to a given Series of Floating Rate Units will be specified in the applicable Prospectus Supplement. If an Interest Reset Date for any Floating Rate Units would otherwise be a day that is not a Business Day, such Interest Reset Date will occur on a prior or succeeding Business Day as specified in the applicable Prospectus Supplement.

         Unless otherwise specified in the applicable Prospectus Supplement, interest payable in respect of Floating Rate Units will be the accrued interest from and including the original issue date thereof or the last Interest Reset Date to which interest has accrued and been distributed, as the case may be, to but excluding the immediately following Interest Reset Date.

         With respect to a Floating Rate Unit, accrued interest shall be calculated by multiplying its Unit Principal Balance (or Notional Amount, if applicable) by the accrued interest factor of such Floating Rate Unit. Such accrued interest factor will be computed by adding the interest factors calculated for each day, in the period for which accrued interest is being calculated. Unless the Prospectus Supplement specifies a different period, the interest factor (expressed as a decimal calculated to seven decimal places without rounding) for each such day is computed by dividing the Interest Rate in effect on such day by 360, in the case of Floating Rate Units bearing interest on a Base Rate of LIBOR, the Commercial Paper Rate, the Federal Funds Rate or the CD Rate or by the actual number of days in the year, in the case of the Treasury Rate. For purposes of making the foregoing calculation, the Interest Rate in effect on any Interest Reset Date will be the applicable rate as reset on such date.

         Unless otherwise specified in the applicable Prospectus Supplement, all percentages resulting from any calculation of the Interest Rate on a Floating Rate Unit will be rounded, if necessary, to the nearest 1/100,000 of 1% (.0000001), with five one-millionths of a percentage point rounded upward, and all currency amounts used in or resulting from such calculation on Floating Rate Units will be rounded to the nearest one-hundredth of a unit (with .005 of a unit being rounded upward).

         Interest on any Series of Floating Rate Units will be distributable on the Distribution Dates and for the interest accrual periods as and to the extent set forth in the applicable Prospectus Supplement.

         LIBOR. For each Floating Rate Unit for which LIBOR is the Base Rate and LIBOR is indexed to the offered rates for U.S. dollar deposits, "LIBOR" for each Interest Period will be determined by the Calculation Agent for any LIBOR Unit as follows:

                  (i) On the second London Banking Day prior to the Interest Reset Date for such Interest Period (a "LIBOR Determination Date"), the Calculation Agent for such Unit will determine (a) if "Reuters" is specified in the applicable Prospectus Supplement, the arithmetic mean of the offered rates for deposits in U.S. dollars for the period of the Index Maturity which appear on the Reuters Screen LIBOR Page at approximately 11:00 a.m., London time, on such LIBOR Determination Date if at least two such offered rates appear on the Reuters Screen LIBOR Page ("LIBOR Reuters"), or (b) if "Telerate" is specified in the applicable Prospectus Supplement, the rate for deposits in U.S. dollars for the period of the Index Maturity that appears on the Telerate Page 3750 at approximately 11:00 a.m., London time, on such LIBOR Determination Date ("LIBOR Telerate"). "Reuters Screen LIBO Page" means the display designated as Page "LIBO" on the Reuters Monitor Money Rates Service (or such other page as may replace the LIBO page on that service for the purpose of displaying London interbank offered rates of major banks). "Telerate Page 3750" means the display designated as page "3750" on the Telerate Service (or such other page as may replace the 3750 page on that service or such other service or services as may be nominated by the British Bankers' Association for the purpose of displaying London interbank offered rates for U.S. dollar deposits). If neither LIBOR Reuters nor LIBOR Telerate is specified in the applicable Prospectus Supplement, LIBOR will be determined as if LIBOR Telerate had been specified. If fewer than two offered rates appear on the Reuters Screen LIBO Page, or if no rate appears on the Telerate Page 3750, as applicable, LIBOR in respect of that LIBOR Determination Date will be determined as described in (ii) below.

                  (ii) If fewer than two offered rates appear on the Reuters Screen LIBO Page on such LIBOR Determination Date or no rate appears on Telerate Page 3750, the Calculation Agent for such Unit will request the principal London offices of each of four major banks in the London interbank market selected by such Calculation Agent to provide such Calculation Agent with its offered quotations for deposits in U.S. dollars for the period of the specified Index Maturity, commencing on such Interest Reset Date, to prime banks in the London interbank market at approximately 11:00 a.m., London time, on such LIBOR Determination Date and in a principal amount equal to an amount of not less than $1 million that is representative of a single transaction in such market at such time. If at least two such quotations are provided, "LIBOR" for such Interest Period will be the arithmetic mean of such quotations. If fewer than two such quotations are provided, "LIBOR" for such Interest Period will be the arithmetic mean of rates quoted by three major banks in The City of New York selected by the Calculation Agent for such Unit at approximately 11:00 a.m., New York City time, on such LIBOR Determination Date for loans in U.S. dollars to leading European banks, for the period of the specified Index Maturity, commencing on such Interest Reset Date, and in a principal amount equal to an amount of not less than $1 million that is representative of a single transaction in such market at such time; provided, however, that if fewer than three banks selected as aforesaid by such Calculation Agent are quoting rates as mentioned in this sentence, "LIBOR" for such Interest Period will be the same as LIBOR for the immediately preceding Interest Period (or, if there was no such Interest Period, the Initial Interest Rate).

         If LIBOR with respect to any Unit is indexed to the offered rates for deposits in a currency other than U.S. dollars, or the method for determining dollar LIBOR varies from that described above, the applicable Prospectus Supplement will set forth the method for determining such rate.

         Commercial Paper Rate. For each Floating Rate Unit bearing interest on a Base Rate equal to the Commercial Paper Rate the "Commercial Paper Rate" for each Interest Period will be determined by the Calculation Agent for such Unit as of the second Business Day prior to the Interest Reset Date for such Interest Period (a "Commercial Paper Rate Determination Date") and shall be the Money Market Yield (as defined below) on such Commercial Paper Rate Determination Date of the rate for commercial paper having the Index Maturity specified in the applicable Prospectus Supplement, as such rate shall be published in H.15(519) under the heading "Commercial Paper". In the event that such rate is not published prior to 9:00 a.m., New York City time, on the Calculation Date (as defined below) pertaining to such Commercial Paper Rate Determination Date, then the "Commercial Paper Rate" for such Interest Period shall be the Money Market Yield on such Commercial Paper Rate Determination Date of the rate for commercial paper of the specified Index Maturity as published in Composite Quotations under the heading "Commercial Paper". If by 3:00 p.m., New York City time, on such Calculation Date such rate is not yet published in either H.15(519) or Composite Quotations, then the "Commercial Paper Rate" for such Interest Period shall be the Money Market Yield of the arithmetic mean of the offered rates, as of 11:00 a.m., New York City time, on such Commercial Paper Rate Determination Date of three leading dealers of commercial paper in The City of New York selected by the Calculation Agent for such Unit for commercial paper of the specified Index Maturity placed for an industrial issuer whose bonds are rated "AA" or the equivalent by a nationally recognized rating agency; provided, however, that if the dealers selected as aforesaid by such Calculation Agent are not quoting offered rates as mentioned in this sentence, the "Commercial Paper Rate" for such Interest Period will be the same as the Commercial Paper Rate for the immediately preceding Interest Period (or, if there was no such Interest Period, the Initial Interest Rate).

         "Money Market Yield" shall be a yield calculated in accordance with the following formula:

                       Money Market Yield   D X 360 X 100
                                            -------------
                                            360 - (D X M)

where "D" refers to the applicable per annum rate for commercial paper quoted on a bank discount basis and expressed as a decimal, and "M" refers to the actual number of days in the specified Index Maturity.

         The "Calculation Date" pertaining to any Commercial Paper Rate Determination Date shall be the first to occur of (a) the tenth calendar day after such Commercial Paper Rate Determination Date or, if such day is not a Business Day, the next succeeding Business Day or (b) the second Business Day preceding the date any distribution of interest is required to be made following the applicable interest Reset Date.

         Treasury Rate. For each Floating Rate Unit bearing interest on a Base Rate equal to the Treasury Rate, the "Treasury Rate" for each Interest Period will be the rate for the auction held on the Treasury Rate Determination Date (as defined below) for such Interest Period of direct obligations of the United States ("Treasury bills") having the Index Maturity specified in the applicable Prospectus Supplement, as such rate shall be published in H.15(519) under the heading "U.S. Government Units-Treasury bills-auction average (investment)" or, in the event that such rate is not published prior to 9:00 a.m., New York City time, on the Calculation Date (as defined below) pertaining to such Treasury Rate Determination Date, the auction average rate (expressed as a bond equivalent on the basis of a year of 365 or 366 days, as applicable, and applied on a daily basis) on such Treasury Rate Determination Date as otherwise announced by the United States Department of the Treasury. In the event that the results of the auction of Treasury bills having the specified Index Maturity are not published or reported as provided above by 3:00 p.m., New York City time, on such Calculation Date, or if no such auction is held on such Treasury Rate Determination Date, then the "Treasury Rate" for such Interest Period shall be calculated by the Calculation Agent for such Unit and shall be a yield to maturity (expressed as a bond equivalent on the basis of a year of 365 or 366 days, as applicable, and applied on a daily basis) of the arithmetic mean of the secondary market bid rates, as of approximately 3:30 p.m., New York City time, on such Treasury Rate Determination Date, of three leading primary United States government securities dealers selected by such Calculation Agent for the issue of Treasury bills with a remaining maturity closest to the specified Index Maturity; provided, however, that if the dealers selected as aforesaid by such Calculation Agent are not quoting bid rates as mentioned in this sentence, then the "Treasury Rate" for such Interest Period will be the same as the Treasury Rate for the immediately preceding Interest Period (or, if there was no such Interest Period, the Initial Interest Rate).

         The "Treasury Rate Determination Date" for each Interest Period will be the day of the week in which the Interest Reset Date for such Interest Period falls on which Treasury bills would normally be auctioned. Treasury bills are normally sold at auction on Monday of each week, unless that day is a legal holiday, in which case the auction is normally held on the following Tuesday, except that such auction may be held on the preceding Friday. If, as the result of a legal holiday, an auction is so held on the preceding Friday, such Friday will be the Treasury Rate Determination Date pertaining to the Interest Period commencing in the next succeeding week. Unless otherwise provided in the Prospectus Supplement, if an auction date will fall on any day that would otherwise be an Interest Reset Date, then such Interest Reset Date shall instead be the Business Day immediately following such auction date.

         The "Calculation Date" pertaining to any Treasury Rate Determination Date shall be the first to occur of (a) the tenth calendar day after such Treasury Rate Determination Date or, if such a day is not a Business Day, the next succeeding Business Day or (b) the second Business Day preceding the date any distribution of interest is required to be made following the applicable Interest Reset Date.

         Federal Funds Rate. For each Floating Rate Unit bearing interest on a Base Rate equal to the Federal Funds Rate, the "Federal Funds Rate" for each Interest Period shall be the effective rate on the Interest Reset Date for such Interest Period (a "Federal Funds Rate Determination Date") for Federal Funds as published in H.15(519) under the heading "Federal Funds (Effective)". In the event that such rate is not published prior to 9:00 a.m., New York City time, on the Calculation Date (as defined below) pertaining to such Federal Funds Rate Determination Date, the "Federal Funds Rate" for such Interest Period shall be the rate on such Federal Funds Rate Determination Date as published in Composite Quotations under the heading "Federal Funds/Effective Rate". If by 3:00 p.m., New York City time, on such Calculation Date such rate is not yet published in either H.15(519) or Composite Quotations, then the "Federal Funds Rate" for such Interest Period shall be the rate on such Federal Funds Rate Determination Date made publicly available by the Federal Reserve Bank of New York which is equivalent to the rate which appears in H.15(519) under the heading "Federal Funds (Effective)"; provided, however, that if such rate is not made publicly available by the Federal Reserve Bank of New York by 3:00 p.m., New York City time, on such Calculation Date, the "Federal Funds Rate" for such Interest Period will be the same as the Federal Funds Rate in effect for the immediately preceding Interest Period (or, if there was no such Interest Period, the initial Interest Rate). Unless otherwise specified in the applicable Prospectus Supplement, in the case of a Unit for which the applicable Federal Funds Rate resets daily, the Interest Rate on such Unit for the period from and including a Monday to but excluding the succeeding Monday will be reset by the Calculation Agent for such Unit on such second Monday (or, if not a Business Day, on the next succeeding Business Day) to a rate equal to the average of the Federal Funds Rates in effect with respect to each such day in such week.

         The "Calculation Date" pertaining to any Federal Funds Rate Determination Date shall be the next succeeding Business Day.

         CD Rate. For each Floating Rate Unit that bears interest on a Base Rate equal to the CD Rate, the "CD Rate" for each Interest Period will be the rate as of the second Business Day prior to the Interest Reset Date for such Interest Period (a "CD Rate Determination Date") for negotiable certificates of deposit having the Index Maturity designated in the applicable Prospectus Supplement as published in H.15(519) under the heading "CDs (Secondary Market)". In the event that such rate is not published prior to 9:00 a.m., New York City time, on the Calculation Date (as defined below) pertaining to such CD Rate Determination Date, then the "CD Rate" for such Interest Period will be the rate on such CD Rate Determination Date for negotiable certificates of deposit of the Index Maturity designated in the applicable Prospectus Supplement as published in Composite Quotations under the heading "Certificates of Deposit". If by 3:00 p.m., New York City time, on such Calculation Date such rate is not yet published in either H.15(519) or Composite Quotations, then the "CD Rate" for such Interest Period will be calculated by the Calculation Agent for such Unit and will be the arithmetic mean of the secondary market offered rates as of 10:00 a.m., New York City time, on such CD Rate Determination Date, of three leading nonbank dealers in negotiable U.S. dollar certificates of deposit in The City of New York selected by the Calculation Agent for such CD Rate Unit for negotiable certificates of deposit of major United States money center banks of the highest credit standing (in the market for negotiable certificates of deposit) with a remaining maturity closest to the Index Maturity designated in the related Prospectus Supplement in a denomination specified in the related Prospectus Supplement which shall in no event be less than $100,000; provided, however, that if the dealers selected as aforesaid by such Calculation Agent are not quoting offered rates as mentioned in this sentence, the "CD Rate" for such Interest Period will be the same as the CD Rate for the immediately preceding Interest Period (or, if there was no such Interest Period, the initial Interest
Rate).

         The "Calculation Date" pertaining to any CD Rate Determination Date shall be the first to occur of (a) the tenth calendar day after such CD Rate Determination Date or, if such day is not a Business Day, the next succeeding Business Day or (b) the second Business Day preceding the date any distribution of interest is required to be made following the Applicable Interest Reset Date.

         If any of the Commercial Paper Rate, Treasury Rate, Federal Funds Rate or CD Rate is the applicable Base Rate and is not to be determined as set forth above, the Prospectus Supplement will describe the method for determining such rate.

Principal of Units

         General. Unless the Prospectus Supplement specifies a Notional Amount or other reference amount for a Unit, each Unit will have a "Unit Principal Balance" which, at any time, will equal the maximum amount that the holder thereof will be entitled to receive in respect of principal from the related Securities.

         The outstanding Unit Principal Balance of a Unit will be reduced to the extent of distributions of principal thereon, and, if applicable pursuant to the terms of the related Series, by the amount of any net losses realized on the Trust Property allocated thereto. Unless the related Prospectus Supplement provides otherwise, the initial aggregate Unit Principal Balance of all Classes of Units of a Series will equal the outstanding aggregate principal balance of the related Trust Property as of the applicable Cut-off Date. The initial aggregate Unit Principal Balance of a Series and each Class thereof will be specified in the related Prospectus Supplement. Distributions of principal of any Class of Units will be made on a pro rata basis among all the Units of such Class. Strip Units with no Unit Principal Balance will not receive distributions of principal.

         Index-Linked Units. From time to time, the Trust may offer a Series of Units ("Index-Linked Units"), the principal amount payable at the stated maturity date of which (the "Indexed Principal Amount") and/or interest amounts with respect to which are determined by reference to (i) the rate of exchange between the Specified Currency for such Unit and the other currency (the "Indexed Currency") specified therein on specified dates; (ii) the difference in the price of a specified commodity (the "Indexed Commodity") on specified dates;
(iii) the difference in the level of a specified stock index (the "Stock Index"), which may be based on U.S. or foreign stocks, on specified dates; or
(iv) such other objective price or economic measure as is described in the related Prospectus Supplement. The manner of determining the Indexed Principal Amount of a Index-Linked Unit, and historical and other information concerning the Indexed Currency, Indexed Commodity, Stock Index or other price or economic measure used in such determination, will generally be set forth under a related Swap Agreement and will be specified in the related Prospectus Supplement. Index-Linked Units will be issued only to the extent consistent with qualification of the Trust under Rule 3a-7, as applicable.

         Except as otherwise specified in the related Prospectus Supplement, interest on a Index-Linked Unit will be payable based on the amount designated in the related Prospectus Supplement as the "Face Amount" of such Index-Linked Unit. The related Prospectus Supplement will specify whether the principal amount of the related Index-Linked Unit that would be payable upon redemption or repayment prior to the stated maturity date will be the Face Amount of such Index-Linked Unit, the Indexed Principal Amount of such Index-Linked Unit at the time of redemption or repayment, or another amount described in such Prospectus Supplement.

Foreign Currency Units

         If the Specified Currency of any Unit is not U.S. dollars (a "Foreign Currency Unit"), certain provisions with respect thereto will be set forth in the related Prospectus Supplement which will specify the denominations, the currency or currencies in which the principal and interest with respect to such Unit are to be paid and any other terms and conditions relating to the non-U.S. dollar denominations or otherwise applicable to the Units.

Dual Currency Units

         Units may be issued as dual currency units ("Dual Currency Units"), in which case payments of principal and/or interest in respect of Dual Currency Units will be made in such currencies as specified in the related Prospectus Supplement. The exchange rates will be calculated upon such bases, as indicated in the Units and described in the related Prospectus Supplement. Other material terms and conditions relating to Dual Currency Units will be set forth in the Units and the related Prospectus Supplement.

Call Rights

         If one or more specified persons has the right to purchase all or a portion of the Units of any given Series when the outstanding Unit Principal Balance is greater than 25% of the initial Unit Principal Balance, the applicable Prospectus Supplement will designate such Series as a "Callable Series". The terms upon which any such specified person or entity may exercise its right to purchase all or a portion of the Units of a Series will be specified in the related Prospectus Supplement. Such terms may relate to, but are not limited to, the following:

              (a) a minimum Unit Principal Balance with respect to each Unit being purchased;

              (b) a requirement that the Unit Principal Balance of each Unit being purchased be an integral multiple of an amount specified in the Prospectus Supplement;

              (c) specified dates during which such a purchase may be effected (each, a "Call Date"); and

              (d) the price at which such a purchase may be effected (the "Call Price"). The Call Price will be at least 100% of the then outstanding Unit Principal Balance.

         After receiving notice of the exercise of such a call right, the Trustee will provide notice thereof as specified in the applicable Prospectus Supplement. Upon the satisfaction of any applicable conditions to the exercise of such right to purchase of the Units described in such Prospectus Supplement, each Unitholder of a Unit that has been called will be entitled to receive a distribution of a pro rata share of the Call Price paid in connection with such exercise, in the manner and to the extent described in such Prospectus Supplement.

Optional Exchange

         If a holder may exchange Units of any given Series for a pro rata portion of the Trust Property (an "Exchangeable Series") the terms upon which a holder may exchange Units of any Exchangeable Series for a pro rata portion of the Trust Property of the related Trust will be specified in the related Prospectus Supplement; provided that any right of exchange shall be exercisable only to the extent that such exchange would not be inconsistent with the Depositor's and such Trust's continued satisfaction of the applicable requirements for exemption under Rule 3a-7, as applicable. Such terms may relate to, but are not limited to, the following:

              (i) a requirement that the exchanging holder tender to the Trustee Units of each Class within such Exchangeable Series;

              (ii) a minimum Unit Principal Balance or Notional Amount, as applicable, with respect to each Unit being tendered for exchange;

              (iii) a requirement that the Unit Principal Balance or Notional Amount, as applicable, of each Unit tendered for exchange be an integral multiple of an amount specified in the Prospectus Supplement;

              (iv) specified dates during which a holder may effect such an exchange (each, an "Optional Exchange Date");

              (v) limitations on the right of an exchanging holder to receive any benefit upon exchange from any Credit Support or other non-Securities deposited in the applicable Trust;

              (vi) adjustments to the value of the proceeds of any exchange based upon the required prepayment of future expense allocations and the establishment of a reserve for any anticipated Extraordinary Trust Expenses as set forth in the applicable Prospectus Supplement; and

              (vii) a requirement that the exchanging holder obtain the consent of any Swap Counterparty to such exchange and tender to the Swap Counterparty a termination payment in respect of termination of any portion of the Swap Agreement corresponding to the portion of the Securities to be distributed by the Trustee.

         If the Prospectus Supplement states that "Depositor Optional Exchange" is applicable to the Units of a given Series, any Units held by the Depositor or its affiliates from time to time will be subject to optional exchange by the Depositor or such affiliates, but not by other Unitholders, for a pro rata portion of the Trust Property of the related Trust, subject to one or more of the conditions set forth above as described in the Prospectus Supplement, to the above limitations under Rule 3a-7 and to such other conditions as may be specified in the Prospectus Supplement.

         Unless the Securities distributable to the holders of the Units upon an Optional Exchange have been registered concurrently with the Units and the exchange otherwise satisfies the registration requirements of the Securities Act, no Optional Exchange will be provided for except where such Optional Exchange is eligible for the exemption from registration set forth in Section 4(1) of the Securities Act.

         Unless additional or different terms for an Optional Exchange are set forth in the related Prospectus Supplement, in order for a Unit of a given Exchangeable Series (or Class within such Exchangeable Series) to be exchanged by the applicable Unitholder, the Trustee for such Unit must receive, at least 30 (or such shorter period acceptable to the Trustee) but not more than 45 days prior to an Optional Exchange Date (i) such Unit with the form entitled "Option to Elect Exchange" on the reverse thereof duly completed or (ii) in the case of Registered Units, a telegram, telex, facsimile transmission or letter from a member of a national securities exchange or the National Association of Securities Dealers, Inc., the Depositary (in accordance with its normal procedures) or a commercial bank or trust company in the United States setting forth the name of the holder of such Registered Unit, the Unit Principal Balance or Notional Amount of such Registered Unit to be exchanged, the certificate number or a description of the tenor and terms of such Registration Unit, a statement that the option to elect exchange is being exercised thereby and a guarantee that the Registered Unit to be exchanged with the form entitled "Option to Elect Exchange" on the reverse of the Registered Unit duly completed will be received by such Trustee not later than five Business Days after the date of such telegram, telex, facsimile transmission or letter. If the procedure described in clause (ii) of the preceding sentence is followed, then such Registered Unit and form duly completed must be received by such Trustee by such fifth Business Day. Any tender of a Unit by the holder for exchange shall be irrevocable. The exchange option may be exercised by the holder of a Unit for less than the entire Unit Principal Balance of such Unit provided that the Unit Principal Balance or Notional Amount, as applicable, of such Unit remaining outstanding after redemption is an authorized denomination and all other exchange requirements set forth in the related Prospectus Supplement are satisfied. Upon such partial exchange, such Unit shall be canceled and a new Unit or Units for the remaining Unit Principal Balance thereof shall be issued (which, in the case of any Registered Unit, shall be in the name of the holder of such exchanged Unit).

         Upon the satisfaction of the foregoing conditions and any applicable conditions with respect to the related Trust Property, as described in such Prospectus Supplement, the applicable Unitholder will be entitled to receive a distribution of a pro rata share of the Trust Property related to the Exchangeable Series (and Class within such Exchangeable Series) of the Unit being exchanged, in the manner and to the extent described in such Prospectus Supplement. Alternatively, to the extent so specified in the applicable Prospectus Supplement, the applicable Unitholder, upon satisfaction of such conditions, may direct the related Trustee to sell, on behalf of such Unitholder, such pro rata share of the Trust Property, in which event the Unitholder shall be entitled to receive the net proceeds of such sale, less any costs and expenses incurred by such Trustee in facilitating such sale, subject to any additional adjustments set forth in the Prospectus Supplement.

         Prior to any optional exchange, only the Trustee is a holder of the Securities and only the Trustee will have the ability to enforce the obligations of the Security Issuer under the Securities. After an optional exchange, the Unitholders will be holders of the Securities and can enforce such obligations directly.

Ratings of Units

         At the time of issue, the Units of any given Series (or each Class of such Series that is offered hereby) will be rated in one of the investment grade categories recognized by one or more nationally recognized rating agencies (a "Rating Agency"). Unless an additional basis for such rating is described in the Prospectus Supplement, the rating of any Series or Class of Units will be based primarily on the related Trust Property and the relative priorities of the Unitholders of such Series or Class to receive collections from, and to assert claims against, the Trust with respect to such Trust Property. There can be no assurance that the rating will remain for any given period of time or that the rating will not be lowered or withdrawn entirely by the Rating Agency if in its judgment circumstances in the future so warrant. Any Class or Classes of a given Series of Units may not be offered pursuant to this Prospectus, in which case such Class or Classes will not necessarily be rated in an investment grade category by a Rating Agency.

         In general, a credit rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning Rating Agency. The rating also does not comment as to market price or suitability for a particular investor. In addition, any credit rating will be limited in scope to its terms. Prospective purchasers of Units are urged to review in its entirety any disclosure relating to any rating of such Units that is contained in the applicable Prospectus Supplement, including the text of any such rating letter or letters, if provided.

Form

         Subject to the "Limitations on Issuance of Bearer Units" set forth herein, each Series and Class of Units may be issued in fully registered form without interest coupons ("Registered Units") or, in bearer form with or without coupons attached ("Bearer Units"), as one or more global securities in registered or bearer form (each a "Global Security") or as individual securities in definitive form with or without coupons ("Definitive Units"). Registered Units will be transferable on the records of the Unit Register (as defined below) maintained by the Trustee. All Units of a given Series (or, if more than one Class exists, any given Class within that Series) other than Definitive Units will, upon issuance, be represented by one or more Global Securities that will be deposited with, or on behalf of, DTC (only for Registered Units denominated and payable in U.S. dollars), Morgan Guaranty Trust Company of New York, Brussels office, as operator of the Euroclear System ("Euroclear"), Cedelbank, S.A. ("CEDEL"), or another entity specified in the Prospectus Supplement (any of the foregoing a "Depositary"). Global Securities may be issued in either registered or bearer form and in either temporary or permanent form. Global Securities representing Registered Units will be registered in the name of a nominee of the Depositary, and will clear and settle in book-entry form ("Book-Entry Units") only through the facilities of one or more Depositaries. Unless and until it is exchanged in whole or in part for the individual Units represented thereby, a Global Security may not be transferred except as a whole by the Depositary for such Global Security to a nominee of such Depositary or by a nominee of such Depositary to such Depositary or another nominee of such Depositary or by such Depositary or any such nominee to a successor of such Depositary or a nominee of such successor.

         With respect to each Series of Registered Units, the Trustee will maintain a register (the "Unit Register") in which, subject to such reasonable regulations as it may prescribe, the Trustee will provide for the registration of Units of each Series and the registration of transfers of such Units. No service charge will be payable with respect to any transfer of Units, but the Trustee may require payment of a sum sufficient to cover any tax or government charge that may be imposed in connection with any such transfer.

         During such time as the Units are represented by a Global Security, the Depositary's nominee will be the Unitholder of such Unit and therefore will be the only entity that can exercise a right of exchange. In order to ensure that the Depositary's nominee will timely exercise a right of exchange with respect to a particular Unit, the beneficial owner of such Unit must instruct the broker or other direct or indirect participant through which it holds an interest in such Unit to notify the Depositary of its desire to exercise a right of exchange. Different firms have different cut-off times for accepting instructions from their customers and, accordingly, each beneficial owner should consult the broker or other direct or indirect participant through which it holds an interest in a Unit in order to ascertain the cut-off time by which such an instruction must be given in order for timely notice to be delivered to the Depositary.

         DTC is a limited-purpose trust company organized under the New York Banking Law, a "banking organization" within the meaning of the New York Banking Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code and a "clearing agency" registered pursuant to the provisions of Section 17A of the Exchange Act. DTC holds securities that its participants ("Participants") deposit with DTC. DTC also facilitates the settlement among Participants of securities transactions, such as transfers and pledges, in deposited securities through electronic computerized book-entry changes in Participants' accounts, thereby eliminating the need for physical movement of securities certificates. Participants in DTC include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations ("Direct Participants"). DTC is owned by a number of its Direct Participants and by the New York Stock Exchange Inc., the American Stock Exchange, Inc., and the National Association of Securities Dealers, Inc. Access to the DTC system is also available to others, such as securities brokers and dealers, banks and trust companies that clear transactions through or maintain a direct or indirect custodial relationship with a Direct Participant, either directly or indirectly ("Indirect Participants"). The rules applicable to DTC and its Participants are on file with the Commission.

         Conveyance of notices and other communications by DTC to Direct Participants, by Direct Participants to Indirect Participants, and by Direct Participants and Indirect Participants to beneficial owners of the Units will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

         Upon the issuance of a Global Security, the Depositary for such Global Security will credit, on its book-entry registration and transfer system, the respective principal amounts or notional amounts, if applicable, of the individual Units represented by such Global Security to the accounts of its participants. The accounts to be accredited shall be designated by the underwriters of such Units, or, if such Units are offered and sold directly through one or more agents, by the Depositor or such agent or agents. Ownership of beneficial interests in a Global Security will be limited to participants or persons that may hold beneficial interests through participants. Ownership of beneficial interests in a Global Security will be shown on, and the transfer of that ownership will be effected only through, records maintained by the Depositary for such Global Security or by participants or persons that hold through participants. The laws of some states require that certain purchasers of securities take physical delivery of such securities. Such limits and such laws may limit the market for beneficial interests in a Global Security.

         So long as the Depositary for a Global Security, or its nominee, is the owner of such Global Security, such Depositary or such nominee, as the case may be, will be considered the sole Unitholder of the individual Units represented by such Global Security for all purposes under the Trust Agreement governing such Units. Except as set forth below, owners of beneficial interests in a Global Security will not be entitled to have any of the individual Units represented by such Global Security registered in their names, will not receive or be entitled to receive physical delivery of any such Units and will not be considered the Unitholder thereof under the Trust Agreement governing such Units. Because the Depositary can only act on behalf of its participants, the ability of a holder of any Unit to pledge that Unit to persons or entities that do not participate in the Depositary's system, or to otherwise act with respect to such Unit, may be limited due to the lack of a physical certificate for such Unit.

         Subject to the restrictions discussed under "Limitations on Issuance of Bearer Units" below, distributions of principal of (and premium, if any) and any interest on individual Units represented by a Global Security will be made to the Depositary or its nominee, as the case may be, as the Unitholder of such Global Security. None of the Depositor, the Trustee for such Units, any paying agent or the Unit registrar for such Units will have responsibility or liability for any aspect of the records relating to or payments made on account of beneficial interests in such Global Security or for maintaining, supervising or reviewing any records relating to such beneficial interests. The Depositor expects that the Depositary for Units of a given Class and Series, upon receipt of any distribution of principal, premium or interest in respect of a definitive Global Security representing any of such Units, will credit immediately participants' accounts with payments in amounts proportionate to their respective beneficial interests in the principal amount of such Global Security as shown on the records of such Depositary. The Depositor also expects that payments by participants to owners of beneficial interests in such Global Security held through such participants will be governed by standing instructions and customary practices, as is now the case with securities held for the accounts of customers in bearer form or registered in "street name," and will be the responsibility of such participants. Receipt by owners of beneficial interests in a temporary Global Security of payments of principal, premium or interest in respect thereof will be subject to the restrictions discussed below under "Limitations on Issuance of Bearer Units".

         If the Depositary for Units of a given Class of any Series is at any time unwilling or unable to continue as depositary and a successor depositary is not appointed by the Depositor within thirty days, the Trust will issue individual Definitive Units in exchange for the Global Security or Securities representing such Units. In addition, the Depositor may at any time and in its sole discretion determine not to have any Units of a given Class represented by one or more Global Securities and, in such event, will issue individual Definitive Units of such Class in exchange for the Global Security or Securities representing such Units. Further, if the Prospectus Supplement so specifies with respect to the Units of a given Class, an owner of a beneficial interest in a Global Security representing Units of such Class may, on terms acceptable to the Depositor and the Depositary of such Global Security, receive individual Definitive Units in exchange for such beneficial interest. In any such instance, an owner of a beneficial interest in a Global Security will be entitled to physical delivery of individual Definitive Units of the Class represented by such Global Security equal in principal amount or notional amount, if applicable, to such beneficial interest and to have such Definitive Units registered in its name (if the Units of such Class are issuable as Registered Units). Individual Definitive Units of such Class so issued will be issued (a) as Registered Units in denominations, unless otherwise specified by the Depositor or in the related Prospectus Supplement, of $1,000 and integral multiples thereof if the Units of such Class are issuable as Registered Units,
(b) as Bearer Units in the denomination or denominations specified by the Depositor or as specified in the related Prospectus Supplement if the Units of such Class are issuable as Bearer Units or (c) as either Registered or Bearer Units, if the Units of such Class are issuable in either form. See "Limitations on Issuance of Bearer Units" below for a description of certain restrictions on the issuance of individual Bearer Units in exchange for beneficial interests in a Global Security.

         The applicable Prospectus Supplement will set forth any specific terms of the depositary arrangement with respect to any Class or Series of Units being offered thereby to the extent not set forth or different from the description set forth above.

Voting of Securities; Modification of Security Agreements

         Within five Business Days after receipt of notice of any meeting of, or other occasion for the exercise of voting rights or the giving of consents by, owners of any of the Securities, the Trustee will give notice to the Unitholders, setting forth (i) such information as is contained in such notice to owners of Securities, (ii) a statement that the Unitholders will be entitled, subject to any applicable provision of law and any applicable provisions of such Securities, to instruct the Trustee as to the exercise of voting rights, if any, pertaining to such Securities and (iii) a statement as to the manner in which instructions may be given to the Trustee to give a discretionary proxy to a person designated in the notice received by the Trustee. The Trustee will give such notice to the Unitholders of record on the relevant record date.

         Unless a different allocation of voting rights is described in the Prospectus Supplement, the voting rights allocable to the owners of the Securities pursuant to the terms thereof will be allocated among the Unitholders pro rata, in the proportion that the denomination of each Unit bears to the aggregate denomination of all Units; and upon the written request of the applicable Unitholder, received on or before the date established by the Trustee for such purpose, the Trustee will endeavor, insofar as practicable and permitted under any applicable provision of law and any applicable provision of or governing the Securities, to vote in accordance with any nondiscretionary instruction set forth in such written request, provided that the Trustee will not vote except as specifically authorized and directed in written instructions from the applicable Unitholder entitled to give such instructions. Notwithstanding the foregoing, the Trustee must reject any vote to (i) alter the currency, amount or timing of payment of, or the method or rate of accruing, principal or interest on the Securities underlying the Units held by such Unitholder or (ii) consent to any redemption or prepayment of the Securities underlying the Units held by such Unitholder or (iii) consent to the issuance of new obligations in exchange or substitution for any Securities pursuant to a plan or refunding of the Securities or any other offer for the Securities; in each case unless the Trustee is directed by the affirmative vote of all Unitholders to accept such amendment or offer as the case may be; and provided, further, that the Trustee receives advice of nationally recognized independent tax counsel, designated by the Depositor, that such exercise of voting rights with respect to any Securities would not result in a "sale or other disposition" of such Securities within the meaning of Section 1001(a) of the Internal Revenue Code of 1986, as amended (the "Code"). The Trustee will not grant any consent (other than a unanimous consent) solicited from the owners of the Securities underlying the Units with respect to the foregoing matters in (i), (ii) and
(iii) above nor will it accept or take any action in respect of any consent, proxy or instructions received from any Unitholder in contravention of such provisions.

Early Distribution of Securities

         Unless specific terms for the continuation of the Trust Agreement are described in the applicable Prospectus Supplement, upon the occurrence of a Trust Wind-Up Event (as defined under "Description of Trust Agreements-Trust Wind-Up Events"), the applicable Trust Agreement and any related Swap Agreement will terminate, subject to payment of Swap Termination Payments, if any, and the Trustee shall deliver notice to each of the Unitholders of the occurrence of a Trust Wind-Up Event, the termination of such Swap Agreement (and payment of Swap Termination Payments, if any) and the termination of such Trust Agreement and related Trust, and such notice shall state that holders should surrender their Units to the Trustee or give, to the Trustee's reasonable satisfaction, appropriate indemnity or security in exchange for a portion of the Securities or cash if the Trust is liquidated, as specified in the applicable Trust Agreement. Such notice to the Unitholders shall also specify: (i) the cause of the Trust Wind-Up Event; (ii) the location and hours of the office or agency of the Trustee at which Units should be presented and surrendered; (iii) that each holder must supply transfer instructions in writing with respect to the related Securities; and (iv) any other information required to be set forth by such Trust Agreement, as set forth in the applicable Prospectus Supplement.

         Upon receipt by the Trustee of (i) appropriate transfer instructions in writing from a holder with respect to such Securities and (ii) such holder's Units, or appropriate and satisfactory indemnity or security, the Trustee shall promptly deliver to such holder its pro rata share of such Securities or cash in accordance with such transfer instructions by physical delivery or, if applicable, by causing the book-entry depositary for such Securities to credit such Securities to an account of such holder with such depositary or an account of a designated participant in such depositary.

         Unless the Prospectus Supplement describes specific terms for the continuation or assignment of the Swap Agreement in whole or in part upon the occurrence of the Trust Wind- Up Event, upon the occurrence of a Trust Wind-Up Event, any related Swap Agreement will terminate. Thereafter, the only distributions (other than the early distribution of the related Securities themselves) from the related Trust to which the holders of Units issued thereby will be entitled will be any payments on the Securities, if any, minus any Swap Termination Payment payable by the Trust to the Swap Counterparty or plus Swap Termination Payment payable by the Swap Counterparty, that are in each case received by the Trustee after the occurrence of the Trust Wind-Up Event, which the Trustee shall distribute to the Unitholders upon satisfaction of the conditions for transfer of Securities referred to above. No interest will accrue on, and no investments will be made with, any such funds awaiting distribution to Unitholders.

         Except for certain duties and reporting requirements set forth in the applicable Trust Agreement, the obligations of the Trustee thereunder will terminate upon the distribution to Unitholders of all amounts required to be so distributed pursuant to such Trust Agreement and the disposition of all related Securities held by such Trustee.

                         DESCRIPTION OF TRUST AGREEMENTS

General

         Each Trust Agreement will be entered into by the Depositor and the Trustee, and will incorporate the Standard Terms of Trust Agreements agreed between the Depositor and the Trustee and filed as an exhibit to the Registration Statement, as they may be amended from time to time. The Trust Agreement for each Series of Units will also set forth specific terms of the Trust for such Series depending upon the terms of the Units to be issued thereunder, the related Securities and any Swap Agreement. The following summary of certain terms and provisions of the Trust Agreement, which, together with the information set forth in the Prospectus Supplement, describes all material terms thereof, is subject to the detailed provisions of the form of Standard Terms of Trust Agreement filed as an exhibit to the Registration Statement. The specific provisions of each Trust Agreement, to the extent they materially differ from or are in addition to the summaries below, will be set forth in the applicable Prospectus Supplement.

Collections on Securities

         With respect to any Series of Units, the Trustee shall make reasonable efforts to collect all scheduled payments on the related Securities and other Trust Property provided that such procedures are consistent with the applicable Trust Agreement and that, except as otherwise expressly set forth in such Trust Agreement and in the applicable Prospectus Supplement, it shall not be required to expend or risk its own funds or otherwise incur personal financial liability.

Trustee Compensation

         As compensation for and in payment of trust expenses related to its services under the Trust Agreement other than Extraordinary Trust Expenses, the Trustee will receive the Trustee Fees. The Prospectus Supplement will set forth the amount, source, manner and priority of payment with respect to such Trustee Fees.

Certain Matters Regarding the Trustee and the Depositor

         The Trust Agreement will provide that neither the Depositor nor any of its directors, officers, employees or agents will incur any liability to the related Trust or Unitholders for any action taken, or for refraining from taking any action, in good faith pursuant to such Trust Agreement or for errors in judgment; however, neither the Depositor nor any such person will be protected against any liability that would otherwise be imposed by reason of willful misfeasance, bad faith or negligence in the performance of their duties under such Trust Agreement or by reason of reckless disregard of obligations and duties thereunder. In addition, such Trust Agreement will provide that the Depositor will not be under any obligation to appear in, prosecute or defend any legal action related to its responsibilities under such Trust Agreement which in its opinion may involve it in any expense or liability. The Depositor may, however, in its discretion undertake any such action which it deems necessary or desirable with respect to such Trust Agreement and the rights and duties of the parties thereto and the interests of the Unitholders thereunder.

         The Trustee will undertake to perform only such duties as are specifically set forth in the related Trust Agreement. Unless the Trust Agreement specifies terms for payment of Trustee Fees from the Trust Property, the Depositor or one or more third parties will be responsible for payment of the Trustee Fees related to each Trust. The Depositor will also indemnify the Trustee for any other loss, liability or expense, other than Trustee Fees, incurred by the Trustee ("Extraordinary Trust Expenses") relating to the applicable Trust Agreement, Swap Agreement or Securities (other than any such loss, liability or expense incurred by reason of willful misfeasance, bad faith or negligence in the performance of the Trustee's duties under such Trust Agreement) up to the Maximum Reimbursable Amount in the aggregate. Unless the Prospectus Supplement specifies another source of payment, Extraordinary Trust Expenses not paid by the Depositor will be payable to the Trustee from Trust Property.

         The Trust Agreement provides that the Trustee may elect to perform some or all of its duties through a custodian or other administrative agent. Any particular provisions with respect to entities acting as a custodian or administrative agent of the Trustee will be described in a Prospectus Supplement.

         Prior to the date that is one year and one day after all distributions in respect of the Units have been made, neither the Trustee nor the Depositor will take any action or institute any proceeding against the other under the United States Bankruptcy Code or any other liquidation, insolvency, bankruptcy, moratorium, reorganization or similar law ("Insolvency Law") applicable to either of them, now or hereafter in effect, or any action which would likely cause the other to be subject to, or seek the protection of, any such Insolvency Law.

Retained Interest

         The Prospectus Supplement for a Series of Units will specify whether there will be any Retained Interest in the Trust Property, and, if so, the owner thereof. If so provided, the Retained Interest will be established on an asset-by-asset basis and will be specified in an exhibit to the applicable Trust Agreement. A Retained Interest in the Trust Property represents a specified interest therein. Payments in respect of the Retained Interest will be deducted from payments on the Trust Property as received and, in general, will not become a part of the related Trust. Unless a different allocation is described in the Prospectus Supplement, any partial recovery of interest on the Trust Property, after deduction of all applicable administration fees, will be allocated between the Retained Interest (if any) and interest distributions to Unitholders on a pari passu basis.

Modification and Waiver

         The Trust Agreement for each Series of Units may be amended by the Depositor and the Trustee with respect to such Series, without notice to or consent of the Unitholders, for certain purposes including (i) to cure any ambiguity; (ii) to correct or supplement any provision therein which may be inconsistent with any other provision therein or in the Prospectus Supplement;
(iii) to add or supplement any Credit Support for the benefit of any Unitholders (provided that if any such addition affects any Series or Class of Unitholders differently than any other Series or Class of Unitholders, then such addition will not, as evidenced by an opinion of counsel, have a material adverse effect on the interests of any affected Series or Class of Unitholders); (iv) to add to the covenants, restrictions or obligations of the Depositor, or the Trustee for the benefit of the Unitholders; (v) to add, change or eliminate any other provisions with respect to matters or questions arising under such Trust Agreement so long as (x) any such addition, change or elimination will not, as evidenced by an opinion of counsel, affect the tax status of the Trust or result in a sale or exchange of any Unit for tax purposes and (y) the Trustee has received written confirmation from each Rating Agency rating such Units that such amendment will not cause such Rating Agency to qualify, reduce or withdraw the then current rating thereof; or (vi) to comply with any requirements imposed by the Code. Without limiting the generality of the foregoing, the Trust Agreement may also be modified or amended from time to time by the Depositor, and the Trustee, with the consent of the holders of Units evidencing not less than the "Required Percentage--Amendment" (as defined in the Prospectus Supplement) of the Voting Rights of those Units that are materially adversely affected by such modification or amendment for the purpose of adding any provision to or changing in any manner or eliminating any provision of the Trust Agreement or of modifying in any manner the rights of such Unitholders; provided, however, that in the event such modification or amendment would materially adversely affect the rating of any Series or Class by each Rating Agency, the "Required Percentage--Amendment" specified in the related series supplement to the Trust Agreement shall include an additional specified percentage of the Units of such Series or Class.

         The applicable Prospectus Supplement will set forth the extent to which any modification or amendment may, however, (i) reduce in any manner the amount of or alter the timing, currency or amounts of distributions or payments which are required to be made on any Unit without the consent of the holder of such Unit or (ii) reduce the aforesaid Required Percentage of Voting Rights required for the consent to any such amendment without the consent of the holders of all Units covered by the Trust Agreement then outstanding.

         Holders of Units evidencing not less than the "Required Percentage--Waiver" (as defined in the Prospectus Supplement) of the Voting Rights of a given Series may, on behalf of all Unitholders of that Series, (i) waive, insofar as that Series is concerned, compliance by the Depositor or the Trustee, with certain restrictive provisions, if any, of the Trust Agreement before the time for such compliance and (ii) waive any past default under the Trust Agreement with respect to Units of that Series, except a default in the failure to distribute amounts received as principal of (and premium, if any) or any interest on any such Unit and except a default in respect of a covenant or provision the modification or amendment of which would require the consent of the holder of each outstanding Unit affected thereby.

         Any terms relating to modification or waiver of the Trust Agreement for a particular Series in addition to or that differ from the foregoing will be set forth in the applicable Prospectus Supplement.

Reports to Unitholders

         On each Distribution Date the Trustee will forward or cause to be forwarded to each such Unitholder, to the Depositor and to such other parties as may be specified in the Trust Agreement, a statement setting forth:

              (i) the amount of such distribution to Unitholders allocable to principal of or interest or premium, if any, on the Units;

              (ii) the Interest Rate applicable to such Distribution Date, as calculated in accordance with the method specified herein and in the related Prospectus Supplement;

              (iii) the aggregate stated principal amount of the related Securities as of the Distribution Date and the interest rate applicable to such Securities for the accrual period therefor next beginning;

              (iv) the amount received by the Trustee on the related Securities for the accrual period therefor last ended;

              (v) the amounts of and recipients of any payments under any Swap Agreement for the accrual period for the Swap Agreement last ended;

              (vi) if feasible, the new Swap Rate applicable to the accrual period for any Swap Agreement next beginning;

              (vii) the aggregate Unit Principal Balance (or Notional Amount, if applicable) at the close of business on such Distribution Date;

              (viii) with respect to any Trust having Trust Property which includes Credit Support, the available amount of each element of Credit Support; and

              (ix) any additional information relevant to the Unitholders as specified in the applicable Prospectus Supplement or in the applicable Trust Agreement.

         The Prospectus Supplement may specify that certain of the information set forth above will not be furnished with respect to a particular Series.

         In the case of information furnished pursuant to clause (i) above, the amounts shall be expressed as a U.S. dollar amount (or equivalent thereof in any other Specified Currency) per minimum denomination of Units or for such other specified portion thereof. Within a reasonable period of time after the end of each calendar year, the Trustee, as provided in the related Prospectus Supplement, will furnish to each person who at any time during the calendar year was a Unitholder, a statement containing the information set forth in clause (i) above, aggregated for such calendar year or the applicable portion thereof during which such person was a Unitholder and containing such information as is sufficient to enable Unitholders to calculate their United States federal income tax liability with respect to Units. Such obligation of the Trustee shall be deemed to have been satisfied to the extent that substantially comparable information shall be provided by the Trustee pursuant to any requirements of the Code as are from time to time in effect.

Evidence as to Compliance

         If so specified in the applicable Prospectus Supplement, the Trust Agreement will provide that commencing on a certain date and on or before a specified date in each year thereafter, a firm of independent public accountants will furnish a statement to the Trustee to the effect that such firm has examined certain documents and records relating to the administration of the Trust Property during the related 12-month period (or, in the case of the first such report, the period ending on or before the date specified in the Prospectus Supplement, which date shall not be more than one year after the related original issue date with respect to such Units) and that, on the basis of certain agreed upon procedures considered appropriate under the circumstances, such firm is of the opinion that such administration was conducted in compliance with the terms of the Trust Agreement, except for such exceptions as such firm shall believe to be immaterial and such other exceptions and qualifications as shall be set forth in such report.

         The Trust Agreement may also provide for delivery to the Depositor and the Trustee on behalf of the Unitholders, on or before a specified date in each year, of an annual statement signed by two officers of the Trustee to the effect that the Trustee has fulfilled its obligations under the Trust Agreement throughout the preceding year with respect to any Series of Units.

         Copies of the annual accountants' statement, if any, and the statement of officers of the Trustee may be obtained by Unitholders without charge upon written request to the Trustee at the address set forth in the related Prospectus Supplement.

Notices

         The Trustee will notify the Unitholders of all notices and communications it receives from the Security Issuer, including notice of any call of the Securities by the Security Issuer. The Trustee will also notify the Unitholders of any call of the Securities by a Swap Counterparty under the terms of a Swap Agreement. Unless otherwise provided in the applicable Prospectus Supplement, any notice required to be given to a holder of a Registered Unit will be given by facsimile to such number as may be provided to the Trustee or be mailed to the last address of such holder set forth in the applicable Unit Register. Any notice so mailed within the time prescribed in the Trust Agreement shall be conclusively presumed to have been given when mailed, whether or not the Unitholder receives such notice. Notices given by facsimile will be effective upon confirmation (including electronic confirmation) of effective transmission. In the case of Registered Units in global form, the Depositary will be the sole direct recipient of notices. See "Description of the Units -- Form".

         Notice shall be sufficiently given to holders of Bearer Units if (i) published in an Authorized Newspaper (defined in the Trust Agreement to mean a leading daily newspaper of general circulation) in such city or cities as may be specified in such Units on a Business Day and (ii) in the case of a Global Security, if also delivered to Euroclear or CEDEL, as applicable for communication by them to the persons shown in their respective records as having interests therein. In case by reason of suspension of publication of any Authorized Newspaper or Authorized Newspapers or by reason of any other cause it shall be impracticable to publish any notice to Holders of Bearer Units as provided above, then such notification to Holders of Bearer Units shall be published as provided above in an Authorized Newspaper of general circulation in Europe or, if such publication shall also be impracticable, such notification shall be given in such manner as shall be approved by the Trustee and the Depositor.

Replacement Units

         In the event a Unit is mutilated, destroyed, lost or stolen, it may be replaced at the corporate trust office or agency of the Trustee in the City and State of New York upon payment by the holder of such expenses as may be incurred by the Trustee in connection therewith and the furnishing of such evidence and indemnity as the Trustee may require. Mutilated Units must be surrendered before new Units will be issued unless the Depositor and the Trustee receive, to their satisfaction, such security or indemnity as they may require to save each of them harmless.

Trust Wind-Up Events

         A Trust Wind-Up Event under the related Trust Agreement is defined as the occurrence of (i) any Swap Default arising from any action taken or failure to act, by the Swap Counterparty, if applicable; (ii) one or more Security Defaults where either (a) a Security Default has occurred with respect to all Securities held by the Trust or (b) a Termination Event results under the Swap Agreement with respect to which all Transactions are "Affected Transactions" (as defined in the Swap Agreement); (iii) any Termination Event under the Swap Agreement with respect to which the Swap Counterparty shall be the sole "Affected Party" (as defined in the Swap Agreement) and all Transactions are Affected Transactions; provided that at the time of such occurrence no Swap Termination Payment would be payable by the Trust to the Swap Counterparty upon designation of an Early Termination Date by the Trust; (iv) the designation of an Early Termination Date by the Swap Counterparty under a related Swap Agreement (other than with respect to the termination of fewer than all Transactions entered into under the Swap Agreement); (v) the designation by the Depositor, if the Depositor owns 100% of the Unit Principal Balance, of a "Special Depositor Wind-Up Event"; (vi) in the circumstances described in the following paragraph; (vii) any Excess Expense Event (as defined below); or
(viii) any other Trust Wind-Up Event set forth in the Prospectus Supplement. See "Description of Swap Agreements - Defaults Under Swap Agreements" and "- Termination Events". The Prospectus Supplement will specify whether any of the foregoing will not apply to the Trust Agreement for a particular Series. Unless the Prospectus Supplement sets forth terms for the continuation of the Trust Agreement in whole or in part following a Trust Wind-Up Event, upon the occurrence of a Trust Wind-Up Event, such Trust Agreement and the related Swap Agreement will terminate, and the Trustee, through the Selling Agent, will sell some or all of the Securities to fund the payment of applicable Swap Termination Payments, if any, and hold all related Securities and any proceeds thereof until the satisfaction of certain conditions, at which time the Trustee will distribute such Securities to the Unitholders. See "Description of Units - Early Distribution of Securities".

         If any Security Issuer of a Concentrated Security ceases to be an Eligible Issuer, or if any Security Issuer is no longer an Eligible Issuer and is no longer a Reporting Issuer, and no additional means of providing current information regarding the related Security Issuer is described in the Prospectus Supplement; the related Security will be considered a "Disqualified Security." If with respect to any Transaction (i) the Swap Counterparty ceases to be an Eligible Issuer and no means of replacing such Swap Counterparty or otherwise satisfying the Depositor's reporting obligations under the Exchange Act regarding such Transaction is described in the Prospectus Supplement; (ii) whether or not the related Swap Counterparty was initially an Eligible Issuer, it becomes impossible or impractical for the Depositor to satisfy its reporting obligations under the Exchange Act regarding such Transaction; or (iii) such Transaction is a credit swap transaction with respect to which the Deliverable Obligation has become a Disqualified Security; such Transaction will be considered a "Disqualified Transaction" ." Upon any Security becoming a Disqualified Security, (i) a Termination Event shall occur with respect to any Transaction related to such Disqualified Security under any related Swap Agreement and the Trust shall be required to sell Securities to the extent necessary to pay any related Swap Termination Payment; (ii) the remaining Disqualified Securities shall be distributed pro rata to the Unitholders; and
(iii) a Trust Wind-Up Event shall occur if (A) the Trust holds only Disqualified Securities and no other Trust Property or (B) if so provided in the Prospectus Supplement. Upon any Transaction becoming a Disqualified Transaction, (i) a Termination Event will occur with respect to such Disqualified Transaction and the Trust shall terminate the Disqualified Transaction and sell the related Securities (and if necessary other Securities) to the extent necessary to pay any related Swap Termination Payment; (ii) any remaining Securities related to such Disqualified Transaction shall be distributed pro rata to the Unitholders; and (iii) a Trust Wind-Up Event shall occur if (A) the Trust holds no Trust Property other than Securities having related Transactions which are Disqualified Transactions or (B) if so provided in the Prospectus Supplement. If any Credit Support Provider ceases to be an Eligible Issuer and no means of replacing such Credit Support Provider or otherwise satisfying the Depositor's reporting obligations under the Exchange Act regarding the related Credit Support is described in the Prospectus Supplement; or if, whether or not the Credit Support Provider was initially an Eligible Issuer, it becomes impossible or impractical for the Depositor to satisfy its reporting obligations under the Exchange Act regarding the related Credit Support, such Credit Support will be considered "Disqualified Credit Support" ". Upon any Credit Support becoming Disqualified Credit Support, (i) the Trust shall terminate such Credit Support;
(ii) any proceeds of such termination shall be distributed pro rata to the Unitholders; and (iii) a Trust Wind-Up Event shall occur if so provided in the Prospectus Supplement. For purposes of the foregoing, a Security Issuer, Swap Counterparty or Credit Support Provider which is fully guaranteed by a guarantor who is an Eligible Issuer will be considered an Eligible Issuer.
The Trustee will give notice as promptly as possible to the Unitholders, in accordance with the terms of the Trust Agreement, of any Trust Wind-Up Event or Termination Event. However, the Trustee will not be responsible for giving notice of a Trust Wind-Up Event unless and until (i) the Trustee fails to receive amounts due on the Securities or under a Swap Agreement when due and such payment is not received within any applicable grace period, (ii) receipt by the Trustee of notice from a Swap Counterparty of the occurrence of a Swap Default or Termination Event or upon actual knowledge of a Swap Default or Termination Event by an officer of the Trustee assigned to its Corporate Trust Department or (iii) receipt of notice of an event constituting a Security Default.

         Under each Trust Agreement, an "Excess Expense Event" will occur if the Trustee has incurred Extraordinary Trust Expenses in an aggregate amount exceeding the Trigger Amount specified in the applicable Prospectus Supplement, and either any Swap Counterparty has not agreed, or the holders of Units issued under such Trust Agreement have not unanimously agreed, to provide adequate assurance of indemnity to the Trustee within seven calendar days after notice, as described in the next sentence. Under the terms of such Trust Agreement, the Trustee will be required to provide notice to any Swap Counterparty and each Unitholder promptly upon the incurrence by the Trustee of Extraordinary Trust Expenses in an aggregate amount in excess of the Trigger Amount, stating that an Excess Expense Event will occur on the seventh calendar day following the provision of such notice unless prior to such day the Unitholders unanimously agree (or any Swap Counterparty agrees) to indemnify the Trustee for future Extraordinary Trust Expenses (and Extraordinary Trust Expenses that have already been incurred at the time of the agreement to indemnify) that exceed the Maximum Reimbursable Amount specified in the applicable Prospectus Supplement, to the reasonable satisfaction of the Trustee. Following such an agreement to indemnify, upon the incurrence by the Trustee of aggregate Extraordinary Trust Expense greater than the Maximum Reimbursable Amount, an Excess Expense Event will occur unless either (i) any Swap Counterparty agrees or (ii) the holders of the Units unanimously agree, to provide further adequate assurance of indemnity to the Trustee within seven calendar days after notice, as described in the preceding sentence. If so specified in the Prospectus Supplement, in connection with early termination of a Swap Agreement or one or more Transactions thereunder, other than as a result of Security Default, the claim of the Swap Counterparty against the Securities (or proceeds thereof arising from sale thereof) and any other Trust Property will be limited to a claim pro rata with that of the Unitholders according to the amount of the Swap Termination Payment otherwise payable to the Swap Counterparty and the Unitholders' aggregate Unit Principal Balance plus accrued interest. Termination

         Unless a Trust is terminated early upon the occurrence of a Trust Wind-Up Event, the obligations created by the related Trust Agreement (other than the obligations of the Trustee to provide reports and certain other information under such Trust Agreement) will terminate (after payment of Extraordinary Trust Expenses, if any, and any amount due under the Swap Agreement and upon distribution of Securities and the payment to the holders of Units issued thereunder of all amounts required to be paid under the terms of such Trust Agreement and such Units) following the final scheduled Distribution Date. Written notice of such termination will be provided as set forth above under "Reports to Unitholders; Notices", and the final distribution on such Units will be made only upon surrender and cancellation of such Units at an office or agency of the Trustee.

Sale of Securities; Secured Party Rights

         Immediately upon receipt of notice from the Swap Counterparty that the Trust will be obligated to pay a Swap Termination Payment or upon other notice from the Trustee that the Trust is required to sell Securities, the Selling Agent (unless it declines to act as Selling Agent as described below) will undertake to sell Securities on behalf of the Trust, unless and until the Selling Agent receives notice from the Trustee of an exercise by the Unitholders of their rights to tender the amount of any related Swap Termination Payment as set forth below. The timing, price and other terms of any sale conducted by the Selling Agent shall be determined by the Selling Agent in its sole discretion, but all such sales shall be completed within 30 days or such longer period of time as may be reasonable with respect to particular Securities. Where a Security Default has occurred or a Security has become a Disqualified Security and such event does not result in termination of the Trust, sales shall be limited to the Securities affected by such event, except where the proceeds from the affected Securities are insufficient to make payment of the Swap Termination Payment.

         In connection with any Swap Termination Payment payable by the Trust, the Unitholders may, acting unanimously, deliver to the Trustee the amount of such outstanding Swap Termination Payment (together with, in the case of a Trust Wind-Up Event, any Extraordinary Trust Expenses in excess of the Maximum Reimbursable Amount payable to the Trustee) and a written instruction to discontinue sale of the Securities. If the Selling Agent receives notice from the Trustee of the exercise by the Unitholders of their rights under the foregoing provision, the Selling Agent shall promptly discontinue sales of the related Securities (but the Selling Agent and the Trustee shall complete the settlement of any sale already agreed).

         The Selling Agent is an agent of the Trustee only and shall have no fiduciary or other duties to the Unitholders, nor shall the Selling Agent have any liability to the Trust in the absence of the Selling Agent's bad faith or wilful default. The Selling Agent shall be permitted to sell Securities to Affiliates of the Selling Agent. The Selling Agent may elect not to act as Selling Agent with respect to some or all of the Securities by oral or written notice to that effect to the Trustee, and may resign at any time.

         In addition to the provisions of the Trust Agreement with respect to the Selling Agent, upon any failure of the Trust to make any payment when due under the Swap Agreement, the Swap Counterparty shall have the right to take all action and to pursue all remedies with respect to such property that a secured party is permitted to take with respect to collateral under the UCC, including the right to require the Trustee promptly to sell all or any portion of the Securities in the open market or, if the Swap Counterparty elects, to sell the Securities to the Swap Counterparty for its fair value as determined in good faith by the Swap Counterparty. In either case, the proceeds of sale shall be applied to any amounts owed to the Swap Counterparty.

         The Trust Agreement will provide that the Unitholders will have no liability as sellers of the Trust Property in connection with any sale of Trust Property by the Trustee or the Selling Agent.

Trustee

         The Trustee shall at all times be a corporation which is not an affiliate of the Depositor (but may have normal banking relationships with the Depositor or any obligor with respect to the Securities with respect to any Series of Units and their respective affiliates) organized and doing business under the laws of any State or the United States, authorized under such laws to exercise corporate trust powers, having a combined capital and surplus of at least $50,000,000 and subject to supervision or examination by Federal or State authority, the long-term debt obligations of which are rated in one of the four highest categories assigned to long-term debt obligations by each of the Rating Agencies, and shall at all times satisfy the requirements of Section 310(a) of the Trust Indenture Act of 1939, as amended (the "TIA") and Section (a)(4)(i) of Rule 3a-7 (any such Trustee, an "Eligible Trustee"). Unless another Trustee is identified in the Prospectus Supplement, the Trustee for each Trust initially will be Chase Bank of Texas, National Association. The Trustee may at any time resign and be discharged from the Trust by giving written notice thereof to the Depositor, the Swap Counterparty, and the Unitholders, subject to a successor trustee which is an Eligible Trustee having been appointed by the Depositor and accepted such appointment. If no successor trustee shall have been so appointed and have accepted appointment within 30 days after the giving of such notice of resignation, the resigning Trustee may petition any court of competent jurisdiction for the appointment of a successor trustee for the Units.

         The Trust Agreement and the provisions of the TIA incorporated by reference therein, contain limitations on the rights of the Trustee thereunder, should it become a creditor of the Trust, to obtain payment of claims in certain cases or to realize on certain property received by it in respect of any such claims, as security or otherwise. The Trustee is permitted to engage in other transactions with the Trust; provided, however, that if it acquires any "conflicting interest" (as defined in the TIA) it must eliminate such conflict or resign.

Governing Law

         The Units, the Trust Agreement and any Swap Agreement will be governed by the laws of the State of New York. The Trust Agreement will be subject to the provisions of the TIA that are required to be part of the Trust Agreement and will, to the extent applicable, be governed by such provisions.

         The federal and state courts in the Borough of Manhattan in the City of New York shall have non-exclusive jurisdiction in respect of any action arising out of or relating to the Units, the Trust Agreement or any Swap Agreement.

                      U.S. FEDERAL INCOME TAX CONSEQUENCES

         The discussion under the heading "U.S. Federal Income Tax Consequences" herein and in the applicable Prospectus Supplement discusses and represents the opinion of Cleary, Gottlieb, Steen & Hamilton pertaining to the material federal income tax consequences of the purchase, ownership and disposition of Units by a Unitholder who acquires its Units on the date on which the net proceeds of an offering of the Units of a particular Series are received by the Depositor (the "Closing Date"). The discussion is based on interpretations of law, regulations, rulings and decisions currently in effect, all of which are subject to change. Any such change may be applied retroactively, and may adversely affect the federal income tax consequences described herein. Except where otherwise noted, the discussion below is addressed to Unitholders that are domestic corporations or are otherwise subject to federal income taxation on a net income basis, and that hold Units as capital assets. It does not discuss state, local, or foreign tax consequences, nor does it discuss the tax consequences that may be relevant to a Unitholder subject to special rules, including dealers in stocks, securities or notional principal contracts, traders in securities electing to mark to market, banks, savings and loan associations and similar financial institutions, taxpayers that hold Units as part of a "straddle" or "conversion transaction" for federal income tax purposes, or taxpayers whose functional currency is other than the U.S. dollar. It also does not discuss tax consequences for individuals or entities taxed like individuals.

         Units of a particular Series may have special features that produce tax consequences different from those described below. In cases where the related Prospectus Supplement contains additional tax information, prospective Unitholders should review such information together with this tax discussion.

         Prospective Unitholders should consult their tax advisors as to the federal tax consequences to them of acquiring, holding and disposing of Units, including, in particular, the application in their particular circumstances of the tax considerations discussed below, as well as the application of state, local, foreign or other tax laws.

Classification of the Trust

         Upon the issuance of each Series of Units, Cleary, Gottlieb, Steen & Hamilton, counsel to the Depositor, will provide to the Depositor on the Closing Date for such Series its opinion, based on the law at the time of issuance and assuming compliance by the Depositor and the Trustee for such Series with all of the provisions of the related Trust Agreement (and such other agreements and representations as may be referred to in such opinion) that the Trust will not be classified as a corporation or as an association taxable as a corporation for U.S. federal income tax purposes, will not be subject to federal income taxation and, in the alternative as specified in the opinion, for federal income tax purposes:

         (i)   will be classified as a grantor trust;

         (ii)  should be classified as a grantor trust;

         (iii) will be classified as a partnership; or

         (iv) will qualify to be a financial asset securitization investment trust ("FASIT"), as defined in section 860L of the Code.

         In every case in which the opinion states that the Trust will be classified as a partnership or FASIT, the applicable Prospectus Supplement will discuss the material federal income tax consequences of such classification. Where the opinion states that the Trust "should" be classified as a grantor trust, the applicable Prospectus Supplement, under "Risk Factors" and "U.S. Federal Income Tax Consequences", will describe the reasons for uncertainty as well as potential alternative characterizations of the Trust and the material consequences thereof.

         The remainder of this discussion assumes that the Trust will be a grantor trust for U.S. federal income tax purposes. Accordingly, the Trustee will report income, gain, loss and deductions to the Internal Revenue Service (the "IRS") in accordance with the grantor trust provisions of the Code. Under the U.S. federal income tax rules applicable to grantor trusts, a Unitholder will be treated as the owner of an undivided interest in the assets and income of the Trust and as having entered into any Swap Agreement, both to the extent of such Unitholder's proportionate interest in the Trust. The sale of a Unit will be considered a sale of a Unitholder's interest in the assets and income of the Trust and a termination of any Swap Agreement with respect to that Unitholder. In the case of an Exchangeable Series, a Unitholder's withdrawal of Securities representing the Unitholder's proportionate share of such assets of the Trust will not constitute a taxable event, but any termination of a Swap Agreement will be taxable. A Unitholder may deduct its pro rata share of the fees and other deductible expenses paid by the Trust, at the same time and to the same extent as such items could be deducted by the Unitholder if the Unitholder paid directly a pro rata portion of the amounts paid by the Trust.

         The Trustee shall in no event cause the Trust, and each holder of a Unit by its purchase thereof shall be deemed to have agreed not to make any election to cause the Trust, to be treated as a corporation for U.S. federal income tax purposes.

Treatment of the Securities and Swap Agreement as Integrated or Separate Transactions

         The tax treatment of the Securities and any Swap Agreement will depend on whether they are integrated into a single synthetic debt instrument or treated as separate financial instruments. If the Securities and Swap Agreement qualify for integration under Treasury regulations section 1.1275-6 (the "Integration Regulations") or section 1.988-5 (the "Foreign Currency Integration Regulations"), the Unitholder may elect, or the IRS may require, integrated treatment. If the transaction is integrated, the Unitholder will be required to take into account its pro rata share of the income from the synthetic debt instrument resulting from such integration. See "Tax Consequences of Integration," below.

         If integrated treatment is not available, a Unitholder will be required to take into account its pro rata share of the income from the Securities and any Swap Agreement as determined under the separate federal income tax rules applicable to those items. See "Tax Consequences of Separate Treatment," below. Integrated treatment will not be available for a Swap Agreement and related Securities underlying Dual Currency Units.

The discussion in the two preceding paragraphs assumes that the Securities are considered to be owned by the Trust for federal income tax purposes. In some circumstances, the Securities and Swap Agreement may be treated together as a loan to the Swap Counterparty. See "Tax Consequences of Separate
Treatment--Taxation of the Swap Agreement--Other Characterizations."

Tax Consequences of Integration

Integration of Securities and Swap Agreements that Do Not Hedge Currency Risk

         In general, under the Integration Regulations, a Security and a Swap Agreement that does not hedge currency risk may be integrated and treated as a single synthetic debt instrument if the combined cash flows are substantially equivalent to the cash flows on a fixed rate debt instrument or on a variable rate debt instrument that pays interest at a qualified rate or rates (as such terms are defined in applicable sections of the Code and Treasury regulations) and certain other requirements are satisfied, including the identification of the integrated economic transaction in the Unitholder's books and records on the date of purchase of the Units. The synthetic debt instrument may be denominated in U.S. dollars or another single currency. Certain Securities, such as pay-through bonds that are subject to prepayment out of principal received on other debt instruments or tax-exempt obligations, will not qualify for integration. The IRS generally may require integration where a Unitholder could have but did not make the appropriate identification and in certain other cases.

         The synthetic debt instrument created through integration generally will be subject to the tax rules that apply to conventional debt instruments, except that all stated interest on the instrument will be treated as original issue discount ("OID"), which a Unitholder must include in income as it accrues. See the discussion of OID and other income from a debt instrument under "Tax Consequences of Separate Treatment -- Taxation of Securities," below. The issue date of the synthetic debt instrument will be the date of purchase, and the term of the instrument will be the period from the issue date to the maturity date of the Securities. The issue price will be the adjusted issue price of the Securities as of the issue date of the synthetic debt instrument, decreased or increased by any payments of Swap Premium (as defined below under "Tax Consequences of Separate Treatment - Allocation of Basis and Sales Proceeds") by or to the Unitholder. The source and character of interest income from the synthetic debt instrument will be determined by reference to the source and character of income on the Securities. Income from the Securities and Swap Agreement underlying a synthetic debt instrument will be treated separately for purposes of the withholding tax rules. See "Foreign Unitholders," below.

Integration of Securities and Swap Agreements that Hedge Currency Risk

         If a Swap Agreement hedges currency risk, then integration of the Swap Agreement and Security may be available under the Foreign Currency Integration Regulations. The rules for such integration and for the treatment of the resulting synthetic debt instrument generally are similar to the rules described above for integration of Securities and Swap Agreements not hedging currency risk. One difference is that to qualify for integration, the combined cash flows on the Security and Swap Agreement must be substantially equivalent to the cash flows on a fixed-rate debt instrument. In addition, different types of debt instruments may qualify for integration under the Foreign Currency Integration Regulations. Other differences between the two sets of rules may be relevant for particular Securities and Swap Agreements.

         The issue price of the synthetic debt instrument is determined by translating the adjusted issue price of the Securities into the currency in which the synthetic debt instrument is denominated at the spot rate on the issue date. If the synthetic debt instrument is payable in U.S. dollars, Unitholders will not recognize any foreign exchange gain or loss (as defined below under "Foreign Currency Rules") with respect to the instrument.

Tax Consequences of Separate Treatment

         The discussion under this heading assumes that the integration rules described above do not apply, so that a Unitholder must take into account its pro rata share of the income from the Securities and the Swap Agreement, as determined under the separate tax rules applicable to those items.

Allocation of Basis and Sales Proceeds

         A Unitholder should be considered to have purchased its interest in the Securities for an amount equal to the cost of its Unit multiplied by a fraction, the numerator of which is the fair market value of the Securities and the denominator of which is the sum of the fair market value of the Securities and the fair market value of any Swap Agreement (which may be negative, zero or positive), in each case at the time of purchase. The Unitholder's initial tax basis in the Securities will equal such allocated purchase price. The Unitholder's tax basis in the Securities generally will be increased by any amounts included in income with respect thereto, and reduced by any payments thereon and any amortized premium with respect thereto.

         If the fair market value to the Trust of the Swap Agreement is not zero at the time of purchase of a Unit by a Unitholder, the Unitholder should be treated as having received or paid a premium with respect to the Swap Agreement ("Swap Premium"). If such fair market value is negative, a Swap Premium will be treated as paid to such Unitholder in an amount equal to the excess of the amount allocated to the Securities (determined as described above) over the cost of the Unit. If such fair market value is positive, a Swap Premium will be treated as paid by such Unitholder equal to the excess of the cost of the Unit over the amount allocated to the Securities.

         Upon a sale of a Unit, the same method would apply in allocating the amount realized by the selling Unitholder between the Securities and the Swap Agreement using fair market values at the time of sale. The amount allocated to the Swap Agreement would be considered a termination payment made to or by the Unitholder, depending on whether the amount is positive or negative as to the Trust.

         If the Trust holds, at the time of purchase of a Unit, cash or cash equivalents, then the cost of the Unit would first be reduced by the amount of such cash or cash equivalents allocated to the Unit before making the above allocation.

Taxation of Securities

         It is assumed for purposes of the following discussion that the Securities underlying the Units of each Series will constitute debt instruments in their entirety and that such Securities are not acquired by the Trust at their original issuance. If the Securities are denominated in a foreign currency, the rules for calculation of foreign exchange gains and losses discussed below under "Foreign Currency Rules" will also apply.

Interest, Discount and Premium

         Stated Interest. A Unitholder will be required to include stated interest on Securities in gross income as ordinary interest income, in accordance with such Unitholder's method of accounting, to the extent such stated interest is qualified stated interest. Stated interest on a Security will be qualified stated interest, in very general terms, if such stated interest is unconditionally payable in cash or property (other than debt instruments of the issuer) at least annually during the entire term of the Security at a single fixed rate of interest or, subject to certain conditions, under a single formula based on one or more interest indices. If stated interest is not qualified stated interest, it will be included in OID and a Unitholder will be required to take such discount into account in accordance with the rules described below.

         General OID Rules. OID is the amount by which a debt instrument's stated redemption price at maturity (as defined below) exceeds its issue price. Holders of debt instruments generally are required to include OID in ordinary gross income using a constant yield method, whether the holder uses the cash or accrual method of accounting. The amount of OID allocable to each accrual period is determined by multiplying the adjusted issue price (as defined below) of the debt instrument at the beginning of the accrual period by the yield to maturity of such debt instrument (appropriately adjusted to reflect the length of the accrual period). The yield to maturity of a debt instrument is the discount rate that causes the present value of all payments on the debt instrument as of its issue date to equal the issue price of such debt instrument. The adjusted issue price of a debt instrument equals its issue price plus prior accruals of OID, adjusted for prior payments of amounts included in the stated redemption price at maturity. The stated redemption price at maturity of a debt instrument equals the sum of all payments to be made thereunder other than payments of qualified stated interest. An accrual period is a period not longer than one year that generally ends on dates that are or correspond to payment dates.

         Securities Issued With OID. If a Security was initially issued with OID, a Unitholder will be required to treat as interest income its share of such discount, adjusted to reflect the Unitholder's actual purchase price allocated to such Security, as such discount accrues, without regard to the timing of receipt of the cash attributable to such income. In very general terms, if the purchase price allocated to such a Security exceeds its adjusted issue price but is less than the stated redemption price at maturity of such Security, a Unitholder will have acquired such Security with acquisition premium and such premium will offset and reduce a Unitholder's share of OID. If the purchase price allocated to such Security exceeds its stated redemption price at maturity, a Unitholder will not be required to include OID in income. The excess of the purchase price over the amount payable on maturity of the Security (exclusive of any portion of such excess attributable to a conversion feature) generally will be amortizable bond premium which, at the election of a Unitholder, may be offset against stated interest payments on such Security or in some cases deducted. If the purchase price allocated to such a Security is less than its adjusted issue price by more than a de minimis amount, a Unitholder will have acquired such Security with market discount (as defined in the Code), which the Unitholder will be required to accrue and include in income in accordance with special market discount rules, in addition to OID amounts. Those market discount rules generally require accrued market discount to be treated as interest income (1) as principal payments on a debt instrument are received (up to the amount of such payments), or (2) when a debt instrument is sold, up to the amount of gain recognized in the sale. Any de minimis discount generally is taken into income ratably as principal payments are received or the debt instrument is sold.

         Securities Issued Without OID. If a Security was initially issued without OID, a Unitholder will be required to take into account only stated interest payments on such Security, unless the purchase price allocated to such Security differs from the stated redemption price at maturity of such Security. If the purchase price allocated to a Security exceeds its amount payable on maturity, that excess amount (exclusive of any portion thereof attributable to a conversion feature) generally will be amortizable bond premium, which at the Unitholder's election, may be offset against stated interest payments on such Security or in some cases deducted. In general, if the purchase price allocated to a Security is less than its stated redemption price at maturity by more than a de minimis amount, a Unitholder will have acquired such Security with market discount. The tax treatment of market discount and de minimis discount are described in the immediately preceding paragraph.

         Special Election to Apply OID Rules. In lieu of the rules described above with respect to discount and premium, a Unitholder may elect to report all income on a Security under the principles of the OID rules, as if such Security were newly issued on the date of purchase of the Units by the Unitholder, the issue price of such Security equaled the purchase price allocated thereto, and none of the interest thereon was qualified stated interest. An election made by a taxpayer with respect to one obligation can affect other obligations it holds. Unitholders should consult with their tax advisors regarding the merits of making this election. Sale, Exchange and Retirement of Securities

         Upon the sale, exchange or retirement of Securities (including a sale resulting from a sale of Units), a Unitholder generally will recognize gain or loss equal to the difference between the amount realized on the sale, exchange or retirement and the Unitholder's tax basis in the Securities.

         Except as discussed above with respect to market discount and below under "-- Securities Providing for Contingent Payments," "Straddle Rules," and "Foreign Currency Rules," gain or loss recognized by a Unitholder on the sale, exchange or retirement of Securities generally will be capital gain or loss, and will be long-term capital gain or loss if the Unitholder is considered to have held the Securities for more than one year at the time of the disposition.

Securities Providing for Contingent Payments

                  Securities in a Trust may provide for contingent payments ("contingent debt obligations"). Regulations issued in 1996 (the "Contingent Payment Regulations") govern the treatment of contingent debt obligations issued on or after August 13, 1996.

                  Under the Contingent Payment Regulations, contingent debt obligations generally will be subject to the noncontingent bond method. In general, under this method the issuer of a contingent debt obligation creates a schedule of projected fixed payments on the instrument (the "Tax Projected Payment Schedule"). The Tax Projected Payment Schedule is calculated by replacing each contingent payment with a projected payment and then setting the level of those projected payments so that the obligation has a yield equal to the issuer's comparable yield. The comparable yield is the rate of interest the issuer would pay on a comparable debt instrument that did not provide for contingent payments. The Tax Projected Payment Schedule is calculated based on the rules in the Contingent Payment Regulations and does not necessarily represent the issuer's prediction of how a contingent debt obligation will perform. The Tax Projected Payment Schedule in respect of contingent debt will be binding on the Unitholders as long as it is reasonable.

                  A Unitholder of a Trust holding a contingent debt obligation generally must include in income interest on such contingent debt obligation as it accrues, calculated as if the contingent debt obligation provided only for fixed payments according to the Tax Projected Payment Schedule. The Tax Projected Payment Schedule generally is not revised to account for changes in circumstances that occur while the contingent debt obligation is outstanding. Any difference between a projected payment and an actual payment is taken into account as an adjustment to the Unitholder's interest income when the payment is made. (This treatment assumes that any contingency affecting a payment is resolved, so that the payment becomes fixed, no earlier than six months prior to the date of payment.) Upward and downward adjustments are netted for each taxable year with respect to each contingent debt obligation. Any net upward adjustment for the taxable year is treated as additional interest income. Any net downward adjustment reduces the interest income on the obligation for the taxable year that would otherwise accrue. If any downward adjustment exceeds the interest income otherwise reported in respect of a contingent debt obligation for the taxable year, the adjustment would be allowed as an ordinary deduction, to the extent it does not exceed the net amount of interest income of the Unitholder from the contingent debt obligation in prior years.

                  If a Unitholder is treated as purchasing a contingent debt obligation for an amount different from its adjusted issue price, the Unitholder will be required to accrue interest income on the obligation in accordance with the original Tax Projected Payment Schedule. Any difference between the purchase price and the obligation's adjusted issue price on the date of purchase will be allocated among the remaining payments in the Tax Projected Payment Schedule. If the Unitholder's basis is greater than the adjusted issue price of the obligation, the excess is a downward adjustment; and if the Unitholder's basis is less than the adjusted issue price, the difference is an upward adjustment. These adjustments are taken into account at the time the corresponding interest payment is accrued or made. Any downward or upward adjustment in respect of a difference between the Unitholder's purchase price and a contingent debt obligation's adjusted issue price at the date of purchase will decrease or increase the Unitholder's basis in the obligation.

                  Gain or loss recognized on a sale or exchange of a contingent debt obligation generally would be treated as interest income or ordinary loss. However, any loss in excess of the net amount of interest income on the contingent debt obligation previously included in income by the Unitholder will be a capital loss. Furthermore, any gain or loss will be long-term capital gain or loss if the Unitholder has held the contingent debt obligation for the long-term holding period and there are no remaining contingent payments on the obligation at the time of the disposition.

Taxation of the Swap Agreement

         It is assumed for purposes of the following discussion that a Swap Agreement is a "notional principal contract" in its entirety. Alternative characterizations of a Swap Agreement are discussed below under "-- Other Characterizations." If payments under a Swap Agreement are denominated in, or determined by reference to, a foreign currency, the rules relating to foreign exchange gains and losses discussed below under "Foreign Currency Rules" will also apply.

Periodic Payments and Nonperiodic Payments (Including Swap Premium)

         Income or deductions with respect to a Swap Agreement may be attributable to periodic payments, nonperiodic payments (including Swap Premium) or Swap Termination Payments.

         Periodic payments under a Swap Agreement are payments made or received by the Trust that are payable at intervals of one year or less during the entire term of the contract (including any extension periods), that are based on a specified index and are based on a single notional principal amount or a notional principal amount that varies over the term of the contract in the same proportion as the notional principal amount that measures the other party's payments. However, payments to buy or sell an interest rate cap or floor are never periodic payments.

         All taxpayers must account for periodic payments under an accrual method of accounting. In a case where periodic payments to be made under a Swap Agreement are set in arrears, and the payment relating to a period during a taxable year of a Unitholder cannot be determined by the end of the year, then accruals for that year will be based on a reasonable estimate of the payment, and the difference between the estimated amount and actual amount will be taken into account in the year in which the payment is fixed.

         Payments under a Swap Agreement that are not periodic payments or Swap Termination Payments are "nonperiodic payments". (Accordingly, any Swap Premium paid or received generally would be a nonperiodic payment.) Nonperiodic payments generally must be recognized over the term of the Swap Agreement in a manner that reflects the economic substance of the contract. The amount of any nonperiodic payment that is amortized in any taxable year will be treated in the same manner as a periodic payment that accrues in that year.

         Under an alternative rule, nonperiodic payments under a notional principal contract may be amortized under a level payment method. Under that method, nonperiodic payments are allocated as if they represented principal payments on a level payment loan that extends over the life of the contract and bears interest at a rate equal to the rate (or rates) used by the parties to determine the nonperiodic payments (or if such rate is not readily ascertainable, a rate that is reasonable under the circumstances). The level payment method cannot be used by a taxpayer with respect to a notional principal contract if the taxpayer reduces risk with respect to the contract by purchasing, selling or otherwise entering into other financial contracts (other than debt instruments).

         Periodic and nonperiodic payments attributed to any taxable year would be netted. The net amount received or paid should generally be ordinary income or an ordinary deduction, respectively, for that year. Although not certain, income or loss attributable to changes in the value of property may be treated as gain or loss from the termination of a right or obligation with respect to such property, and accordingly may be treated as capital gains or losses under section 1234A of the Code (except as discussed below under "Straddle Rules" and "Foreign Currency Rules").

         As an exception to the treatment of nonperiodic payments outlined above, a notional principal contract that provides for a "significant" nonperiodic payment is divided into two parts for federal income tax purposes: a notional principal contract with periodic payments and a loan.

         Where relevant, for purposes of tax information reporting, the Trustee intends (i) to assume that all of the Units were purchased on the Closing Date, and (ii) to amortize any nonperiodic payments that are fixed in amount (including any initial Swap Premium) under the level payment method described above. Unitholders that purchase a Unit and are deemed either to receive or to pay Swap Premium should consult with their tax advisors regarding the appropriate methods for amortizing such Swap Premium.

Swap Termination Payments

         As described above under "Allocations of Basis and Sales Proceeds," a Unitholder may be considered to pay or receive a Swap Termination Payment under a Swap Agreement in connection with the sale of a Unit. In such a case, a Unitholder would have gain or loss from termination of a Swap Agreement equal to
(i) the sum of the unamortized portion of any nonperiodic payments received by the Unitholder and any Swap Termination Payment it receives or is deemed to have received, less (ii) the sum of the unamortized portion of any nonperiodic payments paid by the Unitholder and any Swap Termination Payment it pays or is deemed to have paid.

         A termination of a Swap Agreement generally will be considered to involve a "sale or exchange" of the Swap Agreement, with the result that any gain or loss generally will be treated as capital gain or loss (subject to the discussion below under "Straddle Rules" and "Foreign Currency Rules"). A Unitholder that recognizes capital loss upon termination of the Swap Agreement generally will be able to offset that loss against any gain recognized with respect to the Securities to the extent such gain is capital gain.

         Straddle Rules

         The Securities and the Swap Agreement may be considered offsetting positions in a "straddle" subject to the straddle rules of section 1092 of the Code. Under section 1092(d), a selling Unitholder's capital gain or loss (if any) with respect to Securities that are positions in a straddle will be short-term unless such Securities have been held for the long term capital gain holding period after termination of the Swap Agreement. Similarly, if the Swap Agreement is a position in a straddle, capital gain or loss realized in connection with its termination (or the termination of a right or obligation thereunder) will be short-term. In addition, under section 1092, all or a portion of any loss realized upon such termination may be deferred until disposition of the Securities. Further, if the Securities and the Swap Agreement are positions in a straddle and as a result are considered to be held as part of a "conversion transaction" within the meaning of section 1258 of the Code, all or a portion of any gain that would otherwise be capital gain may be recharacterized as ordinary income. Finally, if the Securities and the Swap Agreement are positions in a straddle, any interest or carrying charges incurred by a Unitholder with respect to its Units may have to be capitalized to the extent they exceed the Unitholder's interest income from the Securities, under section 263(g) of the Code.

Other Characterizations of the Securities and Swap Agreement

         Depending on its terms, a Swap Agreement may be in economic substance an option or forward contract (among other possibilities), instead of or in addition to a notional principal contract. In general, a Swap Agreement will be treated for federal income tax purposes in accordance with its economic substance. Consequently, if a Swap Agreement is an option, a Unitholder will be treated as writing or purchasing an option. Any premium paid or received in respect of the option (calculated in the same manner as Swap Premiums in respect of a Swap Agreement, as described under "Tax Consequences of Separate Treatment--Allocation of Basis and Sales Proceeds") generally will be taken into account in determining gain or loss only upon termination of the option or, if the option is physically settled and involves the purchase of property by the Trust, upon the disposition of such property. Any such gain or loss will be capital gain or loss (subject to the discussion below under "Straddle Rules" and "Foreign Currency Rules"). An option generally will not be subject to the mark-to-market rules under section 1256 of the Code, but the inapplicability of those rules is not entirely free from doubt in the case of a purchased option underlying a Unit that is itself listed on a national securities exchange. An option and the Securities may be considered offsetting positions in personal property for purposes of the straddle rules discussed in the preceding paragraph.

         In some cases, Securities and a related Swap Agreement may represent economically a loan to the Swap Counterparty secured by the Securities. In that case, the Trust may be considered to have made a loan providing for cash flows equal to the cash flows of the Securities and the Swap Agreement combined. Such a loan would be subject to the rules governing debt instruments described above under "Tax Consequences of Separate Treatment -- Taxation of Securities."

         Other characterizations may be possible, depending on the particular terms of the Swap Agreement. Unitholders should consult their own tax advisors with respect to the federal income tax treatment of the Swap Agreement.

Stripped Bond Rules

         A Unitholder that holds a Strip Unit will be taxed under the "stripped bond" rules of the Code. The Unitholder will be treated as having purchased a newly issued, single debt instrument providing for payments equal to the payments on the Securities allocable to the Unit and having OID equal to the excess of the sum of such payments over the issue price. The issue price is the price at which the Unitholder is considered to have purchased its right to payments on the Securities. In the case of a Trust that holds only Securities and cash or cash equivalents, the issue price would be the cost of the Unit less the Unitholder's allocable share of such cash or cash equivalents. The Unitholder will include OID in income as it accrues in accordance with the constant yield method described above under "Taxation of Securities -- Interest, Discount and Premium -- General OID Rules."

         Holders of certain Strip Units may not be entitled to receive current distributions on such Units. In that case, OID will be includible in income prior to the receipt of cash attributable to such income and the amount of OID includible in income will increase each year.

         Unless otherwise specified in the Prospectus Supplement, it is anticipated that a Trust will, for information reporting purposes, account for OID reportable by holders of Strip Units by reference to the first price at which a substantial amount of the Units is sold to purchasers (other than the underwriters), even though the amount of OID will differ for subsequent purchasers. Unitholders should consult their tax advisors regarding the proper calculation of OID.

Foreign Currency Rules

         If the Securities provide for payments denominated in, or determined by reference to, a foreign currency, and the integration rules do not apply, then (under the rules of section 988 of the Code and the regulations promulgated thereunder) foreign exchange gain or loss will be computed separately from interest income and gain or loss from the Securities. Foreign exchange gain or loss is treated as ordinary income or loss that is generally not interest income (or a direct offset to interest income) and is sourced based on the residence of the taxpayer.

         In general terms, interest income (including OID, and adjusted for any premium amortization) from the Securities will be calculated first in foreign currency units as if the instrument were denominated in U.S. dollars. Interest in foreign currency units will then be translated into U.S. dollars based on an average exchange rate for the period when the interest accrues or, in some cases, based on the exchange rate at the time interest is paid. Foreign exchange gain or loss will be recognized when interest income is actually paid in an amount equal to the difference, if any, between the U.S. dollar value of the interest payment based on the exchange rate or rates used in calculating the interest income attributable to the payment and the rate when it is actually paid. Similarly, foreign exchange gain or loss will be recognized upon the receipt of a principal payment (exclusive of any portion thereof representing original issue discount) in an amount equal to the difference between the U.S. dollar value of the payment based on the exchange rate when the Securities were acquired and the rate when the payment is made. Upon a sale of the Securities, gain or loss will be treated as foreign exchange gain or loss to the extent it does not exceed the gain or loss, respectively, attributable to changes in exchange rates over the period that the Unitholder is considered to have held the Securities.

         The principles described above would also apply to any synthetic debt instrument created by integrating the Securities and Swap Agreement if that instrument provides for payments in, or determined by reference to, a foreign currency.

         The rules governing a Swap Agreement whose payments are denominated in, or determined by reference to, foreign currencies and that is not integrated with the Securities will depend on its specific terms. In general, the timing of income and deductions would be determined under the principles described in "Tax Consequences of Separate Treatment--Taxation of the Swap Agreement" and any income, loss or deduction (including any gain or loss from a termination of a Swap Agreement) would be characterized as foreign exchange gain or loss. In the case of a Swap Agreement that exchanges both interest and principal payments, however, the amount and timing of income or loss generally would be determined as though the Trust had made a hypothetical loan denominated in the currency in which payments are received and had incurred a hypothetical debt denominated in the currency in which payments are made. The resulting net income or loss would be characterized as foreign exchange gain or loss.

Tax-Exempt Organizations

         A qualified pension plan or other entity that generally is exempt from federal income taxation pursuant to section 501 of the Code (such an entity, a "Tax-Exempt Investor") nonetheless will be subject to federal income taxation to the extent that its income is unrelated business taxable income within the meaning of section 512 of the Code. Interest on the Securities (or synthetic debt instrument, if the Securities and Swap Agreement are integrated), income from a Swap Agreement that is a notional principal contract and gains from the sale, exchange or other disposition of Units held by a Tax-Exempt Investor generally will not be unrelated business taxable income, unless such Units are "debt-financed property" within the meaning of section 514 of the Code. A portion of any income or gain from the Securities would be unrelated business taxable income if, because of the existence of a significant Swap Premium or other nonperiodic payment under the Swap Agreement, the Swap Counterparty were deemed to have made a loan to a Tax-Exempt Investor that is a Unitholder. See "Tax Consequences of Separate Treatment -- Taxation of Swap Agreement."

Foreign Unitholders

         The following discussion applies to Unitholders that hold Registered Units. The applicable Prospectus Supplement will discuss the rules applicable to non-U.S. holders of Bearer Units.

         A Unitholder that is not a U.S. person (as defined below) and that is not subject to U.S. federal income tax as a result of any direct or indirect connection to the United States in addition to its ownership of a Unit will not be subject to United States income or withholding tax, except as described below and under "Information Reporting and Backup Withholding," in respect of interest income or gain on the Securities or income from the Swap Agreement if (i) the Securities were issued after July 18, 1984, (ii) the Unitholder is not a "10-percent shareholder" or "related controlled foreign corporation" with respect to the issuer of the Securities (or the Swap Counterparty, if the Swap Agreement is considered to involve a significant nonperiodic payment to the Swap Counterparty that is treated as a loan or is otherwise considered part of a loan to the Swap Counterparty), (iii) interest on the Securities (or, to the extent the Swap Agreement is considered to involve a loan to the Swap Counterparty, interest on such loan) is not contingent on the cash flows of, value of property of, or dividends or other equity payments by, the issuer of the Securities (or, in the case of a loan to the Swap Counterparty, the Swap Counterparty), except that this clause will not apply to Securities that are debt instruments with a fixed term issued on or before April 7, 1993, (iv) the Unitholder provides an appropriate statement (generally on IRS Form W-8), signed under penalties of perjury, identifying the Unitholder and stating, among other things, that the Unitholder is not a U.S. person (or, with respect to payments made after December 31, 1999, satisfies certain documentary evidence requirements for establishing that it is not a U.S. person) and (v) the Unitholder is not considered to be a bank extending credit under a loan entered into in the ordinary course of its trade or business.

         If the Securities or Swap Agreement provide for payments relating to a "United States real property interest" within the meaning of section 897 of the Code, then gain from the Securities or Swap Agreement, as the case may be, may be treated as income effectively connected with a United States trade or business, and a related withholding tax may apply.

         A Unitholder that is not a U.S. person may also be subject to U.S. federal income taxation with respect to a Unit if it is a personal holding company, corporation that accumulates earnings to avoid U.S. taxes on shareholders or private foundation under the Code.

         The term "U.S. person" means a citizen or resident of the United States, a U.S. domestic corporation or partnership, an estate the income of which is subject to United States federal income taxation regardless of its source or a trust if (i) a U.S. court is able to exercise primary supervision over the trust's administration and (ii) one or more U.S. persons have the authority to control all of the trust's substantial decisions.

Information Reporting and Backup Withholding

         The Trustee will furnish or make available, within 90 days after the end of each calendar year, to each party registered during such calendar year as a Unitholder, such information as is required under the Code or regulations under the Code to enable each Unitholder to file its federal income tax returns with respect to its ownership of Registered Units. Such information may also be reported to the IRS.

         Distributions made on a Unit and proceeds from the sale of a Unit to or through certain brokers may be subject to a "backup" withholding tax of 31% unless, in general, the Unitholder complies with certain procedures or establishes that it is a corporation or otherwise exempt from such withholding. A Unitholder may be required to provide a statement under penalties of perjury (generally on IRS Form W-9 for U.S. persons or W-8 for non-U.S. persons) to establish an exemption. Any amounts so withheld from distributions on the Unit would be allowed as a credit against the Unitholder's federal income tax liability, or upon application by the Unitholder to the IRS, would be refunded by the IRS to the extent it exceeds such liability.

                              ERISA CONSIDERATIONS

         The Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and the Code impose requirements on employee benefit plans (and on certain other retirement plans and arrangements, including individual retirement accounts and annuities, Keogh plans and collective investment funds and insurance company separate accounts in which such plans, accounts or arrangements are invested) subject to ERISA or the Code (collectively, "Plans") and on persons who are fiduciaries with respect to such Plans. Among other things, ERISA requires that the assets of a Plan subject to ERISA be held in trust and imposes general standards of investment prudence and diversification on fiduciaries of Plans. In addition, ERISA and Section 4975 of the Code prohibit a broad range of transactions involving Plan assets and persons ("Parties in Interest") having certain specified relationships to a Plan and impose additional prohibitions where Parties in Interest are fiduciaries with respect to a Plan. Each of Morgan Stanley, any Swap Counterparty, the issuers of the Securities and the Trustee and their affiliates may be Parties in Interest with respect to Plans.

         The United States Department of Labor (the "DOL") has issued regulations (DOL Reg. ss.ss.2510.3-101) concerning what constitutes the assets of a Plan when a Plan invests in another entity (the "Plan Asset Regulations"). The Units would constitute equity interests in the Trust for purposes of the Plan Asset Regulations. Under the Plan Asset Regulations, the underlying assets and properties of corporations, partnerships and certain other entities in which a Plan makes an "equity" investment could be deemed for purposes of ERISA and
Section 4975 of the Code to be assets of the investing Plan in certain circumstances, unless the ownership by "benefit plan investors" of equity interests in the entity is not "significant." In general, ownership by benefit plan investors of equity interests in an entity is "significant" on any date if, immediately after the most recent acquisition of any equity interest in the entity, twenty-five percent or more of the value of any class of equity interests in the entity is held by benefit plan investors. For purposes of the Plan Asset Regulations, the term "benefit plan investor" includes (a) any employee benefit plan (as defined in Section 3(3) of ERISA), whether or not it is subject to the provisions of Title I of ERISA, including governmental and foreign employee benefit plans, (b) any plan described in Section 4975(e)(1) of the Code and (c) any entity whose underlying assets include plan assets by reason of a plan's investment in the entity.

         Unless the "Alternative ERISA Restrictions" or "Deemed Representations" apply, Units may not be transferred to any person unless that person is not a Plan subject to the fiduciary responsibility provisions of ERISA or Section 4975 of the Code and is not acquiring the Units with the assets of any such Plan or any government or other plan subject to substantially similar requirements. The Trust Agreement provides that any purported transfer in violation of this restriction shall be void ab initio. Each person who acquires any Book-Entry Unit, and each fiduciary which causes any such person to so acquire a Book-Entry Unit, in its individual as well as its fiduciary capacity, will be deemed to have represented upon the acquisition of such Book-Entry Unit that such purchaser or transferee is not a Plan subject to the fiduciary responsibility provisions of ERISA or Section 4975 of the Code or any government or other plan subject to substantially similar requirements and is not using the assets of any such Plan to purchase the Book-Entry Units. THE TRUST AGREEMENT PROVIDES THAT EACH HOLDER OF A BOOK-ENTRY UNIT SHALL INDEMNIFY THE TRUSTEE, THE DEPOSITOR, MORGAN STANLEY AND THEIR AFFILIATES AGAINST ANY COSTS, EXPENSES, DAMAGES OR LOSSES INCURRED BY THEM AS A RESULT OF THE FAILURE OF THE FOREGOING REPRESENTATION TO BE TRUE.

         Alternatively, if the Prospectus Supplement with respect to a Series of Units elects the "Alternative ERISA Restrictions", the restrictions described in the preceding paragraph will not apply. Units subject to the "Alternative ERISA Restrictions" will be issued only as Definitive Units in registered form and only upon execution and delivery of a definitive Purchase Agreement, which will contain additional representations regarding whether such purchaser or proposed transferee is a benefit plan investor (within the meaning of the Plan Asset Regulations) or is acquiring the Units with assets of a benefit plan investor. A definitive Purchase Agreement will similarly be required to be obtained from any proposed transferee of a Unit to which the "Alternative ERISA Restrictions" apply. No such purchase or proposed transfer shall be permitted to the extent that it would cause the ownership by benefit plan investors to be "significant" within the meaning of the Plan Asset Regulations immediately after such purchase or proposed transfer. In addition, the Depositor and the Trustee will agree that, after the initial distribution of a particular Series of Units subject to the Alternative ERISA Restrictions, neither they nor their affiliates will acquire any Units of such Series, unless such acquisition would not cause the ownership by benefit plan investors immediately following such acquisition to be "significant."

         Alternatively, if the Prospectus Supplement with respect to a Series of Units elects the "Deemed Representations", the restrictions described in the two preceding paragraphs will not apply. Units will be issued in reliance on certain exemptions from the prohibited transaction provisions of Section 406 of ERISA and Section 4975 of the Code which may be applicable, depending in part on the type of Plan fiduciary making the decision to acquire a Unit and the circumstances under which such decision is made. Included among these exemptions are Prohibited Transaction Class Exemption ("PTCE") 91-38 (relating to investments by bank collective investment funds), PTCE 84-14 (relating to transactions effected by a "qualified professional asset manager"), PTCE 90-1 (relating to investments by insurance company pooled separate accounts) and PTCE 96-23 (relating to transactions determined by in-house asset managers). There can be no assurance that any of these class exemptions or any other exemption will be available with respect to any particular transaction involving the Units. BY ITS PURCHASE OF ANY UNIT, THE PURCHASER THEREOF WILL BE DEEMED TO HAVE REPRESENTED AND WARRANTED EITHER THAT (A) IT IS NOT AN ERISA PLAN OR OTHER PLAN, AN ENTITY WHOSE UNDERLYING ASSETS INCLUDE THE ASSETS OF ANY SUCH ERISA PLAN OR OTHER PLAN, OR A GOVERNMENTAL PLAN WHICH IS SUBJECT TO ANY FEDERAL, STATE OR LOCAL LAW THAT IS SUBSTANTIALLY SIMILAR TO THE PROVISIONS OF SECTION 406 OF ERISA OR SECTION 4975 OF THE CODE OR (B) ITS PURCHASE, HOLDING AND DISPOSITION OF A UNIT WILL NOT RESULT IN A PROHIBITED TRANSACTION UNDER SECTION 406 OF ERISA OR SECTION 4975 OF THE CODE (OR, IN THE CASE OF A GOVERNMENTAL PLAN, ANY SUBSTANTIALLY SIMILAR FEDERAL, STATE OR LOCAL LAW) FOR WHICH AN EXEMPTION IS NOT AVAILABLE. THE TRUST AGREEMENT PROVIDES THAT EACH HOLDER OF A BOOK-ENTRY UNIT SHALL INDEMNIFY THE TRUSTEE, THE DEPOSITOR, MORGAN STANLEY AND THEIR AFFILIATES AGAINST ANY COSTS, EXPENSES, DAMAGES OR LOSSES INCURRED BY THEM AS A RESULT OF THE FAILURE OF THE FOREGOING REPRESENTATION TO BE TRUE.

         The Prospectus Supplement may also specify restrictions with respect to ERISA investors different from any of the foregoing.

         Each Plan fiduciary who is responsible for making the investment decisions whether to purchase or commit to purchase and to hold Units should determine whether, under the general fiduciary standards of investment prudence and diversification and under the documents and instruments governing the Plan, an investment in the Units is appropriate for the Plan, taking into account the overall investment policy of the Plan and the composition of the Plan's investment portfolio. Any Plan proposing to invest in Units should consult with its counsel to confirm that such investment will not result in a prohibited transaction and will satisfy the other requirements of ERISA and the Code. The sale of any Units to a Plan or a governmental or other plan is in no respect a representation by the Trust or Morgan Stanley that such an investment meets all relevant legal requirements with respect to investments by Plans generally, any particular Plan or any such other plan, or that such an investment is appropriate for Plans generally, any particular Plan or any such other plan.

                     LIMITATIONS ON ISSUANCE OF BEARER UNITS

         In compliance with United States Federal income tax laws and regulations, the Depositor and any underwriter, agent or dealer participating in the offering of any Bearer Unit will agree that, in connection with the original issuance of such Bearer Unit and during the period ending 40 days after the issue of such Bearer Unit, they will not offer, sell or deliver such Bearer Unit, directly or indirectly, to a U.S. Person or to any person within the United States, except to the extent permitted under U.S. Treasury regulations.

         Bearer Units will bear a legend to the following effect: "Any United States Person who holds this obligation will be subject to limitations under the United States income tax laws, including the limitations provided in Sections 165(j) and 1287(a) of the Internal Revenue Code." The sections referred to in the legend provide that, with certain exceptions, a United States taxpayer who holds Bearer Units will not be allowed to deduct any loss with respect to, and will not be eligible for capital gain treatment with respect to any gain realized on a sale, exchange, redemption or other disposition of, such Bearer Units.

         Pending the availability of a permanent Global Security or definitive Bearer Units, as the case may be, Units that are issuable as Bearer Units may initially be represented by a single temporary Global Security, without interest coupons, to be deposited with a common depositary in London for Euroclear and CEDEL for credit to the accounts designated by or on behalf of the purchasers thereof. Following the availability of a permanent Global Security in bearer form, without coupons attached, or definitive Bearer Units and subject to any further limitations described in the applicable Prospectus Supplement, the temporary Global Security will be exchangeable for interests in such permanent Global Security or for such definitive Bearer Units, respectively, only upon receipt of a "Certificate of Non-U.S. Beneficial Ownership." A "Certificate of Non-U.S. Beneficial Ownership" is a certificate to the effect that a beneficial interest in a temporary Global Security is owned by a person that is not a U.S. Person or is owned by or through a financial institution in compliance with applicable U.S. Treasury regulations. No Bearer Unit will be delivered in or to the United States. If so specified in the applicable Prospectus Supplement, interest on a temporary Global Security will be distributed to each of Euroclear and CEDEL with respect to that portion of such temporary Global Security held for its account, but only upon receipt as of the relevant Distribution Date of a Certificate of Non-U.S. Beneficial Ownership.

                              PLAN OF DISTRIBUTION

         The Units may be offered and sold to or through Morgan Stanley as underwriter, dealer or agent, or through one or more other underwriters, dealers or agents, or directly to purchasers. The applicable Prospectus Supplement will set forth the terms of the offering of any Series of Units, which may include the names of any underwriters, or initial purchasers, the purchase price of such Units and the proceeds to the Depositor from such sale, any underwriting discounts and other items constituting underwriters' compensation, any initial public offering price, any discounts or concessions allowed or reallowed or paid to dealers, any securities exchanges on which such Units may be listed, any restrictions on the sale and delivery of Units in bearer form and the place and time of delivery of the Units to be offered thereby.

         If underwriters are used in a sale of any Units, such Units will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions including negotiated transactions, at fixed public offering prices or at varying prices to be determined at the time of sale or at the time of commitment therefor. Such Units may be offered to the public either through underwriting syndicates represented by managing underwriters or by underwriters without a syndicate. Such managing underwriters or underwriters in the United States will include Morgan Stanley, an affiliate of the Depositor. Unless otherwise set forth in the applicable Prospectus Supplement, the obligations of the underwriters to purchase such Units will be subject to certain conditions precedent, and the underwriters will be obligated to purchase all such Units, if any, of such Units are purchased. Any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

         In connection with an underwritten offering of Units, certain underwriters and selling group members and their respective affiliates may engage in transactions that stabilize, maintain or otherwise affect the market price of the Units. Such transactions may include stabilization transactions effected in accordance with Rule 104 of Regulation M under the Exchange Act, pursuant to which such persons may bid for or purchase Units for the purposes of stabilizing their market price.

         Units may also be sold through agents designated by the Depositor from time to time. Any agent involved in the offer or sale of Units will be named, and any commissions payable by the Depositor to such agent will be set forth, in the applicable Prospectus Supplement. Any such agent will act on a best efforts basis for the period of its appointment or be subject to another standard in the Prospectus Supplement.

         If so indicated in the applicable Prospectus Supplement, the Depositor will authorize agents, underwriters or dealers to solicit offers by certain specified institutions to purchase Units at the public offering price described in such Prospectus Supplement pursuant to delayed delivery contracts providing for payment and delivery on a future date specified in such Prospectus Supplement. Such contracts will be subject only to those conditions set forth in the applicable Prospectus Supplement and such Prospectus Supplement will set forth the commissions payable for solicitation of such contracts.

         Sales of certain Series of Units may be restricted to "qualified institutional buyers" ("QIB"s) as defined in Rule 144A under the Securities Act, in which case each underwriter will be required to exercise reasonable care to ensure that such Units are sold and will be resold to QIBs. The Prospectus Supplement relating to such Units may provide that a purchaser of the Units is deemed to represent for the benefit of the Depositor, the Trust and the Underwriters that such purchaser is qualified as a QIB.

         Any underwriters, dealers or agents participating in the distribution of Units may be deemed to be underwriters and any discounts or commissions received by them on the sale or resale of Units may be deemed to be underwriting discounts and commissions under the Securities Act. Agents and underwriters may be entitled under agreements entered into with the Depositor to indemnification by the Depositor against certain civil liabilities, including liabilities under the Securities Act, or to contribution with respect to payments that the agents or underwriters may be required to make in respect thereof. Agents and underwriters may be customers of, engage in transactions with, or perform services for, the Depositor or its affiliates in the ordinary course of business.

         If specified in the Prospectus Supplement, the Securities may be deposited into the Trust in connection with a distribution of the Securities by one or more affiliates of the Depositor pursuant to a registration statement under the Securities Act, in which the Trust will effectively act as an underwriter of the Securities pursuant to Rule 140 under the Securities Act.

         Morgan Stanley is an affiliate of the Depositor. Morgan Stanley's participation in the offer and sale of Units complies with the requirements of
Section 2720 of the Conduct Rules of the National Association of Securities Dealers, Inc. regarding underwriting securities of an affiliate.

         As to each Series of Units, only those Classes rated in one of the investment grade rating categories by a Rating Agency will be offered hereby. Any unrated Classes or Classes rated below investment grade may be retained by the Depositor or sold at any time to one or more purchasers.

         The Depositor and Morgan Stanley may be indemnified by the Trust for certain expenses or liabilities incurred in connection with the offer and sale of the Units.

         From time to time, Morgan Stanley and its affiliates may be engaged by Security Issuers as an underwriter or placement agent, in an advisory capacity or in other business arrangements. In addition, Morgan Stanley and its affiliates may make a market in other outstanding securities of any Security Issuer. Each Unitholder will be deemed to have acknowledged and agreed that Morgan Stanley or its affiliates may engage in any kind of business with, or have an investment in, any Security Issuer or related persons, and in connection therewith, may obtain or be in possession of non-public information regarding the Securities or related persons which may not be made available to Unitholders.

         Affiliates of other underwriters may also act as agents or underwriters in connection with the sale of the Units. Any affiliate of the underwriters so acting will be named, and its affiliation with the underwriters described, in the related Prospectus Supplement. Also, affiliates of the underwriters may act as principals or agents in connection with market-making transactions relating to the Units.

                                  LEGAL MATTERS

         Certain legal matters with respect to the issuance of Units will be passed upon for the Depositor by Cleary, Gottlieb, Steen & Hamilton.

                             INDEX OF DEFINED TERMS

                                                                            Page
                                                                            ----

Affected Party................................................................21
Base Rate.....................................................................29
Bearer Units...............................................................1, 39
Book-Entry Units..............................................................40
Business Day..................................................................28
Calculation Date..............................................................35
Call Date.....................................................................37
Call Price....................................................................37
Callable Series...............................................................36
CD Rate.......................................................................34
CD Rate Determination Date....................................................34
CDs (Secondary Market)........................................................34
CEDEL.........................................................................40
Certificate of Non-U.S. Beneficial Ownership..................................69
Certificates of Deposit.......................................................35
Class..........................................................................1
Closing Date..................................................................54
Code..........................................................................43
Commercial Paper..............................................................32
Commercial Paper Rate.........................................................32
Commercial Paper Rate Determination Date......................................32
Commission.....................................................................1
Composite Quotations..........................................................29
Concentrated Security......................................................1, 11
Contingent Payment Regulations................................................59
Covenant Default..............................................................15
Credit Events.................................................................20
Credit Support................................................................12
Credit Support Provider.......................................................18
Cut-off Date...................................................................9
Definitive Units..............................................................39
Deliverable Obligations.......................................................20
Depositary....................................................................40
Depositor......................................................................1
Direct Participants...........................................................40
Disqualified Security.........................................................50
Distribution Date..............................................................1
DOL...........................................................................67
DTC...........................................................................26
Dual Currency Units...........................................................36
Early Termination Date........................................................22
EDGAR..........................................................................2
Eligible Issuer................................................................1
Eligible Trustee..............................................................53
ERISA.........................................................................66
Euroclear.....................................................................40
Exchange Act...............................................................1, 11
Exchange Rate Agent............................................................8
Exchangeable Series...........................................................37
Extraordinary Trust Expenses..................................................45
Face Amount...................................................................36
Federal Funds (Effective).....................................................34
Federal Funds Rate............................................................34
Federal Funds Rate Determination Date.........................................34
Federal Funds/Effective Rate..................................................34
Fixed Rate Unit...............................................................29
Floating Rate Unit............................................................29
Foreign Currency Integration Regulations......................................55
Foreign Currency Unit.........................................................36
Global Security............................................................1, 39
Guarantee......................................................................1
Guarantor.....................................................................18
Guaranty......................................................................18
H. 15(519)....................................................................29
Index Maturity................................................................29
Indexed Commodity.............................................................36
Indexed Currency..............................................................36
Indexed Principal Amount......................................................35
Index-Linked Units............................................................35
Indirect Participants.........................................................41
Insolvency Law................................................................45
Integration Regulations.......................................................55
Interest Period...............................................................30
Interest Rate..................................................................1
Interest Reset Date...........................................................30
ISDA..........................................................................19
ISDA Definitions..............................................................19
Letter of Credit..............................................................18
Letter of Credit Bank.........................................................18
LIBOR.........................................................................31
LIBOR Determination Date......................................................31
LIBOR Reuters.................................................................31
LIBOR Telerate................................................................31
London Banking Day............................................................28
Maximum Interest Rate.........................................................30
Maximum Reimbursable Amount....................................................6
Minimum Interest Rate.........................................................30
Money Market Yield............................................................33
Morgan Stanley.................................................................1
MSDW...........................................................................1
Multilateral Bank Issuer......................................................12
Notional Amount...............................................................28
OID...........................................................................56
Option to Elect Exchange......................................................38
Optional Exchange Date........................................................37
Outstanding Securities........................................................15
Participants..................................................................40
Parties in Interest...........................................................66
Plan Asset Regulations........................................................67
Plans.........................................................................66
Prospectus Supplement..........................................................1
PTCE..........................................................................68
QIB...........................................................................70
Rating Agency.................................................................39
Reference Entity..............................................................20
Registered Units...........................................................1, 39
Registration Statement.........................................................2
Reporting Issuer..............................................................12
Reserve Account...............................................................18
Retained Interest.............................................................10
Reuters.......................................................................31
Reuters Screen LIBO Page......................................................31
Rule 3a-7.....................................................................26
Schedule......................................................................19
Secured Securities............................................................16
Securities.....................................................................1
Security Agreement............................................................14
Security Default..............................................................23
Security Issuer............................................................1, 11
Security Prospectus...........................................................12
Security Registration Statement...............................................12
Senior Securities.............................................................15
Series.........................................................................1
Specified Currency.............................................................1
Spread........................................................................29
Spread Multiplier.............................................................29
Stock Index...................................................................36
Strip Units...................................................................26
Subordinated Securities.......................................................15
Swap Agreement.................................................................1
Swap Calculation Agent.........................................................7
Swap Counterparty..............................................................1
Swap Default..................................................................21
Swap Payment Date.............................................................19
Swap Premium..................................................................57
Swap Termination Payment.......................................................4
Tax Projected Payment Schedule................................................59
Telerate......................................................................31
Telerate Page 3750............................................................31
Termination Events.............................................................4
TIA...........................................................................53
Transaction....................................................................1
Treasury bills................................................................33
Treasury Rate.................................................................33
Treasury Rate Determination Date..............................................33
Trigger Amount.................................................................6
Trust..........................................................................1
Trust Agreement................................................................1
Trust Property.................................................................1
Trustee........................................................................1
Trustee Fees..................................................................10
Unit Principal Balance........................................................35
Unit Register.................................................................40
United States real property interest..........................................66
Units..........................................................................1

         No dealer, salesperson or any other person has been authorized to give any information or to make any representations other than those contained in the Prospectus (including the accompanying Prospectus Supplement) in connection with the offer contained herein and, if given or made, such information or representations must not be relied upon as having been authorized by the company or an agent. Neither the delivery of this Prospectus (including the accompanying Prospectus Supplement) nor any sale made hereunder shall, under any circumstances, create an implication that there has been no change in the affairs of the company since the dates as of which information is given in this Prospectus (including the accompanying Prospectus Supplement). This Prospectus (including the accompanying Prospectus Supplement) do not constitute an offer or solicitation by anyone in any jurisdiction in which such offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to any person to whom it is unlawful to make such offer or solicitation.


------------------------------------------------------------
                     TABLE OF CONTENTS
                                                Page       $57,000,000
                                                ----
                   PROSPECTUS SUPPLEMENT



SUMMARY....................................S-2
RISK FACTORS...............................S-9       MSDW STRUCTURED ASSET CORP.
DESCRIPTION OF UNITS......................S-12
DESCRIPTION OF TRUST PROPERTY.............S-14
DESCRIPTION OF SWAP AGREEMENT.............S-38
DESCRIPTION OF TRUST AGREEMENT............S-40
U.S. FEDERAL INCOME TAX CONSEQUENCES......S-42
ERISA CONSIDERATIONS......................S-44      STRUCTURED ASSET TRUST UNIT
PLAN OF DISTRIBUTION......................S-44              REPACKAGINGS
RATINGS...................................S-45
LEGAL OPINIONS............................S-46               ("SATURNS")
INDEX OF DEFINED TERMS....................S-47



                        PROSPECTUS
                                                              PROSPECTUS
                                                              SUPPLEMENT
PROSPECTUS SUPPLEMENTS.......................1
AVAILABLE INFORMATION........................1
INCORPORATION OF CERTAIN
DOCUMENTS BY REFERENCE.......................2
RISK FACTORS.................................3
REPORTS TO UNITHOLDERS.......................8           Dated June 14, 2002
IMPORTANT CURRENCY INFORMATION...............8
THE DEPOSITOR................................9
USE OF PROCEEDS..............................9
FORMATION OF TRUSTS..........................9
MATURITY AND YIELD CONSIDERATIONS...........10
DESCRIPTION OF TRUST PROPERTY...............11
DESCRIPTION OF SWAP AGREEMENTS..............18
MSDW........................................24
DESCRIPTION OF UNITS........................25
DESCRIPTION OF TRUST AGREEMENTS.............44
U.S. FEDERAL INCOME TAX CONSEQUENCES........53
ERISA CONSIDERATIONS........................66
LIMITATIONS ON ISSUANCE OF BEARER UNITS.....69
PLAN OF DISTRIBUTION........................69
LEGAL MATTERS...............................71
INDEX OF DEFINED TERMS......................72

------------------------------------------------------------